                                               Filed Pursuant to Rule 424(b)(1)
                                               Registration No. 333-32025

PROSPECTUS

10,000,000 SHARES

LOGO

COMMON STOCK
($.001 PAR VALUE)

Of the 10,000,000 shares (the "Shares") of Common Stock of HMT Technology Corporation ("HMT" or the "Company") offered hereby, 1,000,000 are being sold by the Company and 9,000,000 are being sold by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders.

Of the 10,000,000 Shares being offered hereby, 8,500,000 Shares are being offered in the United States and Canada (the "U.S. Offering") and 1,500,000 Shares are being offered in a concurrent international offering outside the United States and Canada (the "International Offering" and, together with the U.S. Offering, the "Offerings"), subject to transfers between the U.S. Underwriters and the International Underwriters (collectively, the "Underwriters"). The Price to Public and Underwriting Discount per share will be identical for the U.S. Offering and the International Offering. See "Underwriting." The closing of the U.S. Offering and International Offering are conditioned upon each other.

The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "HMTT." On
August 13, 1997, the last reported sales price for the Common Stock of the Company as reported by the Nasdaq National Market was $14.94 per share. See "Price Range of Common Stock."

SEE "RISK FACTORS" COMMENCING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------
                                       PRICE TO        UNDERWRITING      PROCEEDS TO
                                        PUBLIC           DISCOUNT         COMPANY(1)        PROCEEDS TO
                                                                                              SELLING
                                                                                            STOCKHOLDERS
Per Share......................... $14.50            $0.61             $13.89            $13.89
Total(2).......................... $145,000,000      $6,100,000        $13,890,000       $125,010,000
-----------------------------------------------------------------------------------------------------------

(1) Before deducting offering expenses payable by the Company estimated at $500,000.

(2) The Company and the Selling Stockholders have granted the U.S. Underwriters and the International Underwriters 30-day options to purchase up to 1,275,000 and 225,000 additional Shares, respectively, solely to cover over-allotments, if any. If the Underwriters exercise these options in full, the total Price to Public, Underwriting Discount, Proceeds to Company and Proceeds to Selling Stockholders will be $166,750,000, $7,015,000, $15,973,500, and $143,761,500, respectively. See "Underwriting."

The Shares are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Shares will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the facilities of The Depository Trust Company, on or about August 19, 1997.

SALOMON BROTHERS INC
              ALEX. BROWN & SONS
                      INCORPORATED

                            HAMBRECHT & QUIST

                                        ROBERTSON, STEPHENS & COMPANY

The date of this Prospectus is August 13, 1997

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 0-27586) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K (the "Company's Annual Report on Form 10-K"), for the fiscal year ended March 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the fiscal quarter ended June 30, 1997.

     3. The Company's Registration Statement on Form 8-A filed with the Commission on January 19, 1996.

     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to HMT Technology Corporation,
Attn: Investor Relations, 1055 Page Avenue, Fremont, California 94538, telephone number: (510) 683-6000.

     The HMT Technology logo is a trademark of the Company.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING BY ENTERING STABILIZING BIDS OR EFFECTING SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) OR THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial data, including "Risk Factors," appearing elsewhere in this Prospectus, and in the documents incorporated herein by reference. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors." The definition of certain terms may be found in the Glossary on page 34.

                                  THE COMPANY

     HMT is an independent supplier of high-performance thin film disks for high-end, high-capacity hard disk drives, which in turn are used in high-end personal computers ("PCs"), network servers and workstations. The disks currently being shipped by the Company are primarily for disk drives with storage capacities ranging from 2.0 to 10.0 gigabytes (using two to 12 disks), and substantially all have coercivity levels of 2000 Oe or higher. The Company also supplies high-performance thin film disks for removable hard disk drives. Since March 1994, the Company has focused on addressing the needs of the high-end, high-capacity segment of the disk drive market. HMT believes that its recent operating results reflect its success in meeting these needs and that its future growth and success depend on its ability to continue to develop and market products that enable its customers to produce high-performance disk drives for high-end data storage applications. The Company provides a range of magnetic density points (coercivities), glide heights and disk thicknesses to meet the design and performance requirements of each particular customer. The Company's principal customers currently include Maxtor Corporation ("Maxtor"), Samsung Electronics Company Limited ("Samsung"), Iomega Corporation ("Iomega"), Western Digital Corporation ("Western Digital"), Micropolis Corporation ("Micropolis") and Quantum Corporation ("Quantum").

     Market demand for disks and disk drives has been growing steadily, stimulated by demand for new computers, upgrades to existing computers and the growing use of sophisticated network servers. The combined demand from the PC and server markets has resulted in strong growth in unit shipments of disk drives, which in turn has stimulated the growth of the thin film disk market. According to Trend Focus, there were 340 million thin film disks produced in 1996, with an estimated market value of $4.0 billion. Trend Focus projects that the total market for thin film disks will reach 725 million units in 2000, with an estimated market value of $7.9 billion.

     The most significant technological challenges facing disk manufacturers today are associated with market demand for increased storage capacity and durability. An effective implementation of thin film technology to meet these challenges must address various performance-related characteristics, including magnetics, glide height, durability and stiction. HMT focuses on providing value-added technological solutions that meet the demands of the high-end, high-capacity disk drive market. The Company develops, manufactures and sells technologically advanced products designed to provide improved performance, principally through achieving higher coercivities and lower glide heights. The Company seeks to be a supplier to disk drive manufacturers with a proven record for technological leadership because these customers have the greatest ability to fully exploit the value of technologically superior disks.

     HMT believes that its internally developed proprietary and patented manufacturing processes and state-of-the-art equipment, to which it has made proprietary modifications, combined with its extensive expertise, currently provide HMT with a technological advantage over competing independent thin film disk manufacturers. Particularly important to the Company's success are its unique tribology approach, its commitment to developing disks for drives utilizing new head technology and its ability to produce high-coercivity disks using non-precious metal alloys.

     The key elements of HMT's strategy are as follows: establish and maintain leadership in high-end product technology; develop collaborative relationships with leading head manufacturers and disk drive manufacturers; develop advanced manufacturing processes to support volume production; expand manufacturing capacity; and maintain strict quality control of manufacturing processes.

     The Company recently completed construction of a 124,000 square foot production facility at its Fremont, California site, in which it had brought into service six production scale sputtering lines by the end of the first quarter of fiscal 1998. The Company plans to install up to 10 additional sputtering lines in this facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates.

     HMT was incorporated in Delaware in 1988. The Company's principal executive offices are located at 1055 Page Avenue, Fremont, California 94538; telephone number: (510) 683-6000.

                                 THE OFFERINGS

Common Stock offered by the Company
  U.S. Offering...........................  850,000 shares
  International Offering..................  150,000 shares
          Total...........................  1,000,000 shares
Common Stock offered by the Selling
  Stockholders
  U.S. Offering...........................  7,650,000 shares
  International Offering..................  1,350,000 shares
          Total...........................  9,000,000 shares
Common Stock to be outstanding
  after the Offerings.....................  42,334,565 shares(1)
Use of Proceeds...........................  Capital expenditures, working capital and other general corporate purposes. The Company will not
                                            receive any proceeds from the sale of shares of
                                            Common Stock in the Offerings by the Selling
                                            Stockholders. See "Use of Proceeds."
Nasdaq National Market symbol.............  HMTT

---------------

(1) Based on shares outstanding as of August 13, 1997. Excludes as of such date 4,023,143 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.61 per share and 210,397 shares issuable upon exercise of an outstanding warrant at an exercise price of $0.0003 per share.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       THREE MONTHS ENDED
                                                          YEAR ENDED MARCH 31,                              JUNE 30,
                                      ------------------------------------------------------------     -------------------
                                        1993         1994         1995         1996         1997        1996        1997
                                      --------     --------     --------     --------     --------     -------     -------
                                                                                                           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $ 70,987     $ 64,242     $ 72,893     $194,401     $263,209     $76,420     $76,837
Gross profit (loss).................    (5,250)      (3,406)       5,354       74,598      106,932      32,406      29,361
Operating income (loss).............   (12,474)     (11,302)      (2,006)      58,674       89,317      28,110      23,641
Net income (loss) available for
  common stockholders...............  $(17,056)    $(17,325)    $ (8,941)    $ 45,222     $ 61,745     $15,895     $15,369
Net income (loss) available for
  common stockholders per share(1)..  $  (0.49)    $  (0.50)    $  (0.26)    $   1.28     $   1.35     $  0.36     $  0.31
Shares used in computing per share
  amounts(1)........................    34,822       34,822       34,822       35,224       46,027      44,015      53,805

                                                                           JUNE 30, 1997
                                                                     -------------------------
                                                                      ACTUAL    AS ADJUSTED(2)
                                                                     --------   --------------
                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Working capital....................................................  $ 61,513      $ 74,903
Total assets.......................................................  $406,252      $419,642
Total liabilities..................................................  $294,392      $294,392
Total stockholders' equity.........................................  $111,860      $125,250

---------------

(1) See Note 1 of Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K and incorporated by reference into this Prospectus for an explanation of the determination of the number of fully diluted shares used in computing net income (loss) per share.

(2) Adjusted to reflect the sale of the Shares in the Offerings at the public offering price of $14.50 per share, after deducting underwriting discounts and commissions and the offering expenses payable by the Company, and the application of the net proceeds therefrom. See "Use of Proceeds."

     Unless otherwise indicated, all information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option. See "Underwriting." The Company operates under thirteen-to-fourteen-week quarters that end on the Sunday closest to calendar quarter end. As a result, a fiscal quarter may not end on the same day as the calendar quarter end. For convenience of presentation, financial information has been shown as ending on the last day of the calendar quarter.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below.

FLUCTUATIONS IN OPERATING RESULTS

     The Company's operating results historically have been, and may continue to be, subject to significant quarterly and annual fluctuations. As a result, the Company's operating results in any quarter may not be indicative of its future performance. Factors affecting operating results include but are not limited to: market acceptance of new products; timing of significant orders; changes in pricing by the Company or its competitors; timing of product announcements and product transitions by the Company, its customers or its competitors; order cancellations, modifications and quantity adjustments and shipment reschedulings; changes in product mix; manufacturing yields; the level of utilization of the Company's production capacity; increases in production and engineering costs associated with initial manufacture of new products; and changes in the cost of or limitations on the availability of materials. The impact of these and other factors on the Company's revenues and operating results in any future period cannot be forecasted with certainty. The Company's expense levels are based, in part, on its expectations as to future revenues. Because the Company's sales are generally made pursuant to purchase orders that are subject to cancellation, modification, quantity reduction or rescheduling on short notice and without significant penalties, the Company's backlog as of any particular date may not be indicative of sales for any future period, and such changes could cause the Company's net sales to fall below expected levels. If revenue levels are below expectations, operating results are likely to be materially adversely affected. Net income, if any, and gross margins may be disproportionately affected by a reduction in net sales because a proportionately smaller amount of the Company's expenses varies with its revenues. See "-- Dependence on Suppliers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company derives substantially all of its net sales from the sale of thin film disks to a small number of customers. The Company typically supplies disks in volume for a limited number of disk drive products (11, as of June 30, 1997) at any one time, and these products have an extremely short life cycle. Due to the rapid technological change and frequent development of new disk drive products, it is common in the industry for the relative mix of customers and products to change rapidly, even from quarter to quarter. Generally, new products have higher average selling prices than more mature products. Therefore, the Company's ability to introduce new products in a timely fashion is an important factor in its continued success. Manufacturing yields and production capacity utilization may impact the Company's operating results. New products often have lower manufacturing yields and are produced in lower quantities than more mature products. If production for a disproportionate number of new products is commenced in a given quarter or if manufacturing yields for such products do not improve in a timely manner, the Company's operating results for such quarter could be adversely affected. For example, during the quarter ended March 31, 1997, the Company's operating results were adversely affected due partly to lower yields associated with initial production of a significant number of new products. Manufacturing yields generally improve as the product matures and production volumes increase. Manufacturing yields also vary depending on the complexity and uniqueness of product specifications. The ability to adjust manufacturing procedures to reduce costs and improve manufacturing yields and productivity during a product's life is limited, and many adjustments can only be implemented in connection with new product introductions or upgrades. Small variations in manufacturing yields and productivity can have a significant impact on operating results. Furthermore, because the thin film disk industry is capital intensive and requires a high level of fixed costs, operating results are also extremely sensitive to changes in volume. Substantial advance planning and commitment of financial and other resources is necessary for expansion of manufacturing capacity, while the Company's sales are generally made pursuant to purchase orders that are subject to cancellation, modification, quantity reduction or rescheduling without significant penalties. The impact of any of the foregoing factors could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS; LENGTHY SALES CYCLE

     During fiscal 1997, the Company shipped most of its thin film disks to four customers: Maxtor, Samsung, Iomega and Western Digital. Aggregate shipments to Maxtor, Samsung, Iomega and Western Digital represented 40.7%, 19.8% 12.2% and 11.9%, respectively, of net sales in fiscal 1997, and 9.7%, 27.7%, 32.1%, and 18.7%, respectively, of net sales in the first quarter of fiscal 1998. There are a relatively small number of disk drive manufacturers, and the Company expects that its dependence on a few customers will continue in the future. Loss of, or a reduction in orders from, one or more of the Company's customers could result in a substantial reduction in net sales and operating results. Because many of the Company's expense levels are based, in part, on its expectations as to future revenues, decreases in net sales may result in a disproportionately greater negative impact on operating results. The Company's success will therefore depend on the success of its key customers. One or more of the Company's customers could develop or expand their ability to produce thin film disks internally and, as a result, could reduce the level of purchases or cease purchasing from the Company or could sell thin film disks in competition with the Company. For example, one of the Company's customers, Western Digital, manufactures thin film disks for its own use and an affiliate of another customer, Maxtor, recently began to do so. There has also been a trend toward consolidation in the disk drive industry, which the Company expects to continue. For example, in February 1996, two leading disk drive manufacturers, Seagate Technology, Inc. ("Seagate") and Conner Peripherals, Inc., combined to form the world's largest disk drive manufacturing company. In addition, during the second calendar quarter of 1996, Hewlett-Packard announced its intentions to exit the disk drive business. If any of the Company's customers or competitors were to combine and reduce suppliers and competitive product lines, the Company's business, operating results and financial condition could be materially adversely affected. See "Business -- Customers, Sales and Support."

     The Company has generally sold its products to customers pursuant to purchase orders and similar short-term arrangements. In June 1996, the Company entered into a long-term supply agreement with Maxtor covering the supply of disks to Maxtor through June 2001. While this agreement contemplates significant purchases of disks by Maxtor, it is subject to a number of conditions and qualifications and there can be no assurance that Maxtor will in fact remain a significant customer during the term of the agreement.

     Qualifying thin film disks for incorporation into a new disk drive product requires the Company to work extensively with the customer and the customer's other suppliers to meet product specifications. Therefore, customers often require a significant number of product presentations and demonstrations, as well as substantial interaction with the Company's senior management, before making a purchasing decision. Accordingly, the Company's products typically have a lengthy sales cycle, which can range from six to 12 months, during which the Company may expend substantial financial resources and management time and effort with no assurance that a sale will result.

EXPANSION OF CAPACITY

     Because the Company has been operating at close to full capacity, growth, if any, in the Company's net sales depends on the successful expansion by the Company of its manufacturing capacity. The Company recently completed construction of a new 124,000 square foot production facility at its Fremont, California site. The administrative office areas and six production scale sputtering lines were brought into service by the end of the first quarter of fiscal 1998. The Company plans to install up to 10 additional production scale sputtering lines in this new facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates. The Company currently expects to spend in excess of $200 million over the next twelve months for expansion of production capacity, a substantial majority of which will be spent on the Company's Fremont, California facility. Any delay in the completion of any of these expansion programs could have a material adverse effect on the Company's business, results of operations and financial condition.

INTENSE COMPETITION

     The market for the Company's products is highly competitive, and the Company expects competition to continue in the future. Certain of the Company's competitors have significantly greater financial, technical and marketing resources than the Company. There can be no assurance that in the future the Company will be able to develop and manufacture products on a timely basis with the quality and features necessary in order to remain competitive. Competitors in the thin film disk industry fall into three groups: U.S. non-captive manufacturers, Japan-based manufacturers and U.S. captive manufacturers. Historically, each of these groups has supplied approximately one-third of the worldwide thin film disk unit output. The Company's primary U.S. non-captive competitors are Akashic Memories Corporation, a subsidiary of Kubota, Inc. ("Akashic"), Komag, Incorporated ("Komag") and StorMedia Incorporated ("StorMedia"). Japan-based competitors include Fuji Electric Company Limited ("Fuji"), Mitsubishi Kasei Corporation ("Mitsubishi"), Showa Denko K.K. ("Showa Denko") and Hoya Corporation ("Hoya"). In addition, U.S. captive manufacturers, which include certain computer manufacturers, as well as disk drive manufacturers such as Seagate, Western Digital and an affiliate of Maxtor, manufacture disks or plan to manufacture disks for their internal use as part of their vertical integration programs. These companies could increase their internal production and reduce or cease purchasing from independent disk suppliers such as the Company. In the event of an oversupply of disks, these customers are likely to utilize their internal capacity prior to purchasing disks from independent suppliers such as the Company. Moreover, while captive manufacturers have, to date, sold only nominal quantities of thin film disks in the open market, there can be no assurance that such companies will not in the future do so in direct competition with the Company. Furthermore, there can be no assurance that other current and potential customers will not acquire or develop capacity to produce thin film disks for internal use or that disk manufacturing capacity will not exceed demand. Any such changes could have a material adverse effect on the Company's business, operating results and financial condition.

     Announcement or implementation of any of the following by the Company's competitors could have a material adverse effect on the Company's business, operating results and financial condition: changes in pricing, product introductions, increases in production capacity, changes in product mix and technological innovation. The thin film disk industry is characterized by intense price competition. The Company has experienced pricing pressures in the past, and there can be no assurance that the Company will not experience increased price competition in the future. Pricing pressure has included, and may in the future include, demands for discounts, long-term supply commitments and extended payment terms. Any increase in price competition could have a material adverse effect on the Company's business, operating results and financial condition. The Company and certain of its competitors are currently engaged in substantial efforts to increase disk manufacturing capacity. To the extent that these efforts result in industry capacity in excess of levels of demand, the Company could experience increased levels of competition, which could have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Competition."

MANAGEMENT OF GROWTH

     The Company has experienced a period of rapid expansion in its operations, including the organization and management of a significant expansion in manufacturing capacity that has placed, and may continue to place, a significant strain on the Company's management and other resources. The Company's status as a public company since its March 1996 initial public offering has placed additional demands on the Company's management, including its finance and accounting organization and information systems. The Company currently plans to install a new enterprise-wide integrated financial, accounting and manufacturing information system beginning in the third quarter of fiscal 1998. There can be no assurance that the Company will be able to complete this implementation without disruption to its business, that such efforts will be achieved at acceptable expense levels or that such efforts will not distract the attention of management of the Company. The Company's ability to manage its operations effectively will require it to continue to improve its operational, financial and management information systems, and to train, motivate and manage its employees. If the Company's management is unable to manage its operations effectively, the Company's business, operating results and financial condition could be adversely affected.

DEPENDENCE ON INTENSELY COMPETITIVE AND CYCLICAL HARD DISK DRIVE INDUSTRY

     The Company's operating results are primarily dependent on current and anticipated demand for high-end, high-capacity hard disk drives, which in turn depend on the demand for high-end PCs, network servers and workstations. The disk drive industry is cyclical and historically has experienced periods of oversupply and reduced production levels, resulting in significantly reduced demand for thin film disks, as well as pricing pressures. The effect of these cycles on suppliers, including thin film disk manufacturers, has been magnified by hard disk drive manufacturers' practice of ordering components, including thin film disks, in excess of their needs during periods of rapid growth, which increases the severity of the drop in the demand for components during periods of reduced growth or contraction. In recent years, the disk drive industry has experienced significant growth, providing the Company with the opportunity to expand its capacity. There can be no assurance that such growth will continue, that the level of demand will not decline, or that future demand will be sufficient to support existing and future capacity. A decline in demand for hard disk drives would have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additionally, the hard disk drive industry is intensely competitive, and, in the past, some disk drive manufacturers have experienced substantial financial difficulties. To date, the Company has not incurred significant bad debt expense. However, there can be no assurance that the Company will not face greater difficulty in collecting receivables or be required to offer more liberal payment terms in the future, particularly in a period of reduced demand. Any failure to collect or delay in collecting receivables could have a material adverse effect on the Company's business, operating results and financial condition. See
"Business -- Customers, Sales and Support."

RAPID TECHNOLOGICAL CHANGE

     The thin film disk industry has been characterized by rapid technological development and short product life cycles. Product life cycles typically range from nine to twelve months. As a result, the Company must continually anticipate, and adapt its products to meet, demand for increased storage capacity. Although the Company is continually developing new products and production techniques, there can be no assurance that the Company will be able to anticipate technological advances in disk drives and develop products incorporating such advances in a timely manner or to compete effectively against its competitors' new products. In addition, there can be no assurance that customers will certify the Company's products for inclusion in new disk drive products. The Company anticipates continued changes in the requirements of the disk drive industry and thin film disk manufacturing technologies, and there can be no assurance that the future technological innovations will not reduce demand for thin film disks. The Company's business, operating results and financial condition will be materially adversely affected if the Company's efforts are not successful, if the technologies that the Company has chosen not to develop prove to be competitive alternatives or if any trend develops toward technology that would replace thin film disks as a storage medium. See "Business -- Industry Background -- Challenges Facing the Disk Drive Industry" and "-- Products."

DEPENDENCE ON SUPPLIERS

     The Company relies on a limited number of suppliers for many materials used in its manufacturing processes, including aluminum blanks, substrates, texturizers, plating chemicals, abrasive tapes and slurries, certifier heads, sputter targets and certain other materials. In general, the Company seeks to have two or three suppliers for its requirements; however, there can be no assurance that the Company can secure more than one source for all of its materials requirements in the future or that its suppliers will be able to meet the Company's requirements on a timely basis or on acceptable terms. Shortages have occurred in the past and there can be no assurance that shortages will not occur in the future, or that materials will be available without longer lead times. Moreover, changing suppliers for certain materials, such as lube or buffing tape, would require that the product be requalified with each customer. Requalification could prevent an early design-in, or could prevent or delay continued participation in disk drive programs for which the Company's products have been qualified. In addition, long lead times are required to obtain many materials. Regardless of whether these materials are available from established or new sources of supply, these lead times could impede the Company's ability to quickly respond to changes in demand and product requirements. Furthermore, a significant increase in the price of one or more of these materials could adversely affect the Company's business, operating results and financial condition. In addition, there are only a limited number of providers for thin film disk manufacturing equipment, such as sputtering machines, glide testers and certifiers, and ordering additional equipment for replacement or expansion requires long lead times, limiting the rate and flexibility of capacity expansion. Any limitations on, or delays in, the supply of materials or equipment could disrupt the Company's production volume and could have a material adverse effect on the Company's business, operating results and financial condition.

PROCESS QUALITY CONTROL RISKS

     The manufacture of the Company's high-performance thin film disks requires a tightly controlled multi-stage process and the use of high-quality materials. Efficient production of the Company's products requires utilization of advanced manufacturing techniques and clean room facilities. Disk fabrication occurs in a highly controlled, clean environment to minimize dust and other yield- and quality-limiting contaminants. Despite stringent manufacturing controls, weaknesses in process control or minute impurities in materials may cause a substantial percentage of the disks in a lot to be defective. The success of the Company's manufacturing operation depends in part on the Company's ability to maintain process control and minimize such impurities in order to maximize its yield of acceptable high-quality disks. Minor variations from the Company's specifications could have a disproportionate effect on manufacturing yields. For example, in the quarter ended March 31, 1995, the Company's operating results were materially adversely affected by chlorine contamination of its thin film disk products that it believes resulted from chlorine contamination of disk carriers provided by one of its suppliers. While the Company has implemented procedures to monitor its manufacturing process and the quality of production materials, there can be no assurance that such procedures will be adequate. See "Business -- Manufacturing and Quality -- Quality Assurance."

NEED FOR ADDITIONAL FINANCING

     The disk media business is capital intensive, and the Company believes that in order to remain competitive, it may need significant additional financing over the next several years for capital expenditures, working capital, and research and development. Among other things, the Company's customers prefer suppliers that can meet a substantial portion of their volume requirements, so the Company will need to expand its manufacturing capacity to remain competitive. The Company currently expects to spend in excess of $200 million on capital expenditures directed toward expansion of production capacity over the next twelve months. The Company believes existing cash balances, cash generated from operations, and funds available under its credit facility will provide adequate cash to fund its operations for at least the next twelve months. While operating activities are expected to provide cash in certain periods, continued expansion of the Company's manufacturing capacity may require the Company to obtain additional sources of financing. Additional sources of long-term liquidity could include cash generated from operations and debt and equity financings. The Company continues to have significant future obligations and expects that it may require additional capital to support continued expansion of the Company's manufacturing capacity and growth, if any. There can be no assurance that the Company will be able to obtain alternative sources of financing on favorable terms, if at all, at such time or times as the Company may require such capital. See "Use of Proceeds," "Capitalization" and "Management's

Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     Although the Company attempts to protect its intellectual property rights through patents, copyrights, trade secrets and other measures, there can be no assurance that the Company will be able to protect its technology adequately or that competitors will not be able to develop similar technology independently. The Company has 34 patents and 18 pending patent applications in the United States. In addition, the Company has nine foreign patents. Patents may not be issued with respect to the Company's pending patent applications, and its issued patents may not be sufficiently broad to protect the Company's technology. No assurance can be given that any patent issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide adequate protection to the Company's products. In addition, the Company has only limited patent rights outside the United States, and the laws of certain foreign countries may not protect the Company's intellectual property rights to the same extent as do the laws of the United States.

     The Company is from time to time notified by third parties that it may be infringing patents owned by such third parties. If necessary, the Company may have to seek a license under such patents or modify its products and processes in order to avoid infringement of such patents. There can be no assurance that such a license would be available on acceptable terms, if at all, or that the Company could so avoid infringement of such patents, in which case the Company's business, operating results and financial condition could be materially adversely affected.

     On December 16, 1996 and July 1, 1997, Virgle L. Hedgcoth filed complaints against the Company and several other entities in the Federal District Court for the Northern District of California. In each complaint, Mr. Hedgcoth alleges that certain HMT disks infringe patents allegedly owned by him. Each complaint seeks an injunction and unspecified damages, which are sought to be trebled. With respect to the December 16, 1996 complaint, the Company has filed a counterclaim seeking a declaratory judgment that such patents are invalid and unenforceable and that they are not infringed by the HMT disks. The Company intends to defend both cases vigorously and does not believe that the litigation Mr. Hedgcoth has pursued will have a material adverse effect on the Company's business, operating results or financial condition.

     Litigation may be necessary to enforce the Company's patents, copyrights or other intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or claims for indemnification resulting from infringement claims by third parties. Such litigation, even if successful, could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON KEY PERSONNEL

     The Company's future operating results depend in significant part upon the continued contributions of its officers and personnel, many of whom would be difficult to replace. The Company does not have employment agreements with any employee. The loss of its officers or other key personnel, who are critical to the Company's success, could have a material adverse effect on the business, operating results and financial condition of the Company. In addition, the Company's future operating results depend in part upon its ability to attract, train, retain and motivate other qualified management, technical, manufacturing, sales and support personnel for its operations. Competition for such personnel is intense, especially since many of the Company's competitors are located near the Company's facilities in Fremont, California. Among the competitive factors in attracting personnel are compensation and benefits, equity incentives and geographic location. There can be no assurance that the Company will be successful in attracting or retaining such personnel. The loss of the services of existing personnel as well as the failure to recruit additional personnel could materially adversely effect the Company's business, operating results and financial condition.

DEPENDENCE ON FREMONT MANUFACTURING FACILITIES; ENVIRONMENTAL ISSUES

     The Company's Fremont facilities, which currently account for all of its finished products, are located near major earthquake faults. Disruption of operations for any reason, including power failures, work stoppages or natural disasters such as fire, floods or earthquakes, would cause delays in, or an interruption of, production and shipment of products, which could materially adversely affect the Company's business, operating results and financial condition. See "Business -- Manufacturing and Quality -- Manufacturing Facilities and Capacity."

     The Company's operations and manufacturing processes are subject to certain environmental laws and regulations, which govern the Company's use, handling, storage, transportation, disposal, emission and discharge of hazardous materials and wastes, the pre-treatment and discharge of process waste waters and its emission of air pollutants. The Company has from time to time been notified of minor violations of environmental laws and regulations. These violations have been corrected in all material respects without undue expense. Additionally, existing waste water treatment facilities and air emission control devices are being upgraded to accommodate increased production and more restrictive environmental discharge levels. Environmental laws and regulations, however, may become more stringent over time, and there can be no assurance that the Company's failure to comply with either present or future laws or regulations, which may become more stringent, would not subject the Company to significant compliance expenses, production suspension or delay, restrictions on expansion or the acquisition of costly equipment.

RISKS OF INTERNATIONAL SALES

     In fiscal 1996 and 1997, substantially all of the Company's net sales consisted of products delivered to customers in Asia, primarily foreign subsidiaries of U.S. companies, and the Company anticipates that the substantial majority of its products will be delivered to customers outside of the United States for the foreseeable future. Accordingly, the Company's operating results are subject to the risks of doing business in foreign jurisdictions, including compliance with, or changes in, the law and regulatory requirements of foreign jurisdictions, local content rules, taxes, tariffs or other barriers, and transportation delays and other interruptions. Although presently all of the Company's sales are made in U.S. dollars, there can be no assurance that future international sales will not be denominated in foreign currency.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

     Sales of substantial amounts of the Company's Common Stock in the public market could adversely affect the market price of the Company's Common Stock and the Company's ability to raise additional capital at a price favorable to the Company. Based on beneficial ownership of Common Stock as set forth under "Selling Stockholders," executive officers, directors and certain stockholders holding an aggregate of 26,579,533 shares of Common Stock have entered into lockup agreements with the Underwriters (the "Lockup Agreements") pursuant to which shares may not be offered, sold or otherwise disposed of, with certain limited exceptions, without the prior written consent of Salomon Brothers Inc for a period of 90 days after the date of this Prospectus (ending November 11, 1997). Upon expiration of the Lockup Agreements, 26,279,533 of such shares will be available for sale pursuant to Rule 144 adopted under the Securities Act, subject to the volume limitations under Rule 144, so long as the holders of such shares continue to be affiliates of the Company. Upon the expiration of the Lockup Agreements, the remaining approximately 300,000 shares covered by the Lockup Agreements will be available for sale, subject to certain volume limitations under Rule 144. Such shares will no longer be "restricted shares" under Rule 144 upon the expiration of a two-year period from the date such shares were acquired (November 30, 1995). The holders of the 25,419,380 shares also have the right to require the Company to register such shares for sale to the public under agreements with the Company. See "Description of Capital
Stock -- Registration Rights."

     The Company has registered under the Securities Act an aggregate of 7,312,029 shares of Common Stock reserved for issuance under the Company's 1995 Management Stock Option Plan, the 1995 Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan and the Employee Stock Purchase Plan (collectively, the "Stock Plans"), thus permitting the sale of such shares by non-affiliates in the public market without restriction under the Securities Act. The shares registered include shares issuable upon exercise of options to purchase 13,760,595 shares that were issued and outstanding at June 30, 1997, of which options to purchase approximately 6,549,718 shares were exercisable and immediately saleable. The remainder of these shares will become exercisable and saleable at various dates through December 1999 pursuant to monthly vesting.

CONTROL BY EXISTING STOCKHOLDERS AND ANTI-TAKEOVER EFFECTS

     Based on shares outstanding at June 30, 1997 (after giving effect to the Offerings), directors, officers and holders of 5% or more of the outstanding shares of Common Stock of the Company owned approximately 41% of the outstanding shares of Common Stock (31% assuming conversion of the Company's 5 3/4% Convertible Subordinated Notes due 2004 and exercise of all outstanding options and warrants to purchase Common Stock). As a result, the directors, officers and holders of 5% or more of the outstanding shares of the Company's Common Stock, acting together, will have the ability to significantly influence the election of the Company's directors and to influence most corporate actions. Certain provisions of the Company's Amended and Restated Certificate of Incorporation, Bylaws and Delaware law, including the provisions of Section 203 of the Delaware General Corporation Law, which restrict the ability of a substantial stockholder to acquire the Company, may also discourage certain transactions involving a change in control of the Company. In addition to the foregoing, the ability of the Board of Directors to issue "blank check" preferred stock without further stockholder approval could have the effect of delaying, deferring or preventing a change in control of the Company. See "Selling Stockholders" and "Description of Capital Stock."

VOLATILITY OF COMMON STOCK PRICES

     The trading price of the Company's Common Stock could be subject to wide fluctuations in response to a variety of factors, including quarterly variations in operating results, announcements of technological innovations or new products by the Company, its customers or its competitors, developments in patents or other intellectual property rights, general conditions in the computer or disk drive industry, and general economic and market conditions. Additionally, the stock market in general, and the market for technology stocks in particular, has experienced extreme price volatility in recent years. This volatility has often had a substantial effect on the market prices of many technology companies for reasons unrelated or disproportionate to the operating performance of such companies. Broad market fluctuations could have a significant impact on the market price of the Common Stock.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock by the Company in the Offerings are estimated to be approximately $13.4 million (approximately $15.5 million if the Underwriters' over-allotment options are exercised in full), based upon the public offering price of $14.50 per share and after deducting estimated underwriting discounts and commissions and offering expenses. The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders. The Company expects to use the net proceeds of this offering for capital expenditures, working capital and other general corporate purposes. Pending such uses, the Company intends to invest the net proceeds from these Offerings in interest-bearing investment grade securities.

                                DIVIDEND POLICY

     The Company has never declared or paid cash dividends on its Common Stock. The Company currently intends to retain all future earnings for use in its business and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. In addition, the terms of the Company's revolving credit facility prohibit the payment of dividends without the banks' prior approval.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded publicly under the symbol "HMTT" since the Company's initial public offering on March 13, 1996. The following table sets forth the closing prices for the Company's Common Stock as reported on the Nasdaq National Market for the periods indicated below.

                                                                     HIGH            LOW
                                                                   ---------       -------
        FISCAL YEAR ENDED MARCH 31, 1996
          Fourth Quarter (from March 13, 1996)...................     $11  1/2        $ 9 7/8

        FISCAL YEAR ENDED MARCH 31, 1997
          First Quarter..........................................     $28  1/4        $10 1/2
          Second Quarter.........................................      21  3/4         12 3/4
          Third Quarter..........................................      21 11/16        12 5/8
          Fourth Quarter.........................................      22              12 1/4

        FISCAL YEAR ENDING MARCH 31, 1998
          First Quarter..........................................     $14  5/8        $10
          Second Quarter (through August 13, 1997)...............      16 11/16        12 3/8

     As of June 30, 1997, there were approximately 237 holders of Common Stock. On August 13, 1997, the last sale price reported on the Nasdaq National Market for the Common Stock was $14.94 per share.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1997 (i) on an actual basis and (ii) as adjusted to reflect the net proceeds of the sale of Common Stock by the Company in the Offerings (at the public offering price of $14.50 per share). See "Use of Proceeds." This table should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto which are included in the Company's Annual Report on Form 10-K and are incorporated by reference into this Prospectus.

                                                                           JUNE 30, 1997
                                                                      ------------------------
                                                                       ACTUAL      AS ADJUSTED
                                                                      --------     -----------
                                                                            (UNAUDITED)

                                                                           (IN THOUSANDS)
5 3/4% Convertible Subordinated Notes due 2004......................  $230,000      $ 230,000
Obligations under capital leases....................................     4,776          4,776
Stockholders' equity:
  Common Stock, $0.001 par value, 100,000,000 shares authorized,
     41,228,793 issued and outstanding, actual; 42,228,793 shares
     issued and outstanding, as adjusted(1).........................        41             42
  Additional paid-in capital........................................    93,161        106,550
  Retained earnings.................................................    95,307         95,307
  Distribution in excess of basis...................................   (76,649)       (76,649)
                                                                       -------        -------
     Total stockholders' equity.....................................   111,860        125,250
                                                                       -------        -------
       Total capitalization.........................................  $346,636      $ 360,026
                                                                       =======        =======

---------------

(1) Based on shares outstanding as of June 30, 1997. Excludes as of such date 4,023,143 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.61 per share and 210,397 shares issuable upon exercise of an outstanding warrant at an exercise price of $0.0003 per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of the Company are qualified in their entirety by, and should be read in conjunction with, the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus and the Consolidated Financial Statements of the Company, including the notes thereto, incorporated by reference into this Prospectus. The Consolidated Statements of Operations Data for the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and the Consolidated Balance Sheet Data as of March 31, 1995, 1996 and 1997 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements incorporated by reference into this Prospectus. The consolidated statements of operations data for the three months ended June 30, 1996 and 1997, and the consolidated balance sheet data at June 30, 1997 are derived from unaudited financial statements incorporated by reference into this Prospectus. In the opinion of management of the Company, the unaudited consolidated financial data presented below provide all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods specified. Such results, however, are not necessarily indicative of the results to be expected for the full fiscal year.

                                                                                                              THREE MONTHS ENDED
                                                                       YEAR ENDED MARCH 31,                        JUNE 30,
                                                        ---------------------------------------------------   -------------------
                                                          1993       1994      1995       1996       1997       1996       1997
                                                        --------   --------   -------   --------   --------   --------   --------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.............................................  $ 70,987   $ 64,242   $72,893   $194,401   $263,209   $ 76,420   $ 76,837
Cost of sales.........................................    76,237     67,648    67,539    119,803    156,277     44,014     47,476
                                                        --------   --------   -------   --------   --------   --------   --------
Gross profit (loss)...................................    (5,250)    (3,406)    5,354     74,598    106,932     32,406     29,361
                                                        --------   --------   -------   --------   --------   --------   --------
Operating expenses:
  Research and development............................     2,499      2,781     3,130      3,803      5,812      1,260      1,902
  Selling, general and administrative.................     4,725      5,115     4,230      7,774     11,803      3,036      3,818
  Recapitalization expenses...........................        --         --        --      4,347         --         --         --
                                                        --------   --------   -------   --------   --------   --------   --------
    Total operating expenses..........................     7,224      7,896     7,360     15,924     17,615      4,296      5,720
                                                        --------   --------   -------   --------   --------   --------   --------
Operating income (loss)...............................   (12,474)   (11,302)   (2,006)    58,674     89,317     28,110     23,641
Interest expense, net.................................     4,806      6,001     6,915      8,578      3,329      1,048      1,685
                                                        --------   --------   -------   --------   --------   --------   --------
Income (loss) before income tax provision (benefit)
  and extraordinary debt extinguishment costs.........   (17,280)   (17,303)   (8,921)    50,096     85,988     27,062     21,956
Income tax provision (benefit)........................      (224)        22        20      2,590     25,400     10,284      6,587
                                                        --------   --------   -------   --------   --------   --------   --------
Net income (loss) before extraordinary debt
  extinguishment costs................................   (17,056)   (17,325)   (8,941)    47,506     60,588     16,778     15,369
Extraordinary debt extinguishment costs, net of income
  taxes...............................................        --         --        --      1,127         --         --         --
                                                        --------   --------   -------   --------   --------   --------   --------
Net income (loss).....................................   (17,056)   (17,325)   (8,941)    46,379     60,588     16,778     15,369
Accretion reversal (accretion) for dividends on
  Mandatorily Redeemable Series A Preferred Stock.....        --         --        --     (1,157)     1,157       (883)        --
                                                        --------   --------   -------   --------   --------   --------   --------
Net income (loss) available for common stockholders...  $(17,056)  $(17,325)  $(8,941)  $ 45,222   $ 61,745   $ 15,895   $ 15,369
                                                        ========   ========   =======   ========   ========   ========   ========
Net income (loss) available for common stockholders
  per share(1)
  Primary.............................................    $(0.49)    $(0.50)   $(0.26)     $1.28      $1.40      $0.36      $0.35
  Fully diluted.......................................    $(0.49)    $(0.50)   $(0.26)     $1.28      $1.35      $0.36      $0.31
Shares used in computing per share amounts(1)
  Primary.............................................    34,822     34,822    34,822     35,224     44,185     44,015     44,121
  Fully diluted.......................................    34,822     34,822    34,822     35,224     46,027     44,015     53,805

                                                                                                               JUNE 30, 1997
                                                                                MARCH 31,                  ---------------------
                                                                    ----------------------------------                     AS
                                                                      1995         1996         1997        ACTUAL      ADJUSTED
                                                                    --------     --------     --------     --------     --------
                                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit).........................................  $(82,715)    $ 45,899     $ 71,827     $ 61,513     $ 74,903
Total assets......................................................    75,936      165,786      373,389      406,252      419,642
Long-term and senior bank debt, less current portion..............     9,750           --           --           --           --
Subordinated promissory notes payable to stockholders(2)..........        --       47,000           --           --           --
Mandatorily Redeemable Series A Preferred Stock(2)................        --       60,157           --           --           --
5 3/4% Convertible Subordinated Notes due 2004(2).................        --           --      230,000      230,000      230,000
Total stockholders' equity (deficit)..............................   (51,550)      19,524       95,442      111,860      125,250

---------------

(1) See Note 1 of Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K and incorporated by reference into this Prospectus for an explanation of the determination of the number of shares used in computing per share amounts.

(2) The subordinated promissory notes and Mandatorily Redeemable Series A Preferred Stock, which were issued in conjunction with the Company's leveraged recapitalization in November 1995, were repaid with a portion of the proceeds of the sale of the 5 3/4% Convertible Subordinated Notes due 2004 in January 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Leveraged Recapitalization."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this Prospectus contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading entitled "Risk Factors." The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto incorporated by reference into this Prospectus.

OVERVIEW

     HMT Technology Corporation is an independent supplier of high-performance thin film disks for high-end, high-capacity hard disk drives, which in turn are used in high-end PCs, network servers and workstations. HMT was incorporated in 1988 as a subsidiary of Hitachi Metals, Ltd. ("Hitachi Metals") for the purpose of acquiring certain assets and certain liabilities of the thin film division of Xidex Corporation, which had been producing thin film disks since 1983. Since completing the Xidex acquisition, the Company has continued to supply thin film disks to manufacturers of hard disk drives. Beginning in fiscal 1995, HMT's management team, many of whom had joined the Company since February 1994, refocused the strategy and operations of the Company. The new management concentrated on the 3 1/2-inch disk form factor, focused on the high-end, high-capacity segment of the disk drive market and expanded the Company's customer base. In addition, HMT implemented an extensive quality assurance program, developed proprietary manufacturing processes and optimized production capacity utilization. These changes resulted in higher production volumes, lower unit costs, and higher average selling prices primarily associated with new high-end products. As a result, the Company has increased sales and improved gross margins, achieving net income of $46.4 million for fiscal 1996 and $60.6 million for fiscal 1997 compared with a net loss of $8.9 million for fiscal 1995.

LEVERAGED RECAPITALIZATION

     On November 30, 1995 the Company effected a leveraged recapitalization (the "Leveraged Recapitalization") pursuant to which the Company repurchased from Hitachi Metals, then the sole stockholder of the Company, all of the outstanding shares of Common Stock of the Company, and certain investment funds, members of management and Hitachi Metals purchased Common Stock, Mandatorily Redeemable Series A Preferred Stock and subordinated promissory notes of the Company. The Leveraged Recapitalization and related transactions consisted of: (i) the repurchase by the Company from Hitachi Metals of shares of Common Stock representing all the outstanding capital stock of the Company for an aggregate purchase price of $52.1 million in cash; (ii) the recapitalization of the Company through the issuance of 21,968,057 shares of Common Stock for an aggregate purchase price of approximately $0.7 million, 5,900,000 shares of Mandatorily Redeemable Series A Preferred Stock ("Series A Preferred Stock") for an aggregate purchase price of approximately $59.0 million, $47.0 million of subordinated promissory notes ("Subordinated Notes") and $60.0 million in senior debt with associated warrants to purchase 701,344 shares of Common Stock at an exercise price of $0.0003 per share and (iii) the grant of options to purchase 11,451,865 shares of Common Stock under the 1995 Management Stock Option Plan and the 1995 Stock Option Plan. The purchasers of the Company's securities in the Leveraged Recapitalization included certain investment funds affiliated with Summit Partners, L.P. ("Summit Partners") and certain other investment funds, the Company's management and employees and Hitachi Metals. The terms of the Leveraged Recapitalization were determined through negotiations between Hitachi Metals and Summit Partners, who, prior to the Leveraged Recapitalization, did not have any affiliation with the Company. Pursuant to these negotiations, the shares of Common Stock were valued at $0.03 per share. The Series A Preferred Stock was valued at $10.00 per share, and the Subordinated Notes were valued at face value. The values of these securities were confirmed by a third party appraisal. The Leveraged Recapitalization was accounted for as a recapitalization, and accordingly, no change in the accounting basis of the Company's assets has been made. As of

November 30, 1995 (immediately prior to the Leveraged Recapitalization), the Company had $98.5 million in assets and $122.7 million in liabilities. Immediately following the Leveraged Recapitalization, the Company had $110.9 million in assets, $132.1 million in liabilities (including a $60.0 million senior bank term loan and $47.0 million of Subordinated Notes) and $59.0 million of Series A Preferred Stock.

     During March and April 1996, the Company sold 9,660,000 shares of Common Stock at $10.00 per share (including exercise of the underwriters' over-allotment option) through its initial public offering. The net proceeds (after underwriter's discounts and commissions and other costs associated with the initial public offering) totaled $88.7 million. In January 1997, the Company completed a $230 million private placement of 5 3/4% Convertible Subordinated Notes due 2004 (the "Convertible Notes") to qualified institutional investors, resulting in net proceeds of approximately $222.5 million (after offering costs). Proceeds from the issuance of the Convertible Notes were used to fully redeem the $59 million of Series A Preferred Stock and to prepay the $47 million principal balance of the Subordinated Notes issued pursuant to the Leveraged Recapitalization plus accrued interest and to fully repay $41 million in long-term borrowings outstanding.

     Due to the changes in ownership resulting from the Leveraged Recapitalization, utilization of net operating losses is limited to approximately $0.8 million per year over the loss carryforward period (expiring between 2008 and 2010). The benefit from the net operating losses was recorded in the quarter ended December 31, 1995. Had the Company been obligated to pay taxes at the statutory rates for fiscal 1996, net income would have been $30.7 million.

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of net sales for the periods indicated:

                                                                                               THREE MONTHS
                                                           YEAR ENDED MARCH 31,               ENDED JUNE 30,
                                                 -----------------------------------------    --------------
                                                 1993     1994     1995     1996     1997     1996     1997
                                                 -----    -----    -----    -----    -----    -----    -----
STATEMENT OF OPERATIONS DATA:
Net sales.....................................   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
Cost of sales.................................   107.4    105.3     92.7     61.6     59.4     57.6     61.8
                                                 -------  -------  -------  -------  -------  -------  -------
Gross profit (loss)...........................    (7.4)    (5.3)     7.3     38.4     40.6     42.4     38.2
                                                 -------  -------  -------  -------  -------  -------  -------
Operating expenses:
  Research and development....................     3.5      4.3      4.3      2.0      2.2      1.6      2.5
  Selling, general and administrative.........     6.7      8.0      5.8      4.0      4.5      4.0      4.9
  Recapitalization expenses...................     0.0      0.0      0.0      2.2      0.0      0.0      0.0
                                                 -------  -------  -------  -------  -------  -------  -------
    Total operating expenses..................    10.2     12.3     10.1      8.2      6.7      5.6      7.4
                                                 -------  -------  -------  -------  -------  -------  -------
Operating income (loss).......................   (17.6)   (17.6)    (2.8)    30.2     33.9     36.8     30.8
Interest expense, net.........................     6.7      9.3      9.4      4.4      1.3      1.4      2.2
                                                 -------  -------  -------  -------  -------  -------  -------
Income (loss) before income tax provision
  (benefit) and extraordinary debt
  extinguishment costs........................   (24.3)   (26.9)   (12.2)    25.8     32.6     35.4     28.6
Income tax provision (benefit)................    (0.3)     0.1      0.1      1.3      9.6     13.4      8.6
Extraordinary debt extinguishment costs, net
  of income taxes.............................     0.0      0.0      0.0      0.6      0.0      0.0      0.0
                                                 -------  -------  -------  -------  -------  -------  -------
Net income (loss).............................   (24.0%)  (27.0%)  (12.3%)   23.9%    23.0%    22.0%    20.0%
                                                 =======  =======  =======  =======  =======  =======  =======

     Three Months Ended June 30, 1996 and 1997

     Net Sales. Net sales increased 0.5% in the three months ended June 30, 1997 to $76.8 million, representing an increase of $417,000 compared to the three months ended June 30, 1996. Unit sales volume increased 32.9% during the three months ended June 30, 1997, while average selling prices declined 26.3%, compared to the three months ended June 30, 1996. The increase in unit sales volume during the three months ended June 30, 1997 was primarily attributable to an increase in manufacturing capacity, as a result of the Company's facility expansion and the installation of additional sputtering lines. Five additional sputtering lines were brought into service during the nine months ended March 31, 1997 and two were brought into service during the three months ended June 30, 1997. Improved utilization of existing capacity, as well as improved manufacturing processes, also contributed to higher production volume and unit shipments. The ability to increase revenue will depend upon an increase in overall unit production volume.

     During the three months ended June 30, 1997, three customers individually accounted for at least ten percent of consolidated net sales: Iomega (32.1%), Samsung (27.7%), and Western Digital (18.7%). During the three months ended June 30, 1996, three customers accounted for at least ten percent of consolidated net sales: Maxtor (43.3%), Western Digital (17.5%) and Iomega (15.6%). The Company expects that it will continue to derive a substantial portion of its sales from a relatively small number of customers, although the identity of such customers may change from period to period.

     Gross Profit. Gross margin was 38.2% for the three months ended June 30, 1997, compared with 42.4% for the three months ended June 30, 1996. The decline in gross margin during the three months ended June 30, 1997 was a result of the 26.3% decline in average selling prices versus the comparable period in fiscal 1997, offset in part by decreased unit production costs, improved utilization of manufacturing capacity, improved manufacturing processes, and the absorption of fixed costs over higher unit production volume. Production of substrates at the Eugene, Oregon manufacturing facility (which was acquired during the three months ended June 30, 1996) and lower substrate and other raw material prices also contributed to decreases in unit costs in the three months ended June 30, 1997 compared to the same three month period in fiscal 1997.

     Research and Development. Research and development expenses increased $642,000 in the three months ended June 30, 1997, compared to the same period in 1996. Research and development expenses increased primarily due to an increase in headcount related to the Company's new product introductions and expanded research efforts to support the Company's overall capacity expansion.

     Selling, General and Administrative. Selling, general and administrative expenses increased $782,000 in the three months ended June 30, 1997, compared to the same period in the prior fiscal year. The increase in selling, general and administrative expenses primarily reflected the increased headcount necessary to support higher production volume and unit shipments. The Company anticipates that operating expenses will continue to increase in absolute dollars as headcount is increased to support new product introductions, and anticipated higher levels of production volume and unit shipments, although, as a percentage of net sales, operating expenses may fluctuate from period to period.

     Interest Expense, Net. Net interest expense increased $637,000 during the three months ended June 30, 1997, compared to the same period in fiscal 1997, a result of the increased debt balance, partially offset by $1.4 million in interest that was capitalized during the same period.

     Provision for Income Taxes. For the three months ended June 30, 1997, the Company recorded income taxes at its estimated annual effective tax rate of 30%. During the three months ended June 30, 1996, income taxes were recorded at a rate of 38%, reflecting the estimated annual rate at that time.

     Fiscal Years Ended March 31, 1995, 1996 and 1997

     Net Sales. Net sales were $72.9 million in fiscal 1995, $194.4 million in fiscal 1996, and $263.2 million in fiscal 1997. This represented an increase of 166.6% from fiscal 1995 to fiscal 1996, and an increase of 35.4% from fiscal 1996 to fiscal 1997. The increase in net sales in fiscal 1996 compared to fiscal 1995 was primarily attributable to an increase in manufacturing capacity, primarily from improved utilization of existing capacity, improved manufacturing processes, and increased yields, resulting in higher production volume and unit shipments, as well as higher average selling prices primarily associated with the sale of new high-end products. The increase in net sales in fiscal 1997 was primarily attributable to an increase in manufacturing capacity, resulting from the addition of new sputtering lines, and improved utilization of existing capacity and improved manufacturing processes, resulting in higher production volume and unit shipments. The unit sales volume increased 104% from fiscal 1995 to fiscal 1996 and 60% from fiscal 1996 to fiscal 1997 while average selling prices increased 31% and decreased 16% over the same periods, respectively. The Company anticipates that average selling prices will fluctuate with industry supply and demand. Substantially all of the Company's net sales consist of products delivered to customers in Asia, primarily foreign subsidiaries of U.S. companies.

     Gross Profit. Gross margin was 7.3% in fiscal 1995, 38.4% in fiscal 1996 and 40.6% in fiscal 1997. Increased yields in fiscal 1996, and a manufacturing disruption experienced during the last quarter of fiscal 1995 helped contribute to improved margins in fiscal 1996 compared to fiscal 1995. The increases in gross margin in fiscal 1996 and fiscal 1997 were primarily a result of decreased unit production costs, improved utilization of manufacturing capacity, improved manufacturing processes, and the absorption of fixed costs over higher unit production volume. Production of aluminum and nickel plated substrates at the Eugene, Oregon manufacturing facility (which was acquired during the first quarter of fiscal 1997) and lower substrate and other raw material prices also contributed to a decrease in unit cost during fiscal 1997.

     Research and Development. Research and development expenses were $3.1 million, or 4.3% of net sales, in fiscal 1995, $3.8 million, or 2.0% of net sales, in fiscal 1996, and $5.8 million, or 2.2% of net sales, in fiscal 1997. Research and development expenses increased in absolute dollars in fiscal 1996 and fiscal 1997 due to an increase in headcount related to the Company's new product introductions, as well as increased efforts to expand research and to provide enabling technology elements for advanced products. The decrease of research and development expenses as a percentage of net sales in fiscal 1996 was primarily a result of the substantial increase in net sales over the same period. The Company develops manufacturing processes for new products directly on active production lines during the research and development phase, avoiding the need for substantial capital investment in dedicated research equipment. The Company anticipates that research and development expenses will increase in absolute dollars in future periods, although as a percentage of net sales, research and development expenses may fluctuate.

     Selling, General and Administrative. Selling, general and administrative expenses were $4.2 million, or 5.8% of net sales, in fiscal 1995, $7.8 million, or 4.0% of net sales, in fiscal 1996 and $11.8 million, or 4.5% of net sales, in fiscal 1997. The fiscal 1996 and fiscal 1997 increase in selling, general and administrative expenses in absolute dollars primarily reflected increased headcount necessary to support higher production volume and unit shipments. The fiscal 1996 decline in selling, general and administrative expenses as a percentage of net sales primarily reflected the increase in net sales over the same period, partially offset by an increase in the selling, general and administrative expenses in absolute dollars. The Company anticipates that selling, general and administrative expenses will continue to increase in absolute dollars as headcount is increased to support anticipated higher levels of production volume, although as a percentage of net sales, selling general and administrative expenses may fluctuate from period to period.

     Recapitalization Expenses. The Company effected the Leveraged Recapitalization on November 30, 1995, and recorded a $4.3 million charge for related expenses for the quarter ended December 31, 1995.

     Interest Expense, Net. Interest expense, net was $6.9 million, or 9.4% of net sales, in fiscal 1995, $8.6 million, or 4.4% of net sales, in fiscal 1996 and $3.3 million, or 1.3% of net sales, in fiscal 1997. The fiscal 1996 increase in absolute dollars was primarily a result of higher average debt balances and interest rates, as compared to fiscal 1995. The fiscal 1997 decrease was primarily a result of interest earned on excess cash balances, lower average debt balances and a $2.4 million increase in capitalized interest. The Company anticipates interest expense, net will increase in absolute dollars as a result of higher average debt balances (a result of the completion of the sale of the Convertible Notes in January 1997), lower invested cash balances and lower capitalized interest as construction-in-progress balances decrease.

     Provision for Income Taxes. The Company recorded income tax provisions of $20,000, $2.6 million and $25.4 million in fiscal 1995, 1996 and 1997, respectively.

     Due to a loss in fiscal 1995, the Company required no federal income tax provision. The income tax provision recorded during fiscal 1995 was based upon state income taxes of Hitachi Metals allocated to the Company. During fiscal 1996, the Company assessed the recoverability of deferred tax assets and, based on expectations about operating results for the fiscal year ending March 31, 1997 and future years, determined it was more likely than not that the entire balance of deferred tax assets would be recovered. As the facts that supported the reduction of the valuation allowance related to the period immediately following the Leveraged Recapitalization, the Company reduced its fiscal 1996 income tax expense by approximately $6.9 million to reflect the tax benefit associated with recognition of deferred tax assets at December 31, 1995. The recognition of deferred tax assets and the utilization of $12.7 million of net operating loss carryforwards produced an effective tax rate of 5.2% for fiscal 1996.

     The fiscal 1997 tax rate of approximately 30% reflected statutory federal and state rates, reduced primarily by benefits realized from the establishment of a foreign sales corporation, utilization of state credits and implementation of other state tax planning strategies.

     Extraordinary debt extinguishment costs, net of income taxes. The Company repaid the balance of a senior bank term loan incurred in connection with the Leveraged Recapitalization on March 14, 1996, after completion of its initial public offering. As a result, the Company recorded a one-time non-cash charge of $1.1 million, net of income taxes, for the write-off of the portion of unamortized debt issue costs related to the senior bank term loan during fiscal 1996.

     Recent Pronouncements

     During February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" (SFAS No. 128) which establishes standards for computing and presenting earnings per share (EPS) more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. While the Company studies the impact of the pronouncement, it continues to calculate EPS based on Accounting Pronouncements Board Opinion No. 15, "Earnings per Share." SFAS No. 128 will be effective for the Company's 1998 fiscal year, including interim periods, with a restatement of all prior-period EPS data presented.

LIQUIDITY AND CAPITAL RESOURCES

     In fiscal 1995, the Company financed its cash requirements primarily through cash from operations. During fiscal 1996 and fiscal 1997 and the three months ended June 30, 1997, the Company financed its cash requirements through cash from financing activities and operations.

     The Company's operations provided net cash of $8.7 million, $50.4 million, $90.7 million and $30.9 million for fiscal 1995, 1996 and 1997 and for the three months ended June 30, 1997, respectively. Cash generated during fiscal 1997 reflected net income plus depreciation and amortization, an increase in total liabilities, and the utilization of deferred tax assets, partially offset by increases in inventories and receivables. Increased sales and improved margins contributed to the positive cash flow provided by operations in each of the past two fiscal years. Cash generated during the three months ended June 30, 1997 reflected net income plus depreciation and amortization, as well as an increase in accounts payable and current and long-term liabilities, partially offset by increases in receivables and inventories.

     For fiscal 1996 and fiscal 1997 and for the three months ended June 30, 1997, net cash used in investing activities was $35.5 million, $208.2 million and $37.8 million, respectively. The Company invested $39.6 million, $197.4 million and $39.8 million in property, plant and equipment during fiscal 1996 and fiscal 1997 and for the three months ended June 30, 1997, respectively.

     During fiscal 1996 and fiscal 1997 and for the three months ended June 30, 1997, net cash from financing activities was $20.0 million, $125.9 million and $4,000, respectively. Cash provided by financing activities for fiscal 1997 reflects the issuance of $230.0 million in Convertible Notes, and the related redemption of $59.0 million in Series A Preferred Stock, prepayment of the $47.0 million in Subordinated Notes, and repayment of $41.0 million in long-term borrowings, as well as the receipt of $11.7 million from the exercise of the underwriters' over-allotment option pursuant to the Company's initial public offering.

     As of June 30, 1997, the Company's principal sources of liquidity consisted of $46.4 million in cash, cash equivalents and short-term investments, and a $50.0 million unsecured revolving credit facility under which there were no borrowings. At June 30, 1997, the Company had indebtedness of $230.0 million in Convertible Notes, that require semi-annual interest payments beginning July 15, 1997. The Company expects to spend in excess of $200 million on capital expenditures directed toward expansion of production capacity over the next twelve months.

     The Company believes existing cash balances, cash generated from operations, and funds available under its credit facility will provide adequate cash to fund its operations for at least the next twelve months. The Company expects to have significant future obligations and expects that it may require additional capital to support continued expansion of the Company's manufacturing capacity and growth, if any. Additional sources of long-term liquidity could include cash generated from operations and debt and equity financings. There can be no assurance that the Company will be able to obtain alternative sources of financing on favorable terms, if at all, at such time or times as the Company may require such capital.

                                    BUSINESS

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

     HMT is an independent supplier of high-performance thin film disks for high-end, high-capacity hard disk drives, which in turn are used in high-end personal computers ("PCs"), network servers and workstations. The disks currently being shipped by the Company are primarily for disk drives with storage capacities ranging from 2.0 to 10.0 gigabytes (using two to 12 disks), and substantially all have coercivity levels of 2000 Oe or higher. The Company also supplies high-performance thin film disks for removable hard disk drives. Since March 1994, the Company has focused on addressing the needs of this high-end, high-capacity segment of the disk drive market. HMT believes that its recent operating results reflect its success in meeting these needs and that its future growth and success depend on its ability to continue to develop and market products that enable its customers to produce high-performance disk drives for high-end data storage applications. The Company provides a range of magnetic density points (coercivities), glide heights and disk thicknesses to match the design and performance requirements of each particular customer. The Company's principal customers currently include Maxtor, Samsung, Iomega, Western Digital, Micropolis and Quantum.

INDUSTRY BACKGROUND

     The Disk Drive Market

     Market demand for disks and disk drives has been growing steadily, stimulated by demand for new computers, upgrades to existing computers and the growing use of sophisticated network servers. The introduction of increasingly powerful microprocessors and more memory intensive software, combined with the development and growth of multimedia computing applications and Internet usage, have stimulated demand for PCs in both the home and business markets. According to International Data Corporation ("IDC"), worldwide shipments of PCs were 59 million units in 1995 and 69 million units in 1996, and are projected to reach approximately 117 million units in 2000. In addition, the PC server market, driven by the trend toward networking applications and the expansion of the Internet, is expected to grow substantially through the year 2000.

     The combined demand from the PC and PC server markets has resulted in strong growth in unit shipments of disk drives. According to IDC, worldwide shipments of hard disk drives were 105 million units in 1996 and are projected to be 132 million units in 1997 and 223 million units in 2000. According to Trend Focus, the worldwide market for hard disk drives was approximately $24 billion in 1996. Strong overall demand for disk drives has also stimulated the growth of the thin film disk market. According to Trend Focus, there were 340 million thin film disks produced in 1996 with an estimated market value of $4.0 billion. Trend Focus projects that the total market for thin film disks will reach 725 million units in 2000, with an estimated market value of $7.9 billion.

     The applications being developed for PCs require greater storage capacity and, as a result, have sharply increased the demand for high-capacity disk drives. Users purchasing newer PCs for business and home use are commonly attracted by the availability of greater processing power, larger databases, multimedia and other memory intensive applications and more sophisticated operating systems, such as Windows 95 or Windows NT. Increasing use of the Internet and on-line data, including image storage and retrieval, have further stimulated the demand for storage capacity. The disk drive industry has responded to this demand with significant technology and product advances. As a result, mean storage capacity per disk drive has increased from 213 megabytes ("MB") in 1993 to 690 MB in 1995 to 2.7 GB in 1997. Meanwhile, the average number of disks per drive has remained relatively constant at about 2.5 disks. While storage capacity has grown, the cost per MB has fallen from $1.26 in 1993 to $0.32 in 1995 and to $0.10 in 1997. Today's market continues to generate pressure for advances to facilitate these trends in computing, especially at the high-end. Thus, the Company believes that success in the disk drive market has depended and for the foreseeable future will depend on the ability of the disk drive manufacturer, together with its suppliers of critical components, such as thin film disks, to keep pace with these advances.

     Additionally, removable-media storage devices, including removable hard disk drives, have received increased attention in the data storage market. Removable hard disk drives utilize cartridges incorporating thin film disks and combine the high-capacity and rapid access of hard disk drives with the benefits of removability. These devices can be used peripherally to increase the storage capacity for PCs.

     Disk Drive Technology

     The basic elements of the disk drive, sized to fit various industry form factors, have remained essentially the same since hard disk drives were first introduced. The principal components of a hard disk drive are disks, heads, spindle and actuator mechanics and electronics. Each disk drive typically contains from one to ten disks that are attached to a spindle/motor assembly within a sealed enclosure. The electronics control the spinning of the disk, the positioning of the head and the writing and retrieval of data stored on the disk. The recording head is a small magnetic transducer that, when the disk is spinning, "flies" just above the disk surface. Data are written on circumferential tracks on the disk when the electronic channel sends current pulses to the head. The head converts these pulses to magnetic fields that cause the magnetic layer within the disk and under the recording head to become magnetized, oriented in the direction of the head's magnetic field. Reversing the current in the head reverses the direction of the magnetic field on the disk. During the read-back process, as the head scans over the disk, magnetic flux from the disk's magnetic layer is picked up by the head and induces an electrical current which is converted into voltage. The output signal voltage is then transformed into digital data by the read channel electronics. The following diagram illustrates the principal components of a typical hard disk drive:

[Diagram of typical hard disk drive with arrows indentifying key components: disks, spindle, recording head, and electronics.]

     Major improvements in disk drive performance have been based on technological advances in the principal components. In a typical disk drive today, the spindle/motor assembly rotates the disk at 5,200 to 10,000 revolutions per minute. The head reads and writes data onto the spinning disk while flying at a height of 0.7 to 1.7 microinches (0.018 to 0.04 micron) at data transfer rates of 70 to 130 megabits per second. The combination of modern head and disk technologies enables this drive to store data on 5,000 to 8,000 circumferential tracks per radial inch on the disk with 100,000 to 160,000 bits of data per inch along each track.

     Thin Film Disk Technology

     A thin film disk is composed of a substrate, generally aluminum, coated with thin films capable of storing information in the form of magnetic patterns. The manufacturing of thin film disks is a multi-step process using processes similar to those used for the production of silicon wafers for semiconductors. The manufacturing process involves the deposition of extremely thin, uniform layers of magnetic film onto a substrate using a sputtering process, by either a static or in-line system, similar to that used to coat silicon wafers. The basic process consists of many interrelated steps and requires an extremely clean environment. Minor deviations in the manufacturing process, minute impurities in materials used, particulate contamination or other problems can cause significant numbers of disks to be rejected, thereby causing significant yield loss.

     The most significant technological challenges facing disk manufacturers today are associated with market demand for increased storage capacity and durability. An effective implementation of thin film technology to meet these challenges must address various performance-related characteristics, including magnetics, glide height, durability and static friction ("stiction").

     - Magnetics. Coercivity, a measure of the magnetic strength of the disk, is expressed in Oersted ("Oe"). The coercivity of the disk is determined by the types of disk substrate and thin film materials used, substrate surface conditions before disk sputtering, and the conditions that exist during the sputtering process, including temperature, vacuum and possible sources of disk contamination. As areal density increases, higher coercivity is needed to permit sharper transitions between magnetized regions. This allows each bit of data to be stored in a smaller area, and therefore more data can be stored in the same disk area. Advanced drive designs currently require coercivities in the range of 2000 to 2400 Oe, compared to a range of 950 to 1200 Oe seven years ago. The Company believes that most high-end disk drive manufacturers will require coercivities of 2400 Oe and above by the end of 1997. HMT currently manufactures and sells disks in commercial quantities with coercivities ranging from 2000 to 2400 Oe, with more than 50% of the Company's revenues during the three months ended March 31, 1997 deriving from disks with coercivities of 2200 Oe and above. The Company is also currently producing small quantities of disks for use in customer development programs with coercivities of up to 3000 Oe.

     - Glide Height. The glide height of the disk is the measure of the height at which the head can fly over the disk without hitting anything and is a standard used in the specification of the disk. The actual flying height of the head in the disk drive is higher than the glide height to provide a margin for safety. Glide height depends on the smoothness and flatness of the disk surface. The lower the disk head flies above the disk surface, the more accurately the head can read the magnetic signal, allowing a smaller magnetized region to store each bit of data and thereby contributing to increases in areal density. While the current industry standard glide height is 1.5 microinches, the Company expects that glide heights will decrease to 1.0 microinch by the end of 1997. The Company currently manufactures and sells disks in commercial quantities with glide heights of 1.5 microinches to 1.0 microinch.

     - Durability Through Start/Stop Cycles. In most hard disk drives, the head and disk come into contact when the disk drive is turned off and the head rests directly on the inner diameter of the disk. To prevent wear on the disk, a protective overcoat is deposited over the magnetic layer of the disk. However, the thickness of this overcoat must be minimized because this layer increases the distance of the head from the magnetic layer, thereby reducing the strength of the magnetic signal reaching the head. Customer specifications typically require 60,000 start/stop cycles for desktop PCs.

     - Stiction. Stiction is the static friction that occurs when two smooth surfaces come into contact. In the case of hard disk drives, an extremely smooth disk surface enables lower glide heights and can enhance durability by reducing the friction which occurs when the head contacts the disk. However, if a disk is too smooth, stiction will cause the head to adhere to the disk surface when the drive is turned on and off, causing irreparable damage to the hard disk drive. Disk manufacturers minimize this problem primarily through texturizing the disk surface in a controlled manner.

     Disk manufacturers cannot simply address each performance characteristic discretely because the interplay among characteristics significantly impacts the overall performance of the disk. For example, a protective overcoat that yields a highly durable disk may well reduce the disk's potential storage capacity.

     Challenges Facing the Disk Drive Industry

     Despite technological advances in components, including thin film disks, and the prospects for continued data storage market growth, disk drive manufacturers face a demanding marketplace. A strong competitive position is best achieved through continual innovation. Improvements in product performance characteristics, designed to meet the growing demands for increased storage capacity, play an integral part in allowing the manufacturer to generate acceptable gross margins. However, in the highly competitive disk drive industry, other manufacturers have generally been able to develop comparable products within a relatively short time. The likelihood of rapidly decreasing profitability over the life cycle of any given product provides a strong incentive for manufacturers to innovate. This results in extremely short product cycles, currently estimated to be from nine to twelve months.

     Disk drive manufacturers participating in the high-end, high-capacity disk drive market segment can realize higher gross margins by successfully addressing the need for drives capable of supporting today's demand for high-performance, value-added computing products. In this segment, which supplies products incorporated into high-end PCs, network servers and workstations, users are less price sensitive than typical home PC consumers because they have a more compelling need for a value-added product. Because of the short product cycles and the significant technology improvements incorporated into each new generation of high performance disk drives, the need to be in the forefront of technological advances is particularly great for companies competing in this segment.

     Disk drive manufacturers can produce higher capacity products by putting more disks in a drive or coupling a number of drives together in an array. These approaches are limited by form factor constraints and technical complexity. These are also relatively high cost solutions since the drive manufacturer is adding more componentry. A more cost-effective solution is to develop a product that can store more data using the same number of components. Thus, disk drive manufacturers generally have relied on the development of new head technologies and of thin film disks with improved areal density characteristics to support generational advances in storage capacity and performance.

THE HMT APPROACH

     HMT focuses on providing value-added technological solutions that meet the demands of the high-end, high-capacity disk drive market. The Company develops, manufactures and sells technologically advanced products designed to provide improved performance, principally through achieving higher coercivities and lower glide heights. The Company seeks to be a supplier to disk drive manufacturers with a proven record for technological leadership because these customers have the greatest ability to fully exploit the value of technologically superior disks. By working with such high-end customers and their head vendors, HMT can influence leading edge disk drive designs and earn a strong position as a supplier of disks for these products.

STRATEGY

     The key elements of HMT's strategy are as follows:

     - Establish and Maintain Leadership in High-End Product Technology. The Company focuses its development resources principally on performance improvements for disks sold to the high-end, high-capacity segment of the disk drive industry. In order to improve product performance characteristics, including magnetics, glide height, durability and stiction, HMT is continually engaged in efforts to enhance its proprietary technologies and processes. For example, efforts in the alloy and process development area, focusing largely on non-precious metal alloys, are directed toward improving disk coercivity above the 3000 Oe level.

     - Develop Collaborative Relationships with Leading Head and Disk Drive Manufacturers. The Company works closely with head manufacturers developing new technologies, including TRI-PAD compatible and MR-head ready disks. This collaboration enables the parties to develop compatible products that can be effectively incorporated together into leading edge disk drives.

        HMT also seeks to establish strong relationships with its customers, enabling the Company to participate in establishing technological and design requirements for new products. The Company believes that close technical collaboration with its customers and their other suppliers during the design phase of new disk drives facilitates integration of the Company's products into new drives, improves the Company's ability to reach cost effective high volume manufacturing rapidly and enhances the likelihood that the Company will become a primary supplier of thin film disks for high-performance disk drive products.

     -  Develop Advanced Manufacturing Processes to Support Volume
        Production. HMT develops advanced manufacturing processes directly on state-of-the-art production equipment. Developing manufacturing processes for new products directly on active production lines during the research and development phase increases the likelihood that the Company can quickly and efficiently transition to high volume commercial production of new products. The ability to implement new processes quickly also helps the Company meet its customers' increasingly rapid time-to-market demands and advances its goal of having its products designed into its customers' disk drives.

     - Expand Manufacturing Capacity. The Company recently completed construction of a new 124,000 square foot production facility at its Fremont, California site. The administrative office areas and six production scale sputtering lines were brought into service by the end of the first quarter of fiscal 1998. The Company plans to install up to 10 additional production scale sputtering lines in this new facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates. The Company expects that added capacity will enable it to improve its ability to meet the demands of current customers and position it to take advantage of additional market opportunities.

     - Maintain Strict Quality Control of Manufacturing Process. HMT believes that its close attention to quality control results in a consistent product and high production yields and is key to its success. Attention to quality has the dual benefit of producing high-performance disks and lowering the Company's cost of production. In addition, product quality is an essential factor in the supplier certification process of disk drive manufacturers.

PRODUCTS

     The Company provides a range of magnetic density points (coercivities), glide heights and disk thicknesses. HMT currently manufactures and sells disks in commercial quantities with substantially all having coercivities levels of 2000 Oe or higher and glide heights of 1.5 microinches or less. The Company is also currently producing small quantities of disks for use in customer development programs with coercivities of up to 3000 Oe.

     The Company's product mix continually shifts as technological advances are implemented in anticipation of demand for disks with improved performance characteristics and the Company transitions production from less technologically sophisticated disks still in active use. For example, during the three months ended March 31, 1995, 1800 Oe and below products comprised 95.0% of total units shipped. In the three months ended March 31, 1997, substantially all products shipped were 2000 Oe and above, with more than 50% of the units shipped having coercivities of 2200 Oe and above.

     As of June 30, 1997, the Company's disks were used by seven disk drive manufacturers in 11 different 3 1/2-inch disk drive products. Currently, the Company's products are used in fixed disk drives that have capacities ranging from 2.0 GB to 10.0 GB with storage capacity per disk ranging from 750 MB to 1.5 GB and removable disk drives that have capacities of approximately 1.0 GB with storage capacity per disk of approximately 500 MB. The Company has the technological capability to produce disks to fit standard form factors of 5 1/4-inches and below, although it currently produces only 3 1/2-inch disks.

MANUFACTURING AND QUALITY

     HMT believes that its internally developed proprietary and patented manufacturing processes and state-of-the-art equipment, to which it has made proprietary modifications, combined with its extensive expertise, currently provide HMT with a technological advantage over competing independent thin film disk manufacturers. HMT's expertise, processes and equipment also allow it to develop new proprietary processes in response to customers' requirements for improved product performance and to integrate new technologies into the manufacturing process rapidly. The Company's production lines can be installed, modified or expanded on a cost efficient basis. The use of a modular strategy facilitates incremental capacity increases, efficient adaptation of manufacturing equipment for new product processes and achievement of high volume manufacturing capacity for new products on a timely basis.

     Manufacturing Process

     The Company's manufacturing process is briefly summarized as follows:

     Chamfer, Grind, Bake and Wash. The initial input to the production of a thin film disk is an aluminum blank that can be procured from a number of sources. To create specialized aluminum alloy substrates, HMT chamfers the inner and outer edges of the blank, and bakes the chamfered blank to bring out surface roughness. HMT then grinds the blank to achieve required gauge thickness and flatness, remove surface defects, and improve surface finish. HMT then washes the blank to remove particles. HMT currently produces these substrates through in-house manufacturing, but may from time to time purchase a portion of its requirements from independent vendors.

     Plate, Polish, Texture and Wash. Aluminum substrates are plated with electroless Nickel-Phosphorus alloy, a non-magnetic layer critical to corrosion resistance that strengthens the disk and improves durability. The Company currently performs most of its nickel plating in-house. Disks are then polished to produce a mirror smooth surface. Polishing enhances the nickel surface, reducing its roughness, while maintaining the overall flatness of the disk. The Company's texturizing process, a highly automated patented process, produces a controlled roughness on the disk's surface to improve its stiction characteristics. The final step in these front-end processes is washing to present a clean disk surface. Subsequent processes occur in class 10 clean rooms only.

     Sputter, Dip Lube and Kiss Buff. The sputter process uses equipment and a process, similar to that used in silicon wafer fabrication, in which layers of materials are deposited on the disk through a vacuum sputtering process. The chrome and magnetic layers determine the magnetic properties of the disk. The carbon layer is a protective overcoat. After sputtering, a microscopic layer of lubrication is applied to the disk's surface to improve durability and reduce surface friction. After lubrication, a surface finishing step is applied, commonly referred to as kiss buff or tape burnish.

     Glide/Certify. In the test and certification process each finished disk is electronically screened and certified as acceptable based on the customer's specifications. A robotically controlled tester electronically tests for glide performance. The tester then writes information onto the disk, reads it back and erases it, simulating performance in the customer's disk drive. Each disk is tested for parametrics, errors in the read/erase process and surface defects.

     The conversion of a specialized aluminum alloy substrate into a final product requires three to five days.

THE THIN FILM DISK PRODUCTION PROCESS


[Diagram--A flow draft summarizing the principal steps in the process flow and the corresponding disk layers created during the thin film disk production process.]



     Quality Assurance

     HMT has a dedicated quality assurance group. The Company believes that its quality assurance program allows it to realize superior product yields and consistently produce a quality product. Because a high quality product is critical to achieving strong operating results and high customer satisfaction, HMT's emphasis on this area will remain a top priority. The organization consists of four separate groups:

     - Application Engineering. The Application Engineering group is responsible for reviewing customer requirements and specifications by conducting specification reviews and soliciting customer and internal manufacturing feedback. Other functions include correlating and evaluating the results of HMT and customer testing, generating standards and performing source audits.

     - Supplier Quality Engineering. Because quality assurance is a critical aspect of the Company's strategy, the emphasis on quality must extend to the supplier level. The Supplier Quality
       Engineering group is responsible for ensuring incoming product quality through auditing suppliers, reviewing process data, establishing internal specifications and creating quality procedures and practices. The group also establishes material specifications, supplier benchmarking and standards for qualification of the supplier base.

     - Reliability and Process Engineering. The Reliability and Process Engineering group is responsible for performing ongoing reliability testing, process improvement testing and new product development testing. Specific functions involve statistical process control analysis, gauge repeatability and reproducibility studies, equipment calibration, process qualification improvements and in-process quality audits.

     - Customer Support. The Customer Support group acts as liaison between the customer and the Company's manufacturing organization. All customer concerns and issues are handled through the group. Other responsibilities include corrective action requests, non-conforming material reviews, return material authorizations and document control.

     Manufacturing Facilities and Capacity

     The Company's manufacturing facilities, distribution center and administrative offices are located in Fremont, California. The Company's Fremont facility received ISO 9001 certification in May 1996. As of June 30, 1997, the Company was operating 18 production scale sputtering lines seven days a week, 24 hours per day for production and development of products. A typical sputtering line consists of one sputtering machine and associated equipment, such as texturizers, lubricators, glide testers and certifiers. The Company recently completed construction of a 124,000 square foot production facility at its Fremont, California site, in which six of its sputtering lines are located. The Company plans to install up to 10 additional production scale sputtering lines in this facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates.

     Because the Company has been operating at close to full capacity, further growth in the Company's net sales will depend on the continued successful expansion by the Company of its manufacturing capacity. There can be no assurance that the Company will be able to successfully increase capacity and the failure to do so could have a material adverse effect of the Company's business, operating results and financial condition.

TECHNOLOGY

     The Company believes that there are a number of factors that are key to establishing and maintaining an advanced technology position. The Company is optimizing non-precious metal alloys, based on a cobalt/chromium/tantalum alloy, for future products with coercivities that can support foreseeable demand for increased storage capacity using relatively inexpensive materials. The Company also has extensive expertise in the deposition of these and other alloys onto disks. The Company uses state-of-the-art static sputtering machines in the development and production of disks. Static machines differ from in-line, pallet machines used by some other disk manufacturers in a number of important respects. Static sputtering machines process one stationary disk at a time, allowing for greater control of alloy deposition and minimizing spatial and temperature variation; use isolated process chambers, permitting the manufacturer to control and optimize each process step separately; and do not require a pallet, reducing the risk of contamination of the disk surface during processing. The Company has further enhanced the performance of sputtering equipment supplied by vendors through internally developed, proprietary and patented modifications.

     The Company believes its unique tribology approach, which minimizes detrimental interaction between the head and disk, is another area of strength. The method involves balancing the inter-relationship between texturizing, carbon overcoating and lubrication. The Company's patented graded zone texture process allows the Company to produce a rougher texture at the disk's inner diameter, while creating a smoother surface on the remainder of the disk. This process provides increased protection where the head most often comes into contact with the disk, while also minimizing the distance between the head and the disk magnetics in other regions of the disk where data is stored and read. A nitrogen-containing carbon overcoat offers superior wear resistance. Application of the Company's in-house blended lubricant results in disks that can withstand an extreme range of temperature and humidity conditions. These additional layers must be thick enough to achieve the desired protection of the disk and thin enough to minimize the distance between the head and the magnetic layer of the disk. The Company believes that its application of these technologies, with particular attention to the inter-relationship between the technologies and their combined effect on disk performance, have enabled it to develop competitive high-capacity disks.

     The Company also devotes considerable resources to developing disks for drives utilizing new head technology. Head technology, traditionally based on flying inductive heads that combine the read and write function within one head, is undergoing significant evolution. Two important new technologies, proximity recording and MR-heads, have emerged and over time are expected to replace traditional inductive technology. The Company believes that proximity recording, such as TRI-PAD or similar technology, which is an extension of current inductive technology that, by design, allows a portion of the head to have intermittent contact with the disk, will be an important technology for the next several years. MR-head technology segregates the read and write function to different elements of the head. By physically disconnecting the writing and readback processes each can be individually tuned for optimized performance. The Company expects that the superior performance offered by MR technology will make it the dominant head technology of the future. In order to take advantage of the technological potential of these new head technologies and enable the Company to play a role in setting design specifications for the disk drive product, HMT works directly with head manufacturers to develop compatible disks. The Company has demonstrated the ability to produce disks for the new head formats through the use of non-precious metal alloys, modified equipment and optimized processes.

     The Company believes that its materials science expertise and ongoing commitment to developing new technologies is critical to remaining competitive and achieving desired operating results. The Company expects its research and development effort to remain focused on alloy and process development, substrate finish and texture, overcoat development, and compatibility with advanced recording concepts. As it has done in the past, the Company intends to conduct many of its development programs directly on active production lines, facilitating transition to high volume commercial production and minimizing development expense. During the fiscal years 1995, 1996 and 1997 and the three months ended June 30, 1997, the Company incurred $3.1 million, $3.8 million, $5.8 million and $1.9 million, respectively, of research and development expenses. The Company believes that its future success depends on its ability to continue to enhance its existing products and to develop new products.

CUSTOMERS, SALES AND SUPPORT

     The Company sells its products directly to independent OEM disk drive manufacturers for incorporation primarily into hard disk drives which are marketed under the manufacturers' own labels. The following table sets forth the percentage of net sales attributable to sales to the Company's principal customers in fiscal 1995, fiscal 1996, fiscal 1997 and the three months ended June 30, 1997:

                                                    FISCAL
                                            ----------------------     THREE MONTHS ENDED
                                            1995     1996     1997       JUNE 30, 1997
                                            ----     ----     ----     ------------------
        Maxtor............................  73.7%    40.5%    40.7%            9.7%
        Samsung...........................   0.3      0.1     19.8            27.7
        Iomega............................    --      2.4     12.2            32.1
        Western Digital...................   5.9     35.8     11.9            18.7
        Micropolis........................  11.2      9.1      8.4             1.6

     The Company's other customers during fiscal 1997 included Quantum and Hewlett-Packard. Iomega utilizes the Company's disks in its removable media hard disk drives. Due to cessation of its high-end manufacturing operations, Quantum's high-end products are now being manufactured by Matsushita Kotobuki Electronics Industries ("MKE"), and the Company is currently shipping products to MKE. Due to the rapid and frequent development of new disk drive products, it is common in the industry for the relative mix of customers and products to change rapidly, even from quarter to quarter.

     The Company has generally sold its products to customers pursuant to purchase orders and similar short-term arrangements. In June 1996, the Company entered into a long-term supply agreement with Maxtor covering the supply of disks to Maxtor through June 2001. While this agreement contemplates a significant increase in the purchases of disks by Maxtor from current levels, it is subject to a number of conditions and qualifications; and there can be no assurance that Maxtor will in fact remain a significant customer during the term of the agreement.

     The Company believes that close technical collaboration with its customers and their other suppliers during the design phase of new disk drives facilitates integration of the Company's products into new disk drives, improves the Company's ability to rapidly reach cost effective high volume manufacturing and enhances the likelihood that the Company will become a primary supplier of thin film disks for new disk drive products. However, the design-in process is ongoing and recurs frequently, and the Company must compete for participation in each new product program, even those of existing customers.

     The Company's customer sales and service efforts are an integral part of maintaining strong customer relations. The sales and service organization processes requests from customers concerning product needs and acts to mobilize the Company's resources to fulfill customer requests.

     Although the Company has broadened its customer base, there are a relatively small number of disk drive manufacturers, and the Company expects that its dependence on a few customers will continue in the future. Additionally, there is the possibility that one or more of the Company's customers could develop or expand their ability to produce thin film disks internally and, as a result, could reduce the level of purchases or cease purchasing from the Company or could sell thin film disks in competition with the Company. There has also been a trend toward consolidation in the disk drive industry that the Company expects to continue. If any of the Company's customers or competitors were to combine and rationalize suppliers and competitive product lines, the Company's business, results of operations and financial condition could be materially adversely affected.

BACKLOG

     The Company's sales are generally made pursuant to purchase orders that are subject to cancellation, modification, quantity reductions or rescheduling without significant penalties. Customers typically provide the Company with forecasts of expected requirements for the next three to six months and submit purchase orders 60 to 90 days in advance of shipment dates. Because these purchase orders may be modified or rescheduled by customers on short notice and without penalty, the Company does not believe that its backlog as of any particular date should be considered indicative of sales for any future period.

COMPETITION

     Competitors in the thin film disk industry fall into three groups: U.S. non-captive manufacturers, Japan-based manufacturers and U.S. captive manufacturers. Historically each of these groups has supplied approximately one-third of the worldwide thin film disk unit output. The Company's primary U.S. non-captive competitors are Akashic, Komag and StorMedia. Japan-based competitors include Fuji, Mitsubishi, Showa Denko and Hoya. Certain of these companies have significantly greater financial, technical and marketing resources than the Company. In addition, U.S. captive manufacturers, which include certain computer manufacturers, as well as disk drive manufacturers such as Seagate, an affiliate of Maxtor and Western Digital, manufacture disks or plan to manufacture disks for their internal use as part of their vertical integration programs. These companies could increase their internal production and reduce or cease purchasing from independent disk suppliers such as the Company. In the event of an oversupply of disks, these customers are likely to utilize their internal capacity prior to purchasing disks from independent manufacturers such as the Company. Moreover, while captive manufacturers have, to date, sold only nominal quantities of thin film disks in the open market, there can be no assurance that such companies will not in the future do so in direct competition with the Company. Furthermore, there can be no assurance that other current and potential customers will not acquire or develop capacity to produce thin film disks for internal use, or that disk manufacturing capacity will not exceed demand. Any such changes could have a material adverse effect on the Company's business, operating results and financial condition. Announcement or implementation of any of the following by the Company's competitors could have a material adverse effect on the Company's business, operating results and financial condition: changes in pricing, product introductions, increases in production capacity, changes in product mix and technological innovation.

     The market for thin film disk products is highly competitive, and the Company expects competition to increase in the future. The Company believes that the principal competitive factors affecting this market include performance, quality, delivery capability and price. The Company believes that its products compete favorably in the high-end segment of the market that it serves, especially with respect to performance and quality. The thin film disk industry is characterized by short product life cycles, ranging from nine to twelve months. As a result, the Company must continually anticipate, and adapt its products to meet, demand for increased storage capacity. There can be no assurance that in the future the Company will be able to manufacture products on a timely basis with the quality and features necessary in order to remain competitive. In addition, the development of technologically innovative products requires substantial investments in research and development.

     The thin film disk industry is characterized by intense price competition. While the Company believes that consumers in the high-end, high-capacity segment of the market in which the Company operates are less sensitive to price, the Company has experienced pricing pressures in the past, and there can be no assurance that the Company will not experience increased price competition in the future. Pricing pressure has included, and may in the future include, demands for discounts, long-term supply commitments and extended payment terms. Any increase in price competition could have a material adverse effect on the Company's business, operating results and financial condition. The Company and certain of its competitors are currently engaged in substantial efforts to increase disk manufacturing capacity. To the extent that these efforts result in industry capacity in excess of levels of demand, the Company could experience increased levels of competition, which could have a material adverse effect on the Company's business, operating results and financial condition.

EMPLOYEES

     As of June 30, 1997, the Company had 1,624 full-time employees, with 1,430 in manufacturing, 57 in research and development, 70 in quality assurance and 67 in administration and marketing. The Company believes it generally has good relations with its employees. None of the Company's employees are represented by a labor union, and the Company has never experienced a work stoppage.

                                    GLOSSARY

AREAL DENSITY: The number of bits of data stored per unit of area.

BIT: The basic unit of storage of information in a computer system. Bits are represented by the presence or absence of changes in orientation of the magnetic domains along a track on the storage media.

BYTE: Equal to eight bits.

CHAMFER: The process of cutting the sharp edges from the inner and outer edges of an aluminum blank.

COERCIVITY: A measure of the magnetic strength of the disk which is expressed in Oersteds.

DISK SPUTTERING LINES: A sputtering system and related equipment such as plating, polishing, texturizing, lubrication and test equipment as well as related handling equipment.

GIGABYTE (GB): Equal to one billion bytes or one thousand megabytes.

GLIDE HEIGHT: The height at which the head can fly over the disk without hitting anything. The glide height is dependent on the smoothness and flatness of the disk.

HEAD OR DISK DRIVE HEAD: Small magnetic transducer that flies above the surface of the disk and performs the functions of reading and writing data on the disk.

INDUCTIVE WRITING AND READING HEADS: Refers to heads which use a single element for both the writing and reading process. In the writing process, a current induces an alternating magnetic field at the magnetic tips of the head. In the reading process, the same element senses the magnetic field from the written bits of data and thereby induces an electrical current.

MAGNETO-RESISTIVE (MR) HEADS: Recording heads that use an inductive thin film element to write data on to the media and read the data with a separate magneto-resistive element. The use of a separate but much more sensitive read element permits data to be recorded and, subsequently, read at much higher track densities than inductive thin film head technology.

MEGABYTE (MB): Equal to one million bytes.

MICROINCH: One millionth of an inch.

MICRON: One millionth of a meter.

NETWORK SERVER OR SERVER: A computer generally configured for the support of concurrent multi-user applications. The server is generally a storage repository of software and data.

OERSTED (OE): A unit of magnetic strength.

PROXIMITY RECORDING: Extension of traditional inductive writing/reading technology which improves performance by bringing transducer into direct contact with disk.

SPUTTERING: A complex vacuum deposition process used to deposit multiple thin film layers on a disk.

STICTION: The static friction that occurs when two smooth surfaces come into contact. A common example is a coin on a wet counter.

SUBSTRATES: The disk material (typically aluminum) onto which the thin layers of material are sputtered.

THIN FILMS: For magnetic disks, films with thickness measured in microinches (millionths of an inch).

THIN FILM DISK OR DISK: A disk incorporating a thin magnetic film capable of storing information in the form of magnetic patterns written and detected by a separate magnetic head within a disk drive.

TRIBOLOGY: Refers to the mechanical interaction between the recording head and the disk.

YIELD: A measure of manufacturing efficiency; the percent of acceptable product obtained from a specific manufacturing process(es).

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 1997 by the Selling Stockholders. The shares being offered by each Selling Stockholder shall be allocated 85% to the U.S. Offering and 15% to the International Offering (subject to rounding adjustments). The Underwriters' over-allotment options shall be allocated among the Company and the Selling Stockholders based on their pro rata portion of the shares to be sold in the Offerings. Percentage of beneficial ownership is based on 41,228,793 shares of Common Stock outstanding as of June 30, 1997 and the number of shares owned as of such date.

                                       SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE                       OWNED AFTER THE
                                          OFFERINGS(1)           SHARES         OFFERINGS(1)(2)
                                      ---------------------      BEING       ---------------------
                                        NUMBER      PERCENT    OFFERED(3)      NUMBER      PERCENT
                                      ----------    -------    ----------    ----------    -------
SELLING STOCKHOLDERS
Summit Ventures III, L.P.(4).........  6,778,429      16.4%     2,440,359     4,338,070      10.5%
Summit Ventures IV, L.P.(4)..........  6,778,429      16.4      2,440,359     4,338,070      10.5
Hitachi Metals, Ltd..................  5,146,744      12.5      1,648,489     3,498,255       8.3
Ronald L. Schauer(5).................  3,146,000       7.6      1,100,000     2,046,000       4.8
Summit Subordinated Debt Fund,
  L.P.(4)............................    909,881       2.2        327,518       582,363       1.4
Michael A. Russak(6).................    840,754       2.0        275,000       565,754       1.3
George J. Hall(7)....................    681,215       1.7        240,000       441,215       1.0
Ronald J. Buschur(8).................    889,986       2.2        235,000       654,986       1.6
Peter S. Norris(9)...................    560,769       1.4        100,000       460,769       1.1
Summit Investors II, L.P.(4).........    253,952         *         91,515       162,437         *
Crossroads SF Limited Partnership....    140,573         *         30,003       110,570         *
Crossroads Capital II Limited
  Partnership........................    106,890         *         28,535        78,355         *
Joseph E. Haefele(10)................    200,374         *         20,000       180,374         *
Bruce C. Edwards(11).................     46,500         *         12,000        34,500         *
Crossroads DPT Limited Partnership...     52,537         *         11,222        41,315         *

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Adjusted to reflect the sale of 1,000,000 shares by the Company in the Offerings.

 (3) Assumes no exercise of the Underwriters' over-allotment options. None of the shares being offered are subject to a repurchase right in favor of the Company.

 (4) Walter G. Kortschak, a director of the Company, is a general partner of the following entities: (i) Stamps, Woodsum & Co. III, the general partner of Summit Partners III, L.P. and Summit Partners SD, L.P., which are the general partners of Summit Ventures III, L.P. and Summit Subordinated Debt Fund, L.P., respectively; (ii) Stamps, Woodsum & Co. IV, the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P.; and (iii) Summit Investors II, L.P.

 (5) Consists of 3,146,000 shares held by Ronald L. Schauer and Marlys A. Schauer, as co-trustees of the Schauer Living Trust u/a/d 3/11/96 ("Schauer Living Trust"). All of the shares being offered hereby are held by the Schauer Living Trust. Includes 1,079,736 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 188,360 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Schauer is President, Chief Executive Officer and Chairman of the Board of the Company.

 (6) Includes 818,899 shares held by Michael A. Russak and Bonnie-Anne Russak, as co-trustees of the Russak Living Trust u/a/d 5/31/96 ("Russak Living Trust"). All of the shares being offered hereby are held by the Russak Living Trust. Includes 21,000 shares held by the Mary Lynn Russak 1996 Irrevocable Trust ("Mary Lynn Russak Trust") and 635 shares held by Dr. Russak's spouse. Mary Lynn Russak, the beneficiary of the Mary Lynn Russak Trust, is a daughter of Dr. Russak. Dr. Russak disclaims beneficial ownership of the shares held in the Mary Lynn Russak Trust. Includes 297,794 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 51,949 shares that are subject to a right of repurchase that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Dr. Russak is Vice President, Research and Development of the Company.

 (7) Consists of 653,715 shares held by George J. Hall and Dianna Lynn Hall, as co-trustees of the George J. Hall Family Trust u/a/d 11/26/92, amended 5/8/96 ("Hall Family Trust") and 27,500 shares held by the Anne T. Hall Foundation ("Hall Foundation"). All of the shares being offered hereby are held by the Hall Family Trust. Mr. Hall disclaims beneficial ownership of the shares held by him as trustee of the Hall Foundation. Includes 297,794 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 51,949 shares that are subject to a right of repurchase that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Hall is Vice President, Operations of the Company.

 (8) Includes 851,546 shares held by Ronald J. Buschur and Lisa A. Buschur, as co-trustees of the Buschur Living Trust u/a/d 3/11/96 ("Buschur Living Trust"), 19,220 shares held by the Ryan Buschur 1996 Irrevocable Trust u/a/d 2/9/96 ("Ryan Buschur Trust") and 19,220 shares held by the Lynsey Buschur 1996 Irrevocable Trust u/a/d 2/6/96 ("Lynsey Buschur Trust"). Subsequent to June 30, 1997, Mr. Buschur transferred 215,760 shares of the Company's Common Stock to the Buschur Living Trust. All of the shares being offered hereby are held by the Buschur Living Trust. Ryan Buschur, the beneficiary of the Ryan Buschur Trust, and Lynsey Buschur, the beneficiary of the Lynsey Buschur Trust, are the children of Mr. Buschur. Mr. Buschur disclaims beneficial ownership of the shares held by him as trustee of the Ryan Buschur Trust and the Lynsey Buschur Trust. Includes 297,794 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 51,949 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Buschur is Vice President, Quality Assurance of the Company.

 (9) Includes 240,857 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 29,214 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Norris is Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

(10) Includes 55,813 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 9,718 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Includes 19,740 shares held by Mr. Haefele's spouse. Mr. Haefele was promoted to Vice President of Operations, Fremont of the Company in July 1997.

(11) Includes 13,563 shares held by Bruce C. Edwards and Susan E. Edwards, as co-trustees of the Bruce C. Edwards and Susan E. Edwards Living Trust u/a/d 6/26/91 ("Edwards Living Trust"). Subsequent to June 30, 1997, Mr. Edwards transferred 2,906 shares of the Company's Common Stock to the Edwards Living Trust. All of the shares being offered hereby are held by the Edwards Living Trust. Includes 30,031 shares that are subject to a right of repurchase in favor of the Company that expires ratably beginning January 1997 through January 2000. Mr. Edwards is a director of the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value, and 9,100,000 shares of Preferred Stock, $0.001 par value.

COMMON STOCK

     As of August 13, 1997, there were 41,334,565 shares of Common Stock outstanding held of record by approximately 226 stockholders. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive rights or other subscription rights. There are no redemption or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

WARRANTS

     In connection with the Leveraged Recapitalization, pursuant to a warrant purchase agreement dated November 30, 1995, the Company issued to certain senior lenders (the "Warrantholders") warrants to purchase an aggregate of 701,344 shares of Common Stock at a price of $0.0003 per share. The warrants terminate on November 30, 2002. Upon any reorganization or reclassification, consolidation or merger or any sale or other transfer of substantially all of its assets the warrants may be repurchased by the Company with the consent of the Warrantholders. In the event the Warrantholders do not consent to such repurchase, the warrants must be exercised prior to the consummation of such transaction and will be converted into the right to receive a comparable number of securities or property of the surviving corporation. The warrants include a net exercise provision, and the Warrantholders have the right to cause the Company to repurchase the warrants and any shares issued upon exercise thereof under certain circumstances. Upon payment of the outstanding balance of the senior bank term loan in March 1996, the Company redeemed warrants for 280,550 shares of Common Stock at the Warrantholders' cost ($0.02), leaving a balance of 420,794 shares subject to the remaining warrants. In addition, the Warrantholders have certain registration rights with respect to the shares of Common Stock issuable upon exercise of such warrants. In June 1997, one of the Warrantholders exercised its warrant and sold all of the underlying shares of Common Stock. As of June 30, 1997, a warrant to purchase an aggregate of 210,397 shares of Common Stock remained outstanding.

REGISTRATION RIGHTS

     Pursuant to an agreement between the Company and the holders (or their permitted transferees) of approximately 29,656,057 shares of Common Stock ("Holders"), the Holders are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended (the "Securities Act"). If the Company proposes to register its Common Stock, subject to certain exceptions, under the Securities Act, the Holders are entitled to notice of the registration and are entitled to include, at the Company's expense, such shares therein, provided that the managing underwriters have the right to limit the number of such shares included in the registration. In addition, certain of the Holders may require the Company at its expense on no more than two occasions within six months to file a registration statement under the Securities Act with respect to their shares of Common Stock. Such rights became exercisable in September 1996. Further, certain Holders may require the Company at its expense to register their shares on Form S-3 when such form becomes available to the Company, subject to certain conditions and limitations. Such right expires in March 2001.

     In connection with the issuance of the Convertible Notes, pursuant to the Registration Agreement for the benefit the holders of the Convertible Notes and the Common Stock issuable upon conversion thereof, the Company registered the resale of such securities pursuant to a shelf registration statement. The other registration rights described above do not give any other holders of securities of the Company (other than the Warrantholders) the right to participate in any such registration statement because such registration rights are inapplicable by their terms or, to the extent otherwise applicable, have been waived.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     The Company is governed by the provisions of Section 203 of the Delaware Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of the Company.

     The Company's Certificate of Incorporation and Bylaws also require that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of the stockholders of the Company may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer of the Company or by any person or persons holding shares representing at least 20% of the outstanding capital stock. The Company's Certificate of Incorporation also specifies that the authorized number of directors may be changed only by resolution of the Board of Directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is Boston EquiServe Limited Partnership. Its telephone number is (617) 575-2000.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "U.S. Underwriting Agreement") among the Company, the Selling Stockholders and each of the underwriters named below (the "U.S. Underwriters"), for whom Salomon Brothers Inc, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC, are acting as representatives (the "U.S. Representatives"), the Company and the Selling Stockholders have agreed to sell to each of the U.S. Underwriters and each of the U.S. Underwriters has severally agreed to purchase from the Company and the Selling Stockholders the aggregate number of Shares set forth opposite its name in the table below.

                                                                              NUMBER OF
                               U.S. UNDERWRITERS                                SHARES
    ------------------------------------------------------------------------  ----------
    Salomon Brothers Inc....................................................   2,000,000
    Alex. Brown & Sons Incorporated.........................................   2,000,000
    Hambrecht & Quist LLC...................................................   2,000,000
    Robertson, Stephens & Company LLC.......................................   2,000,000
    Crowell, Weedon & Co....................................................     125,000
    Needham & Company, Inc..................................................     125,000
    Sands Brothers & Co., Ltd...............................................     125,000
    Sutro & Co. Incorporated................................................     125,000
                                                                              ----------
              Total.........................................................   8,500,000
                                                                              ==========

     The U.S. Underwriting Agreement provides that the obligations of the U.S. Underwriters to purchase the Shares listed above are subject to certain conditions set forth therein. The U.S. Underwriters are committed to purchase all of the Shares offered by this Prospectus (other than those covered by the over-allotment options described below), if any are purchased. In the event of default by any U.S. Underwriter, the U.S. Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting U.S. Underwriters may be increased or the U.S. Underwriting Agreement may be terminated.

     The U.S. Representatives have advised the Company and the Selling Stockholders that the U.S. Underwriters propose initially to offer such Shares to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a discount not in excess of $0.36 per share. The U.S. Underwriters may allow, and such dealers may reallow, a discount not in excess of $0.10 per share on sales to certain other dealers. After the Offerings, the public offering price and such discounts may be changed.

     The Company and the Selling Stockholders also have entered into an underwriting agreement (the "International Underwriting Agreement") with the International Underwriters named therein, for whom Salomon Brothers International Limited, Alex. Brown & Sons International, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC, are acting as representatives (the "International Representatives"), providing for the concurrent offer and sale of 1,725,000 of the Shares outside the U.S. and Canada (including up to 225,000 shares subject to exercise of an underwriters' over-allotment option by the International Underwriters) (the "International Securities").

     The closing with respect to the sale of the Shares pursuant to the U.S. Underwriting Agreement is a condition to the closing with respect to the sale of the Shares pursuant to the International Underwriting Agreement, and the closing with respect to the sale of Shares pursuant to the International Underwriting Agreement is a condition to the closing with respect to the sale of the Shares pursuant to the U.S. Underwriting Agreement. The initial public offering price and underwriting discounts per Share for the U.S. Offering and the International Offering will be identical.

     Each U.S. Underwriter has severally agreed that, as part of the distribution of the 8,500,000 Shares by the U.S. Underwriters, (i) it is not purchasing any Shares for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any Prospectus relating to the U.S. Offering to any person outside of the United States or Canada, or to anyone other than a United States or Canadian Person and (iii) any dealer to whom it may sell any Shares will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any Shares outside of the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

     Each International Underwriter has severally agreed that, as part of the distribution of the 1,500,000 Shares by the International Underwriters, (i) it is not purchasing any Shares for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute this Prospectus to any person in the United States or Canada, or to any United States or Canadian Person and (iii) any dealer to whom it may sell any Shares will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any Shares in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

     The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. Underwriters and International Underwriters. "United States or Canadian Person" means any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, and any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of its source (other than a foreign branch of such entity) and includes any United States or Canadian branch of a person other than a United States or Canadian Person.

     Each U.S. Underwriter that will offer or sell shares of Common Stock in Canada as part of the distribution has severally agreed that such offers and sales will be made only pursuant to an exemption from the prospectus requirements in each jurisdiction in Canada in which such offers and sales are made.

     Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, sales may be made between the U.S. Underwriters and the International Underwriters of such number of Shares as may be mutually agreed. The price of any Shares so sold shall be the public offering price set forth on the cover page of this Prospectus, less an amount not greater than the concession to securities dealers set forth above. To the extent that there are sales between the International Underwriters and the U.S. Underwriters pursuant to the Agreement Between U.S. Underwriters and International Underwriters, the number of Shares initially available for sale by the U.S. Underwriters or by the International Underwriters may be more or less than the amount specified on the cover page of this Prospectus.

     Each International Underwriter has severally represented and agreed that
(i) it has not offered or sold and, prior to the expiration of six months from the closing of the International Offering, will not offer or sell any International Securities in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the International Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the International Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Company and the Selling Stockholders have granted to the U.S. Underwriters and the International Underwriters options to purchase up to an additional 1,275,000 and 225,000 Shares, respectively, at the price to public less the underwriting discount set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. Such options may be exercised at any time up to 30 days after the date of this Prospectus. To the extent such options are exercised, each of the U.S. Underwriters and the International Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the percentage it was obligated to purchase pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement, as applicable.

     The Company, the Selling Stockholders and all of the executive officers and directors of the Company have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock (except for the shares offered hereby), or publicly announce an intention to effect any such transaction for a period of 90 days after the date of this Prospectus without the prior written consent of Salomon Brothers Inc, subject to certain limited exceptions. Salomon Brothers Inc currently does not intend to release any securities subject to such lock-up agreements, but may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to such lock-up agreements.

     The U.S. Underwriting Agreement and the International Underwriting Agreement provide that the Company and the Selling Stockholders will indemnify the several U.S. Underwriters and International Underwriters against certain liabilities under the Securities Act, or contribute to payments the U.S. Underwriters and the International Underwriters may be required to make in respect thereof.

     Certain of the Underwriters and their affiliates have been engaged from time to time, and may in the future be engaged, to perform investment banking and other advisory-related services to the Company and its affiliates, including certain of the Selling Stockholders, in the ordinary course of business. In connection with rendering such services in the past, such Underwriters and affiliates have received customary compensation, including reimbursement of related expenses.

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot the offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase shares of Common Stock in the open market to cover syndicate short positions or to stabilize the price of the Common Stock. Finally, the underwriting syndicate may reclaim selling concessions from syndicate members in the offering, if the syndicate repurchases previously distributed Common Stock in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Cooley Godward LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Prospectus, Cooley Godward LLP beneficially owns 93,000 shares of Common Stock, of which 60,062 shares are subject to the Company's right of repurchase. In addition, James C. Kitch, a partner of Cooley Godward LLP, is the Secretary of the Company.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated April 22, 1997, and are incorporated by reference herein in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006, and reports, proxy statements and other information concerning the Company can be inspected at said office.

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (together with all amendments and exhibits, the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed fees.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Incorporation of Certain Documents by
  Reference..........................    2
Prospectus Summary...................    3
Risk Factors.........................    6
Use of Proceeds......................   14
Dividend Policy......................   14
Price Range of Common Stock..........   14
Capitalization.......................   15
Selected Consolidated Financial
  Data...............................   16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   17
Business.............................   23
Glossary.............................   34
Selling Stockholders.................   35
Description of Capital Stock.........   37
Underwriting.........................   39
Legal Matters........................   41
Experts..............................   42
Additional Information...............   42

10,000,000 SHARES
HMT TECHNOLOGY
CORPORATION
COMMON STOCK
($.001 PAR VALUE)
LOGO
SALOMON BROTHERS INC

ALEX. BROWN & SONS
        INCORPORATED

HAMBRECHT & QUIST
ROBERTSON, STEPHENS & COMPANY
PROSPECTUS

DATED AUGUST 13, 1997

PROSPECTUS

10,000,000 SHARES

LOGO

COMMON STOCK
($.001 PAR VALUE)

Of the 10,000,000 shares (the "Shares") of Common Stock of HMT Technology Corporation ("HMT" or the "Company") offered hereby, 1,000,000 are being sold by the Company and 9,000,000 are being sold by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders.

Of the 10,000,000 Shares being offered hereby, 1,500,000 Shares are being offered outside the United States and Canada (the "International Offering") and 8,500,000 Shares are being offered in a concurrent offering in the United States and Canada (the "U.S. Offering" and, together with the International Offering, the "Offerings"), subject to transfers between the International Underwriters and the U.S. Underwriters (collectively, the "Underwriters"). The Price to Public and Underwriting Discount per share will be identical for the International Offering and the U.S. Offering. See "Underwriting." The closing of the International Offering and U.S. Offering are conditioned upon each other.

The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "HMTT." On August 13, 1997, the last reported sales price for the Common Stock of the Company as reported by the Nasdaq National Market was $14.94 per share. See "Price Range of Common Stock."

SEE "RISK FACTORS" COMMENCING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------
                                       PRICE TO        UNDERWRITING       PROCEEDS TO
                                        PUBLIC           DISCOUNT         COMPANY(1)        PROCEEDS TO
                                                                                              SELLING
                                                                                            STOCKHOLDERS
Per Share......................... $14.50            $0.61             $13.89            $13.89
Total(2).......................... $145,000,000      $6,100,000        $13,890,000       $125,010,000
-----------------------------------------------------------------------------------------------------------

(1) Before deducting offering expenses payable by the Company estimated at $500,000.

(2) The Company and the Selling Stockholders have granted the International Underwriters and the U.S. Underwriters 30-day options to purchase up to 225,000 and 1,275,000 additional Shares, respectively, solely to cover over-allotments, if any. If the Underwriters exercise these options in full, the total Price to Public, Underwriting Discount, Proceeds to Company and Proceeds to Selling Stockholders will be $166,750,000, $7,015,000, $15,973,500, and $143,761,500, respectively. See "Underwriting."

The Shares are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Shares will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the facilities of The Depository Trust Company, on or about August 19, 1997.

SALOMON BROTHERS INTERNATIONAL LIMITED
              ALEX. BROWN & SONS
                      INTERNATIONAL

                            HAMBRECHT & QUIST

                                        ROBERTSON, STEPHENS & COMPANY

The date of this Prospectus is August 13, 1997

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 0-27586) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K (the "Company's Annual Report on Form 10-K"), for the fiscal year ended March 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the fiscal quarter ended June 30, 1997.

     3. The Company's Registration Statement on Form 8-A filed with the Commission on January 19, 1996.

     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to HMT Technology Corporation,
Attn: Investor Relations, 1055 Page Avenue, Fremont, California 94538, telephone number: (510) 683-6000.

     The HMT Technology logo is a trademark of the Company.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING BY ENTERING STABILIZING BIDS OR EFFECTING SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) OR THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial data, including "Risk Factors," appearing elsewhere in this Prospectus, and in the documents incorporated herein by reference. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors." The definition of certain terms may be found in the Glossary on page 34.

                                  THE COMPANY

     HMT is an independent supplier of high-performance thin film disks for high-end, high-capacity hard disk drives, which in turn are used in high-end personal computers ("PCs"), network servers and workstations. The disks currently being shipped by the Company are primarily for disk drives with storage capacities ranging from 2.0 to 10.0 gigabytes (using two to 12 disks), and substantially all have coercivity levels of 2000 Oe or higher. The Company also supplies high-performance thin film disks for removable hard disk drives. Since March 1994, the Company has focused on addressing the needs of the high-end, high-capacity segment of the disk drive market. HMT believes that its recent operating results reflect its success in meeting these needs and that its future growth and success depend on its ability to continue to develop and market products that enable its customers to produce high-performance disk drives for high-end data storage applications. The Company provides a range of magnetic density points (coercivities), glide heights and disk thicknesses to meet the design and performance requirements of each particular customer. The Company's principal customers currently include Maxtor Corporation ("Maxtor"), Samsung Electronics Company Limited ("Samsung"), Iomega Corporation ("Iomega"), Western Digital Corporation ("Western Digital"), Micropolis Corporation ("Micropolis") and Quantum Corporation ("Quantum").

     Market demand for disks and disk drives has been growing steadily, stimulated by demand for new computers, upgrades to existing computers and the growing use of sophisticated network servers. The combined demand from the PC and server markets has resulted in strong growth in unit shipments of disk drives, which in turn has stimulated the growth of the thin film disk market. According to Trend Focus, there were 340 million thin film disks produced in 1996, with an estimated market value of $4.0 billion. Trend Focus projects that the total market for thin film disks will reach 725 million units in 2000, with an estimated market value of $7.9 billion.

     The most significant technological challenges facing disk manufacturers today are associated with market demand for increased storage capacity and durability. An effective implementation of thin film technology to meet these challenges must address various performance-related characteristics, including magnetics, glide height, durability and stiction. HMT focuses on providing value-added technological solutions that meet the demands of the high-end, high-capacity disk drive market. The Company develops, manufactures and sells technologically advanced products designed to provide improved performance, principally through achieving higher coercivities and lower glide heights. The Company seeks to be a supplier to disk drive manufacturers with a proven record for technological leadership because these customers have the greatest ability to fully exploit the value of technologically superior disks.

     HMT believes that its internally developed proprietary and patented manufacturing processes and state-of-the-art equipment, to which it has made proprietary modifications, combined with its extensive expertise, currently provide HMT with a technological advantage over competing independent thin film disk manufacturers. Particularly important to the Company's success are its unique tribology approach, its commitment to developing disks for drives utilizing new head technology and its ability to produce high-coercivity disks using non-precious metal alloys.

     The key elements of HMT's strategy are as follows: establish and maintain leadership in high-end product technology; develop collaborative relationships with leading head manufacturers and disk drive manufacturers; develop advanced manufacturing processes to support volume production; expand manufacturing capacity; and maintain strict quality control of manufacturing processes.

     The Company recently completed construction of a 124,000 square foot production facility at its Fremont, California site, in which it had brought into service six production scale sputtering lines by the end of the first quarter of fiscal 1998. The Company plans to install up to 10 additional sputtering lines in this facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates.

     HMT was incorporated in Delaware in 1988. The Company's principal executive offices are located at 1055 Page Avenue, Fremont, California 94538; telephone number: (510) 683-6000.

                                 THE OFFERINGS

Common Stock offered by the Company
  U.S. Offering...........................  850,000 shares
  International Offering..................  150,000 shares
          Total...........................  1,000,000 shares
Common Stock offered by the Selling
  Stockholders
  U.S. Offering...........................  7,650,000 shares
  International Offering..................  1,350,000 shares
          Total...........................  9,000,000 shares
Common Stock to be outstanding
  after the Offerings.....................  42,334,565 shares(1)
Use of Proceeds...........................  Capital expenditures, working capital and other general corporate purposes. The Company will not
                                            receive any proceeds from the sale of shares of
                                            Common Stock in the Offerings by the Selling
                                            Stockholders. See "Use of Proceeds."
Nasdaq National Market symbol.............  HMTT

---------------

(1) Based on shares outstanding as of August 13, 1997. Excludes as of such date 4,023,143 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.61 per share and 210,397 shares issuable upon exercise of an outstanding warrant at an exercise price of $0.0003 per share.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       THREE MONTHS ENDED
                                                          YEAR ENDED MARCH 31,                              JUNE 30,
                                      ------------------------------------------------------------     -------------------
                                        1993         1994         1995         1996         1997        1996        1997
                                      --------     --------     --------     --------     --------     -------     -------
                                                                                                           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $ 70,987     $ 64,242     $ 72,893     $194,401     $263,209     $76,420     $76,837
Gross profit (loss).................    (5,250)      (3,406)       5,354       74,598      106,932      32,406      29,361
Operating income (loss).............   (12,474)     (11,302)      (2,006)      58,674       89,317      28,110      23,641
Net income (loss) available for
  common stockholders...............  $(17,056)    $(17,325)    $ (8,941)    $ 45,222     $ 61,745     $15,895     $15,369
Net income (loss) available for
  common stockholders per share(1)..  $  (0.49)    $  (0.50)    $  (0.26)    $   1.28     $   1.35     $  0.36     $  0.31
Shares used in computing per share
  amounts(1)........................    34,822       34,822       34,822       35,224       46,027      44,015      53,805

                                                                           JUNE 30, 1997
                                                                     -------------------------
                                                                      ACTUAL    AS ADJUSTED(2)
                                                                     --------   --------------
                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Working capital....................................................  $ 61,513      $ 74,903
Total assets.......................................................  $406,252      $419,642
Total liabilities..................................................  $294,392      $294,392
Total stockholders' equity.........................................  $111,860      $125,250

---------------

(1) See Note 1 of Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K and incorporated by reference into this Prospectus for an explanation of the determination of the number of fully diluted shares used in computing net income (loss) per share.

(2) Adjusted to reflect the sale of the Shares in the Offerings at the public offering price of $14.50 per share, after deducting underwriting discounts and commissions and the offering expenses payable by the Company, and the application of the net proceeds therefrom. See "Use of Proceeds."

     Unless otherwise indicated, all information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option. See "Underwriting." The Company operates under thirteen-to-fourteen-week quarters that end on the Sunday closest to calendar quarter end. As a result, a fiscal quarter may not end on the same day as the calendar quarter end. For convenience of presentation, financial information has been shown as ending on the last day of the calendar quarter.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below.

FLUCTUATIONS IN OPERATING RESULTS

     The Company's operating results historically have been, and may continue to be, subject to significant quarterly and annual fluctuations. As a result, the Company's operating results in any quarter may not be indicative of its future performance. Factors affecting operating results include but are not limited to: market acceptance of new products; timing of significant orders; changes in pricing by the Company or its competitors; timing of product announcements and product transitions by the Company, its customers or its competitors; order cancellations, modifications and quantity adjustments and shipment reschedulings; changes in product mix; manufacturing yields; the level of utilization of the Company's production capacity; increases in production and engineering costs associated with initial manufacture of new products; and changes in the cost of or limitations on the availability of materials. The impact of these and other factors on the Company's revenues and operating results in any future period cannot be forecasted with certainty. The Company's expense levels are based, in part, on its expectations as to future revenues. Because the Company's sales are generally made pursuant to purchase orders that are subject to cancellation, modification, quantity reduction or rescheduling on short notice and without significant penalties, the Company's backlog as of any particular date may not be indicative of sales for any future period, and such changes could cause the Company's net sales to fall below expected levels. If revenue levels are below expectations, operating results are likely to be materially adversely affected. Net income, if any, and gross margins may be disproportionately affected by a reduction in net sales because a proportionately smaller amount of the Company's expenses varies with its revenues. See "-- Dependence on Suppliers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company derives substantially all of its net sales from the sale of thin film disks to a small number of customers. The Company typically supplies disks in volume for a limited number of disk drive products (11, as of June 30, 1997) at any one time, and these products have an extremely short life cycle. Due to the rapid technological change and frequent development of new disk drive products, it is common in the industry for the relative mix of customers and products to change rapidly, even from quarter to quarter. Generally, new products have higher average selling prices than more mature products. Therefore, the Company's ability to introduce new products in a timely fashion is an important factor in its continued success. Manufacturing yields and production capacity utilization may impact the Company's operating results. New products often have lower manufacturing yields and are produced in lower quantities than more mature products. If production for a disproportionate number of new products is commenced in a given quarter or if manufacturing yields for such products do not improve in a timely manner, the Company's operating results for such quarter could be adversely affected. For example, during the quarter ended March 31, 1997, the Company's operating results were adversely affected due partly to lower yields associated with initial production of a significant number of new products. Manufacturing yields generally improve as the product matures and production volumes increase. Manufacturing yields also vary depending on the complexity and uniqueness of product specifications. The ability to adjust manufacturing procedures to reduce costs and improve manufacturing yields and productivity during a product's life is limited, and many adjustments can only be implemented in connection with new product introductions or upgrades. Small variations in manufacturing yields and productivity can have a significant impact on operating results. Furthermore, because the thin film disk industry is capital intensive and requires a high level of fixed costs, operating results are also extremely sensitive to changes in volume. Substantial advance planning and commitment of financial and other resources is necessary for expansion of manufacturing capacity, while the Company's sales are generally made pursuant to purchase orders that are subject to cancellation, modification, quantity reduction or rescheduling without significant penalties. The impact of any of the foregoing factors could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS; LENGTHY SALES CYCLE

     During fiscal 1997, the Company shipped most of its thin film disks to four customers: Maxtor, Samsung, Iomega and Western Digital. Aggregate shipments to Maxtor, Samsung, Iomega and Western Digital represented 40.7%, 19.8% 12.2% and 11.9%, respectively, of net sales in fiscal 1997, and 9.7%, 27.7%, 32.1%, and 18.7%, respectively, of net sales in the first quarter of fiscal 1998. There are a relatively small number of disk drive manufacturers, and the Company expects that its dependence on a few customers will continue in the future. Loss of, or a reduction in orders from, one or more of the Company's customers could result in a substantial reduction in net sales and operating results. Because many of the Company's expense levels are based, in part, on its expectations as to future revenues, decreases in net sales may result in a disproportionately greater negative impact on operating results. The Company's success will therefore depend on the success of its key customers. One or more of the Company's customers could develop or expand their ability to produce thin film disks internally and, as a result, could reduce the level of purchases or cease purchasing from the Company or could sell thin film disks in competition with the Company. For example, one of the Company's customers, Western Digital, manufactures thin film disks for its own use and an affiliate of another customer, Maxtor, recently began to do so. There has also been a trend toward consolidation in the disk drive industry, which the Company expects to continue. For example, in February 1996, two leading disk drive manufacturers, Seagate Technology, Inc. ("Seagate") and Conner Peripherals, Inc., combined to form the world's largest disk drive manufacturing company. In addition, during the second calendar quarter of 1996, Hewlett-Packard announced its intentions to exit the disk drive business. If any of the Company's customers or competitors were to combine and reduce suppliers and competitive product lines, the Company's business, operating results and financial condition could be materially adversely affected. See "Business -- Customers, Sales and Support."

     The Company has generally sold its products to customers pursuant to purchase orders and similar short-term arrangements. In June 1996, the Company entered into a long-term supply agreement with Maxtor covering the supply of disks to Maxtor through June 2001. While this agreement contemplates significant purchases of disks by Maxtor, it is subject to a number of conditions and qualifications and there can be no assurance that Maxtor will in fact remain a significant customer during the term of the agreement.

     Qualifying thin film disks for incorporation into a new disk drive product requires the Company to work extensively with the customer and the customer's other suppliers to meet product specifications. Therefore, customers often require a significant number of product presentations and demonstrations, as well as substantial interaction with the Company's senior management, before making a purchasing decision. Accordingly, the Company's products typically have a lengthy sales cycle, which can range from six to 12 months, during which the Company may expend substantial financial resources and management time and effort with no assurance that a sale will result.

EXPANSION OF CAPACITY

     Because the Company has been operating at close to full capacity, growth, if any, in the Company's net sales depends on the successful expansion by the Company of its manufacturing capacity. The Company recently completed construction of a new 124,000 square foot production facility at its Fremont, California site. The administrative office areas and six production scale sputtering lines were brought into service by the end of the first quarter of fiscal 1998. The Company plans to install up to 10 additional production scale sputtering lines in this new facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates. The Company currently expects to spend in excess of $200 million over the next twelve months for expansion of production capacity, a substantial majority of which will be spent on the Company's Fremont, California facility. Any delay in the completion of any of these expansion programs could have a material adverse effect on the Company's business, results of operations and financial condition.

INTENSE COMPETITION

     The market for the Company's products is highly competitive, and the Company expects competition to continue in the future. Certain of the Company's competitors have significantly greater financial, technical and marketing resources than the Company. There can be no assurance that in the future the Company will be able to develop and manufacture products on a timely basis with the quality and features necessary in order to remain competitive. Competitors in the thin film disk industry fall into three groups: U.S. non-captive manufacturers, Japan-based manufacturers and U.S. captive manufacturers. Historically, each of these groups has supplied approximately one-third of the worldwide thin film disk unit output. The Company's primary U.S. non-captive competitors are Akashic Memories Corporation, a subsidiary of Kubota, Inc. ("Akashic"), Komag, Incorporated ("Komag") and StorMedia Incorporated ("StorMedia"). Japan-based competitors include Fuji Electric Company Limited ("Fuji"), Mitsubishi Kasei Corporation ("Mitsubishi"), Showa Denko K.K. ("Showa Denko") and Hoya Corporation ("Hoya"). In addition, U.S. captive manufacturers, which include certain computer manufacturers, as well as disk drive manufacturers such as Seagate, Western Digital and an affiliate of Maxtor, manufacture disks or plan to manufacture disks for their internal use as part of their vertical integration programs. These companies could increase their internal production and reduce or cease purchasing from independent disk suppliers such as the Company. In the event of an oversupply of disks, these customers are likely to utilize their internal capacity prior to purchasing disks from independent suppliers such as the Company. Moreover, while captive manufacturers have, to date, sold only nominal quantities of thin film disks in the open market, there can be no assurance that such companies will not in the future do so in direct competition with the Company. Furthermore, there can be no assurance that other current and potential customers will not acquire or develop capacity to produce thin film disks for internal use or that disk manufacturing capacity will not exceed demand. Any such changes could have a material adverse effect on the Company's business, operating results and financial condition.

     Announcement or implementation of any of the following by the Company's competitors could have a material adverse effect on the Company's business, operating results and financial condition: changes in pricing, product introductions, increases in production capacity, changes in product mix and technological innovation. The thin film disk industry is characterized by intense price competition. The Company has experienced pricing pressures in the past, and there can be no assurance that the Company will not experience increased price competition in the future. Pricing pressure has included, and may in the future include, demands for discounts, long-term supply commitments and extended payment terms. Any increase in price competition could have a material adverse effect on the Company's business, operating results and financial condition. The Company and certain of its competitors are currently engaged in substantial efforts to increase disk manufacturing capacity. To the extent that these efforts result in industry capacity in excess of levels of demand, the Company could experience increased levels of competition, which could have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Competition."

MANAGEMENT OF GROWTH

     The Company has experienced a period of rapid expansion in its operations, including the organization and management of a significant expansion in manufacturing capacity that has placed, and may continue to place, a significant strain on the Company's management and other resources. The Company's status as a public company since its March 1996 initial public offering has placed additional demands on the Company's management, including its finance and accounting organization and information systems. The Company currently plans to install a new enterprise-wide integrated financial, accounting and manufacturing information system beginning in the third quarter of fiscal 1998. There can be no assurance that the Company will be able to complete this implementation without disruption to its business, that such efforts will be achieved at acceptable expense levels or that such efforts will not distract the attention of management of the Company. The Company's ability to manage its operations effectively will require it to continue to improve its operational, financial and management information systems, and to train, motivate and manage its employees. If the Company's management is unable to manage its operations effectively, the Company's business, operating results and financial condition could be adversely affected.

DEPENDENCE ON INTENSELY COMPETITIVE AND CYCLICAL HARD DISK DRIVE INDUSTRY

     The Company's operating results are primarily dependent on current and anticipated demand for high-end, high-capacity hard disk drives, which in turn depend on the demand for high-end PCs, network servers and workstations. The disk drive industry is cyclical and historically has experienced periods of oversupply and reduced production levels, resulting in significantly reduced demand for thin film disks, as well as pricing pressures. The effect of these cycles on suppliers, including thin film disk manufacturers, has been magnified by hard disk drive manufacturers' practice of ordering components, including thin film disks, in excess of their needs during periods of rapid growth, which increases the severity of the drop in the demand for components during periods of reduced growth or contraction. In recent years, the disk drive industry has experienced significant growth, providing the Company with the opportunity to expand its capacity. There can be no assurance that such growth will continue, that the level of demand will not decline, or that future demand will be sufficient to support existing and future capacity. A decline in demand for hard disk drives would have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additionally, the hard disk drive industry is intensely competitive, and, in the past, some disk drive manufacturers have experienced substantial financial difficulties. To date, the Company has not incurred significant bad debt expense. However, there can be no assurance that the Company will not face greater difficulty in collecting receivables or be required to offer more liberal payment terms in the future, particularly in a period of reduced demand. Any failure to collect or delay in collecting receivables could have a material adverse effect on the Company's business, operating results and financial condition. See
"Business -- Customers, Sales and Support."

RAPID TECHNOLOGICAL CHANGE

     The thin film disk industry has been characterized by rapid technological development and short product life cycles. Product life cycles typically range from nine to twelve months. As a result, the Company must continually anticipate, and adapt its products to meet, demand for increased storage capacity. Although the Company is continually developing new products and production techniques, there can be no assurance that the Company will be able to anticipate technological advances in disk drives and develop products incorporating such advances in a timely manner or to compete effectively against its competitors' new products. In addition, there can be no assurance that customers will certify the Company's products for inclusion in new disk drive products. The Company anticipates continued changes in the requirements of the disk drive industry and thin film disk manufacturing technologies, and there can be no assurance that the future technological innovations will not reduce demand for thin film disks. The Company's business, operating results and financial condition will be materially adversely affected if the Company's efforts are not successful, if the technologies that the Company has chosen not to develop prove to be competitive alternatives or if any trend develops toward technology that would replace thin film disks as a storage medium. See "Business -- Industry Background -- Challenges Facing the Disk Drive Industry" and "-- Products."

DEPENDENCE ON SUPPLIERS

     The Company relies on a limited number of suppliers for many materials used in its manufacturing processes, including aluminum blanks, substrates, texturizers, plating chemicals, abrasive tapes and slurries, certifier heads, sputter targets and certain other materials. In general, the Company seeks to have two or three suppliers for its requirements; however, there can be no assurance that the Company can secure more than one source for all of its materials requirements in the future or that its suppliers will be able to meet the Company's requirements on a timely basis or on acceptable terms. Shortages have occurred in the past and there can be no assurance that shortages will not occur in the future, or that materials will be available without longer lead times. Moreover, changing suppliers for certain materials, such as lube or buffing tape, would require that the product be requalified with each customer. Requalification could prevent an early design-in, or could prevent or delay continued participation in disk drive programs for which the Company's products have been qualified. In addition, long lead times are required to obtain many materials. Regardless of whether these materials are available from established or new sources of supply, these lead times could impede the Company's ability to quickly respond to changes in demand and product requirements. Furthermore, a significant increase in the price of one or more of these materials could adversely affect the Company's business, operating results and financial condition. In addition, there are only a limited number of providers for thin film disk manufacturing equipment, such as sputtering machines, glide testers and certifiers, and ordering additional equipment for replacement or expansion requires long lead times, limiting the rate and flexibility of capacity expansion. Any limitations on, or delays in, the supply of materials or equipment could disrupt the Company's production volume and could have a material adverse effect on the Company's business, operating results and financial condition.

PROCESS QUALITY CONTROL RISKS

     The manufacture of the Company's high-performance thin film disks requires a tightly controlled multi-stage process and the use of high-quality materials. Efficient production of the Company's products requires utilization of advanced manufacturing techniques and clean room facilities. Disk fabrication occurs in a highly controlled, clean environment to minimize dust and other yield- and quality-limiting contaminants. Despite stringent manufacturing controls, weaknesses in process control or minute impurities in materials may cause a substantial percentage of the disks in a lot to be defective. The success of the Company's manufacturing operation depends in part on the Company's ability to maintain process control and minimize such impurities in order to maximize its yield of acceptable high-quality disks. Minor variations from the Company's specifications could have a disproportionate effect on manufacturing yields. For example, in the quarter ended March 31, 1995, the Company's operating results were materially adversely affected by chlorine contamination of its thin film disk products that it believes resulted from chlorine contamination of disk carriers provided by one of its suppliers. While the Company has implemented procedures to monitor its manufacturing process and the quality of production materials, there can be no assurance that such procedures will be adequate. See "Business -- Manufacturing and Quality -- Quality Assurance."

NEED FOR ADDITIONAL FINANCING

     The disk media business is capital intensive, and the Company believes that in order to remain competitive, it may need significant additional financing over the next several years for capital expenditures, working capital, and research and development. Among other things, the Company's customers prefer suppliers that can meet a substantial portion of their volume requirements, so the Company will need to expand its manufacturing capacity to remain competitive. The Company currently expects to spend in excess of $200 million on capital expenditures directed toward expansion of production capacity over the next twelve months. The Company believes existing cash balances, cash generated from operations, and funds available under its credit facility will provide adequate cash to fund its operations for at least the next twelve months. While operating activities are expected to provide cash in certain periods, continued expansion of the Company's manufacturing capacity may require the Company to obtain additional sources of financing. Additional sources of long-term liquidity could include cash generated from operations and debt and equity financings. The Company continues to have significant future obligations and expects that it may require additional capital to support continued expansion of the Company's manufacturing capacity and growth, if any. There can be no assurance that the Company will be able to obtain alternative sources of financing on favorable terms, if at all, at such time or times as the Company may require such capital. See "Use of Proceeds," "Capitalization" and "Management's

Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     Although the Company attempts to protect its intellectual property rights through patents, copyrights, trade secrets and other measures, there can be no assurance that the Company will be able to protect its technology adequately or that competitors will not be able to develop similar technology independently. The Company has 34 patents and 18 pending patent applications in the United States. In addition, the Company has nine foreign patents. Patents may not be issued with respect to the Company's pending patent applications, and its issued patents may not be sufficiently broad to protect the Company's technology. No assurance can be given that any patent issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide adequate protection to the Company's products. In addition, the Company has only limited patent rights outside the United States, and the laws of certain foreign countries may not protect the Company's intellectual property rights to the same extent as do the laws of the United States.

     The Company is from time to time notified by third parties that it may be infringing patents owned by such third parties. If necessary, the Company may have to seek a license under such patents or modify its products and processes in order to avoid infringement of such patents. There can be no assurance that such a license would be available on acceptable terms, if at all, or that the Company could so avoid infringement of such patents, in which case the Company's business, operating results and financial condition could be materially adversely affected.

     On December 16, 1996 and July 1, 1997, Virgle L. Hedgcoth filed complaints against the Company and several other entities in the Federal District Court for the Northern District of California. In each complaint, Mr. Hedgcoth alleges that certain HMT disks infringe patents allegedly owned by him. Each complaint seeks an injunction and unspecified damages, which are sought to be trebled. With respect to the December 16, 1996 complaint, the Company has filed a counterclaim seeking a declaratory judgment that such patents are invalid and unenforceable and that they are not infringed by the HMT disks. The Company intends to defend both cases vigorously and does not believe that the litigation Mr. Hedgcoth has pursued will have a material adverse effect on the Company's business, operating results or financial condition.

     Litigation may be necessary to enforce the Company's patents, copyrights or other intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or claims for indemnification resulting from infringement claims by third parties. Such litigation, even if successful, could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON KEY PERSONNEL

     The Company's future operating results depend in significant part upon the continued contributions of its officers and personnel, many of whom would be difficult to replace. The Company does not have employment agreements with any employee. The loss of its officers or other key personnel, who are critical to the Company's success, could have a material adverse effect on the business, operating results and financial condition of the Company. In addition, the Company's future operating results depend in part upon its ability to attract, train, retain and motivate other qualified management, technical, manufacturing, sales and support personnel for its operations. Competition for such personnel is intense, especially since many of the Company's competitors are located near the Company's facilities in Fremont, California. Among the competitive factors in attracting personnel are compensation and benefits, equity incentives and geographic location. There can be no assurance that the Company will be successful in attracting or retaining such personnel. The loss of the services of existing personnel as well as the failure to recruit additional personnel could materially adversely effect the Company's business, operating results and financial condition.

DEPENDENCE ON FREMONT MANUFACTURING FACILITIES; ENVIRONMENTAL ISSUES

     The Company's Fremont facilities, which currently account for all of its finished products, are located near major earthquake faults. Disruption of operations for any reason, including power failures, work stoppages or natural disasters such as fire, floods or earthquakes, would cause delays in, or an interruption of, production and shipment of products, which could materially adversely affect the Company's business, operating results and financial condition. See "Business -- Manufacturing and Quality -- Manufacturing Facilities and Capacity."

     The Company's operations and manufacturing processes are subject to certain environmental laws and regulations, which govern the Company's use, handling, storage, transportation, disposal, emission and discharge of hazardous materials and wastes, the pre-treatment and discharge of process waste waters and its emission of air pollutants. The Company has from time to time been notified of minor violations of environmental laws and regulations. These violations have been corrected in all material respects without undue expense. Additionally, existing waste water treatment facilities and air emission control devices are being upgraded to accommodate increased production and more restrictive environmental discharge levels. Environmental laws and regulations, however, may become more stringent over time, and there can be no assurance that the Company's failure to comply with either present or future laws or regulations, which may become more stringent, would not subject the Company to significant compliance expenses, production suspension or delay, restrictions on expansion or the acquisition of costly equipment.

RISKS OF INTERNATIONAL SALES

     In fiscal 1996 and 1997, substantially all of the Company's net sales consisted of products delivered to customers in Asia, primarily foreign subsidiaries of U.S. companies, and the Company anticipates that the substantial majority of its products will be delivered to customers outside of the United States for the foreseeable future. Accordingly, the Company's operating results are subject to the risks of doing business in foreign jurisdictions, including compliance with, or changes in, the law and regulatory requirements of foreign jurisdictions, local content rules, taxes, tariffs or other barriers, and transportation delays and other interruptions. Although presently all of the Company's sales are made in U.S. dollars, there can be no assurance that future international sales will not be denominated in foreign currency.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

     Sales of substantial amounts of the Company's Common Stock in the public market could adversely affect the market price of the Company's Common Stock and the Company's ability to raise additional capital at a price favorable to the Company. Based on beneficial ownership of Common Stock as set forth under "Selling Stockholders," executive officers, directors and certain stockholders holding an aggregate of 26,579,533 shares of Common Stock have entered into lockup agreements with the Underwriters (the "Lockup Agreements") pursuant to which shares may not be offered, sold or otherwise disposed of, with certain limited exceptions, without the prior written consent of Salomon Brothers Inc for a period of 90 days after the date of this Prospectus (ending November 11, 1997). Upon expiration of the Lockup Agreements, 26,279,533 of such shares will be available for sale pursuant to Rule 144 adopted under the Securities Act, subject to the volume limitations under Rule 144, so long as the holders of such shares continue to be affiliates of the Company. Upon the expiration of the Lockup Agreements, the remaining approximately 300,000 shares covered by the Lockup Agreements will be available for sale, subject to certain volume limitations under Rule 144. Such shares will no longer be "restricted shares" under Rule 144 upon the expiration of a two-year period from the date such shares were acquired (November 30, 1995). The holders of the 25,419,380 shares also have the right to require the Company to register such shares for sale to the public under agreements with the Company. See "Description of Capital
Stock -- Registration Rights."

     The Company has registered under the Securities Act an aggregate of 7,312,029 shares of Common Stock reserved for issuance under the Company's 1995 Management Stock Option Plan, the 1995 Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan and the Employee Stock Purchase Plan (collectively, the "Stock Plans"), thus permitting the sale of such shares by non-affiliates in the public market without restriction under the Securities Act. The shares registered include shares issuable upon exercise of options to purchase 13,760,595 shares that were issued and outstanding at June 30, 1997, of which options to purchase approximately 6,549,718 shares were exercisable and immediately saleable. The remainder of these shares will become exercisable and saleable at various dates through December 1999 pursuant to monthly vesting.

CONTROL BY EXISTING STOCKHOLDERS AND ANTI-TAKEOVER EFFECTS

     Based on shares outstanding at June 30, 1997 (after giving effect to the Offerings), directors, officers and holders of 5% or more of the outstanding shares of Common Stock of the Company owned approximately 41% of the outstanding shares of Common Stock (31% assuming conversion of the Company's 5 3/4% Convertible Subordinated Notes due 2004 and exercise of all outstanding options and warrants to purchase Common Stock). As a result, the directors, officers and holders of 5% or more of the outstanding shares of the Company's Common Stock, acting together, will have the ability to significantly influence the election of the Company's directors and to influence most corporate actions. Certain provisions of the Company's Amended and Restated Certificate of Incorporation, Bylaws and Delaware law, including the provisions of Section 203 of the Delaware General Corporation Law, which restrict the ability of a substantial stockholder to acquire the Company, may also discourage certain transactions involving a change in control of the Company. In addition to the foregoing, the ability of the Board of Directors to issue "blank check" preferred stock without further stockholder approval could have the effect of delaying, deferring or preventing a change in control of the Company. See "Selling Stockholders" and "Description of Capital Stock."

VOLATILITY OF COMMON STOCK PRICES

     The trading price of the Company's Common Stock could be subject to wide fluctuations in response to a variety of factors, including quarterly variations in operating results, announcements of technological innovations or new products by the Company, its customers or its competitors, developments in patents or other intellectual property rights, general conditions in the computer or disk drive industry, and general economic and market conditions. Additionally, the stock market in general, and the market for technology stocks in particular, has experienced extreme price volatility in recent years. This volatility has often had a substantial effect on the market prices of many technology companies for reasons unrelated or disproportionate to the operating performance of such companies. Broad market fluctuations could have a significant impact on the market price of the Common Stock.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock by the Company in the Offerings are estimated to be approximately $13.4 million (approximately $15.5 million if the Underwriters' over-allotment options are exercised in full), based upon the public offering price of $14.50 per share and after deducting estimated underwriting discounts and commissions and offering expenses. The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders. The Company expects to use the net proceeds of this offering for capital expenditures, working capital and other general corporate purposes. Pending such uses, the Company intends to invest the net proceeds from these Offerings in interest-bearing investment grade securities.

                                DIVIDEND POLICY

     The Company has never declared or paid cash dividends on its Common Stock. The Company currently intends to retain all future earnings for use in its business and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. In addition, the terms of the Company's revolving credit facility prohibit the payment of dividends without the banks' prior approval.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded publicly under the symbol "HMTT" since the Company's initial public offering on March 13, 1996. The following table sets forth the closing prices for the Company's Common Stock as reported on the Nasdaq National Market for the periods indicated below.

                                                                     HIGH            LOW
                                                                   ---------       -------
        FISCAL YEAR ENDED MARCH 31, 1996
          Fourth Quarter (from March 13, 1996)...................     $11  1/2        $ 9 7/8

        FISCAL YEAR ENDED MARCH 31, 1997
          First Quarter..........................................     $28  1/4        $10 1/2
          Second Quarter.........................................      21  3/4         12 3/4
          Third Quarter..........................................      21 11/16        12 5/8
          Fourth Quarter.........................................      22              12 1/4

        FISCAL YEAR ENDING MARCH 31, 1998
          First Quarter..........................................     $14  5/8        $10
          Second Quarter (through August 13, 1997)...............      16 11/16        12 3/8

     As of June 30, 1997, there were approximately 237 holders of Common Stock. On August 13, 1997, the last sale price reported on the Nasdaq National Market for the Common Stock was $14.94 per share.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1997 (i) on an actual basis and (ii) as adjusted to reflect the net proceeds of the sale of Common Stock by the Company in the Offerings (at the public offering price of $14.50 per share). See "Use of Proceeds." This table should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto which are included in the Company's Annual Report on Form 10-K and are incorporated by reference into this Prospectus.

                                                                           JUNE 30, 1997
                                                                      ------------------------
                                                                       ACTUAL      AS ADJUSTED
                                                                      --------     -----------
                                                                            (UNAUDITED)

                                                                           (IN THOUSANDS)
5 3/4% Convertible Subordinated Notes due 2004......................  $230,000      $ 230,000
Obligations under capital leases....................................     4,776          4,776
Stockholders' equity:
  Common Stock, $0.001 par value, 100,000,000 shares authorized,
     41,228,793 issued and outstanding, actual; 42,228,793 shares
     issued and outstanding, as adjusted(1).........................        41             42
  Additional paid-in capital........................................    93,161        106,550
  Retained earnings.................................................    95,307         95,307
  Distribution in excess of basis...................................   (76,649)       (76,649)
                                                                       -------        -------
     Total stockholders' equity.....................................   111,860        125,250
                                                                       -------        -------
       Total capitalization.........................................  $346,636      $ 360,026
                                                                       =======        =======

---------------

(1) Based on shares outstanding as of June 30, 1997. Excludes as of such date 4,023,143 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.61 per share and 210,397 shares issuable upon exercise of an outstanding warrant at an exercise price of $0.0003 per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of the Company are qualified in their entirety by, and should be read in conjunction with, the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus and the Consolidated Financial Statements of the Company, including the notes thereto, incorporated by reference into this Prospectus. The Consolidated Statements of Operations Data for the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and the Consolidated Balance Sheet Data as of March 31, 1995, 1996 and 1997 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements incorporated by reference into this Prospectus. The consolidated statements of operations data for the three months ended June 30, 1996 and 1997, and the consolidated balance sheet data at June 30, 1997 are derived from unaudited financial statements incorporated by reference into this Prospectus. In the opinion of management of the Company, the unaudited consolidated financial data presented below provide all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods specified. Such results, however, are not necessarily indicative of the results to be expected for the full fiscal year.

                                                                                                              THREE MONTHS ENDED
                                                                       YEAR ENDED MARCH 31,                        JUNE 30,
                                                        ---------------------------------------------------   -------------------
                                                          1993       1994      1995       1996       1997       1996       1997
                                                        --------   --------   -------   --------   --------   --------   --------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.............................................  $ 70,987   $ 64,242   $72,893   $194,401   $263,209   $ 76,420   $ 76,837
Cost of sales.........................................    76,237     67,648    67,539    119,803    156,277     44,014     47,476
                                                        --------   --------   -------   --------   --------   --------   --------
Gross profit (loss)...................................    (5,250)    (3,406)    5,354     74,598    106,932     32,406     29,361
                                                        --------   --------   -------   --------   --------   --------   --------
Operating expenses:
  Research and development............................     2,499      2,781     3,130      3,803      5,812      1,260      1,902
  Selling, general and administrative.................     4,725      5,115     4,230      7,774     11,803      3,036      3,818
  Recapitalization expenses...........................        --         --        --      4,347         --         --         --
                                                        --------   --------   -------   --------   --------   --------   --------
    Total operating expenses..........................     7,224      7,896     7,360     15,924     17,615      4,296      5,720
                                                        --------   --------   -------   --------   --------   --------   --------
Operating income (loss)...............................   (12,474)   (11,302)   (2,006)    58,674     89,317     28,110     23,641
Interest expense, net.................................     4,806      6,001     6,915      8,578      3,329      1,048      1,685
                                                        --------   --------   -------   --------   --------   --------   --------
Income (loss) before income tax provision (benefit)
  and extraordinary debt extinguishment costs.........   (17,280)   (17,303)   (8,921)    50,096     85,988     27,062     21,956
Income tax provision (benefit)........................      (224)        22        20      2,590     25,400     10,284      6,587
                                                        --------   --------   -------   --------   --------   --------   --------
Net income (loss) before extraordinary debt
  extinguishment costs................................   (17,056)   (17,325)   (8,941)    47,506     60,588     16,778     15,369
Extraordinary debt extinguishment costs, net of income
  taxes...............................................        --         --        --      1,127         --         --         --
                                                        --------   --------   -------   --------   --------   --------   --------
Net income (loss).....................................   (17,056)   (17,325)   (8,941)    46,379     60,588     16,778     15,369
Accretion reversal (accretion) for dividends on
  Mandatorily Redeemable Series A Preferred Stock.....        --         --        --     (1,157)     1,157       (883)        --
                                                        --------   --------   -------   --------   --------   --------   --------
Net income (loss) available for common stockholders...  $(17,056)  $(17,325)  $(8,941)  $ 45,222   $ 61,745   $ 15,895   $ 15,369
                                                        ========   ========   =======   ========   ========   ========   ========
Net income (loss) available for common stockholders
  per share(1)
  Primary.............................................    $(0.49)    $(0.50)   $(0.26)     $1.28      $1.40      $0.36      $0.35
  Fully diluted.......................................    $(0.49)    $(0.50)   $(0.26)     $1.28      $1.35      $0.36      $0.31
Shares used in computing per share amounts(1)
  Primary.............................................    34,822     34,822    34,822     35,224     44,185     44,015     44,121
  Fully diluted.......................................    34,822     34,822    34,822     35,224     46,027     44,015     53,805

                                                                                                               JUNE 30, 1997
                                                                                MARCH 31,                  ---------------------
                                                                    ----------------------------------                     AS
                                                                      1995         1996         1997        ACTUAL      ADJUSTED
                                                                    --------     --------     --------     --------     --------
                                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit).........................................  $(82,715)    $ 45,899     $ 71,827     $ 61,513     $ 74,903
Total assets......................................................    75,936      165,786      373,389      406,252      419,642
Long-term and senior bank debt, less current portion..............     9,750           --           --           --           --
Subordinated promissory notes payable to stockholders(2)..........        --       47,000           --           --           --
Mandatorily Redeemable Series A Preferred Stock(2)................        --       60,157           --           --           --
5 3/4% Convertible Subordinated Notes due 2004(2).................        --           --      230,000      230,000      230,000
Total stockholders' equity (deficit)..............................   (51,550)      19,524       95,442      111,860      125,250

---------------

(1) See Note 1 of Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K and incorporated by reference into this Prospectus for an explanation of the determination of the number of shares used in computing per share amounts.

(2) The subordinated promissory notes and Mandatorily Redeemable Series A Preferred Stock, which were issued in conjunction with the Company's leveraged recapitalization in November 1995, were repaid with a portion of the proceeds of the sale of the 5 3/4% Convertible Subordinated Notes due 2004 in January 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Leveraged Recapitalization."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this Prospectus contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading entitled "Risk Factors." The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto incorporated by reference into this Prospectus.

OVERVIEW

     HMT Technology Corporation is an independent supplier of high-performance thin film disks for high-end, high-capacity hard disk drives, which in turn are used in high-end PCs, network servers and workstations. HMT was incorporated in 1988 as a subsidiary of Hitachi Metals, Ltd. ("Hitachi Metals") for the purpose of acquiring certain assets and certain liabilities of the thin film division of Xidex Corporation, which had been producing thin film disks since 1983. Since completing the Xidex acquisition, the Company has continued to supply thin film disks to manufacturers of hard disk drives. Beginning in fiscal 1995, HMT's management team, many of whom had joined the Company since February 1994, refocused the strategy and operations of the Company. The new management concentrated on the 3 1/2-inch disk form factor, focused on the high-end, high-capacity segment of the disk drive market and expanded the Company's customer base. In addition, HMT implemented an extensive quality assurance program, developed proprietary manufacturing processes and optimized production capacity utilization. These changes resulted in higher production volumes, lower unit costs, and higher average selling prices primarily associated with new high-end products. As a result, the Company has increased sales and improved gross margins, achieving net income of $46.4 million for fiscal 1996 and $60.6 million for fiscal 1997 compared with a net loss of $8.9 million for fiscal 1995.

LEVERAGED RECAPITALIZATION

     On November 30, 1995 the Company effected a leveraged recapitalization (the "Leveraged Recapitalization") pursuant to which the Company repurchased from Hitachi Metals, then the sole stockholder of the Company, all of the outstanding shares of Common Stock of the Company, and certain investment funds, members of management and Hitachi Metals purchased Common Stock, Mandatorily Redeemable Series A Preferred Stock and subordinated promissory notes of the Company. The Leveraged Recapitalization and related transactions consisted of: (i) the repurchase by the Company from Hitachi Metals of shares of Common Stock representing all the outstanding capital stock of the Company for an aggregate purchase price of $52.1 million in cash; (ii) the recapitalization of the Company through the issuance of 21,968,057 shares of Common Stock for an aggregate purchase price of approximately $0.7 million, 5,900,000 shares of Mandatorily Redeemable Series A Preferred Stock ("Series A Preferred Stock") for an aggregate purchase price of approximately $59.0 million, $47.0 million of subordinated promissory notes ("Subordinated Notes") and $60.0 million in senior debt with associated warrants to purchase 701,344 shares of Common Stock at an exercise price of $0.0003 per share and (iii) the grant of options to purchase 11,451,865 shares of Common Stock under the 1995 Management Stock Option Plan and the 1995 Stock Option Plan. The purchasers of the Company's securities in the Leveraged Recapitalization included certain investment funds affiliated with Summit Partners, L.P. ("Summit Partners") and certain other investment funds, the Company's management and employees and Hitachi Metals. The terms of the Leveraged Recapitalization were determined through negotiations between Hitachi Metals and Summit Partners, who, prior to the Leveraged Recapitalization, did not have any affiliation with the Company. Pursuant to these negotiations, the shares of Common Stock were valued at $0.03 per share. The Series A Preferred Stock was valued at $10.00 per share, and the Subordinated Notes were valued at face value. The values of these securities were confirmed by a third party appraisal. The Leveraged Recapitalization was accounted for as a recapitalization, and accordingly, no change in the accounting basis of the Company's assets has been made. As of

November 30, 1995 (immediately prior to the Leveraged Recapitalization), the Company had $98.5 million in assets and $122.7 million in liabilities. Immediately following the Leveraged Recapitalization, the Company had $110.9 million in assets, $132.1 million in liabilities (including a $60.0 million senior bank term loan and $47.0 million of Subordinated Notes) and $59.0 million of Series A Preferred Stock.

     During March and April 1996, the Company sold 9,660,000 shares of Common Stock at $10.00 per share (including exercise of the underwriters' over-allotment option) through its initial public offering. The net proceeds (after underwriter's discounts and commissions and other costs associated with the initial public offering) totaled $88.7 million. In January 1997, the Company completed a $230 million private placement of 5 3/4% Convertible Subordinated Notes due 2004 (the "Convertible Notes") to qualified institutional investors, resulting in net proceeds of approximately $222.5 million (after offering costs). Proceeds from the issuance of the Convertible Notes were used to fully redeem the $59 million of Series A Preferred Stock and to prepay the $47 million principal balance of the Subordinated Notes issued pursuant to the Leveraged Recapitalization plus accrued interest and to fully repay $41 million in long-term borrowings outstanding.

     Due to the changes in ownership resulting from the Leveraged Recapitalization, utilization of net operating losses is limited to approximately $0.8 million per year over the loss carryforward period (expiring between 2008 and 2010). The benefit from the net operating losses was recorded in the quarter ended December 31, 1995. Had the Company been obligated to pay taxes at the statutory rates for fiscal 1996, net income would have been $30.7 million.

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of net sales for the periods indicated:

                                                                                               THREE MONTHS
                                                           YEAR ENDED MARCH 31,               ENDED JUNE 30,
                                                 -----------------------------------------    --------------
                                                 1993     1994     1995     1996     1997     1996     1997
                                                 -----    -----    -----    -----    -----    -----    -----
STATEMENT OF OPERATIONS DATA:
Net sales.....................................   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
Cost of sales.................................   107.4    105.3     92.7     61.6     59.4     57.6     61.8
                                                 -------  -------  -------  -------  -------  -------  -------
Gross profit (loss)...........................    (7.4)    (5.3)     7.3     38.4     40.6     42.4     38.2
                                                 -------  -------  -------  -------  -------  -------  -------
Operating expenses:
  Research and development....................     3.5      4.3      4.3      2.0      2.2      1.6      2.5
  Selling, general and administrative.........     6.7      8.0      5.8      4.0      4.5      4.0      4.9
  Recapitalization expenses...................     0.0      0.0      0.0      2.2      0.0      0.0      0.0
                                                 -------  -------  -------  -------  -------  -------  -------
    Total operating expenses..................    10.2     12.3     10.1      8.2      6.7      5.6      7.4
                                                 -------  -------  -------  -------  -------  -------  -------
Operating income (loss).......................   (17.6)   (17.6)    (2.8)    30.2     33.9     36.8     30.8
Interest expense, net.........................     6.7      9.3      9.4      4.4      1.3      1.4      2.2
                                                 -------  -------  -------  -------  -------  -------  -------
Income (loss) before income tax provision
  (benefit) and extraordinary debt
  extinguishment costs........................   (24.3)   (26.9)   (12.2)    25.8     32.6     35.4     28.6
Income tax provision (benefit)................    (0.3)     0.1      0.1      1.3      9.6     13.4      8.6
Extraordinary debt extinguishment costs, net
  of income taxes.............................     0.0      0.0      0.0      0.6      0.0      0.0      0.0
                                                 -------  -------  -------  -------  -------  -------  -------
Net income (loss).............................   (24.0%)  (27.0%)  (12.3%)   23.9%    23.0%    22.0%    20.0%
                                                 =======  =======  =======  =======  =======  =======  =======

     Three Months Ended June 30, 1996 and 1997

     Net Sales. Net sales increased 0.5% in the three months ended June 30, 1997 to $76.8 million, representing an increase of $417,000 compared to the three months ended June 30, 1996. Unit sales volume increased 32.9% during the three months ended June 30, 1997, while average selling prices declined 26.3%, compared to the three months ended June 30, 1996. The increase in unit sales volume during the three months ended June 30, 1997 was primarily attributable to an increase in manufacturing capacity, as a result of the Company's facility expansion and the installation of additional sputtering lines. Five additional sputtering lines were brought into service during the nine months ended March 31, 1997 and two were brought into service during the three months ended June 30, 1997. Improved utilization of existing capacity, as well as improved manufacturing processes, also contributed to higher production volume and unit shipments. The ability to increase revenue will depend upon an increase in overall unit production volume.

     During the three months ended June 30, 1997, three customers individually accounted for at least ten percent of consolidated net sales: Iomega (32.1%), Samsung (27.7%), and Western Digital (18.7%). During the three months ended June 30, 1996, three customers accounted for at least ten percent of consolidated net sales: Maxtor (43.3%), Western Digital (17.5%) and Iomega (15.6%). The Company expects that it will continue to derive a substantial portion of its sales from a relatively small number of customers, although the identity of such customers may change from period to period.

     Gross Profit. Gross margin was 38.2% for the three months ended June 30, 1997, compared with 42.4% for the three months ended June 30, 1996. The decline in gross margin during the three months ended June 30, 1997 was a result of the 26.3% decline in average selling prices versus the comparable period in fiscal 1997, offset in part by decreased unit production costs, improved utilization of manufacturing capacity, improved manufacturing processes, and the absorption of fixed costs over higher unit production volume. Production of substrates at the Eugene, Oregon manufacturing facility (which was acquired during the three months ended June 30, 1996) and lower substrate and other raw material prices also contributed to decreases in unit costs in the three months ended June 30, 1997 compared to the same three month period in fiscal 1997.

     Research and Development. Research and development expenses increased $642,000 in the three months ended June 30, 1997, compared to the same period in 1996. Research and development expenses increased primarily due to an increase in headcount related to the Company's new product introductions and expanded research efforts to support the Company's overall capacity expansion.

     Selling, General and Administrative. Selling, general and administrative expenses increased $782,000 in the three months ended June 30, 1997, compared to the same period in the prior fiscal year. The increase in selling, general and administrative expenses primarily reflected the increased headcount necessary to support higher production volume and unit shipments. The Company anticipates that operating expenses will continue to increase in absolute dollars as headcount is increased to support new product introductions, and anticipated higher levels of production volume and unit shipments, although, as a percentage of net sales, operating expenses may fluctuate from period to period.

     Interest Expense, Net. Net interest expense increased $637,000 during the three months ended June 30, 1997, compared to the same period in fiscal 1997, a result of the increased debt balance, partially offset by $1.4 million in interest that was capitalized during the same period.

     Provision for Income Taxes. For the three months ended June 30, 1997, the Company recorded income taxes at its estimated annual effective tax rate of 30%. During the three months ended June 30, 1996, income taxes were recorded at a rate of 38%, reflecting the estimated annual rate at that time.

     Fiscal Years Ended March 31, 1995, 1996 and 1997

     Net Sales. Net sales were $72.9 million in fiscal 1995, $194.4 million in fiscal 1996, and $263.2 million in fiscal 1997. This represented an increase of 166.6% from fiscal 1995 to fiscal 1996, and an increase of 35.4% from fiscal 1996 to fiscal 1997. The increase in net sales in fiscal 1996 compared to fiscal 1995 was primarily attributable to an increase in manufacturing capacity, primarily from improved utilization of existing capacity, improved manufacturing processes, and increased yields, resulting in higher production volume and unit shipments, as well as higher average selling prices primarily associated with the sale of new high-end products. The increase in net sales in fiscal 1997 was primarily attributable to an increase in manufacturing capacity, resulting from the addition of new sputtering lines, and improved utilization of existing capacity and improved manufacturing processes, resulting in higher production volume and unit shipments. The unit sales volume increased 104% from fiscal 1995 to fiscal 1996 and 60% from fiscal 1996 to fiscal 1997 while average selling prices increased 31% and decreased 16% over the same periods, respectively. The Company anticipates that average selling prices will fluctuate with industry supply and demand. Substantially all of the Company's net sales consist of products delivered to customers in Asia, primarily foreign subsidiaries of U.S. companies.

     Gross Profit. Gross margin was 7.3% in fiscal 1995, 38.4% in fiscal 1996 and 40.6% in fiscal 1997. Increased yields in fiscal 1996, and a manufacturing disruption experienced during the last quarter of fiscal 1995 helped contribute to improved margins in fiscal 1996 compared to fiscal 1995. The increases in gross margin in fiscal 1996 and fiscal 1997 were primarily a result of decreased unit production costs, improved utilization of manufacturing capacity, improved manufacturing processes, and the absorption of fixed costs over higher unit production volume. Production of aluminum and nickel plated substrates at the Eugene, Oregon manufacturing facility (which was acquired during the first quarter of fiscal 1997) and lower substrate and other raw material prices also contributed to a decrease in unit cost during fiscal 1997.

     Research and Development. Research and development expenses were $3.1 million, or 4.3% of net sales, in fiscal 1995, $3.8 million, or 2.0% of net sales, in fiscal 1996, and $5.8 million, or 2.2% of net sales, in fiscal 1997. Research and development expenses increased in absolute dollars in fiscal 1996 and fiscal 1997 due to an increase in headcount related to the Company's new product introductions, as well as increased efforts to expand research and to provide enabling technology elements for advanced products. The decrease of research and development expenses as a percentage of net sales in fiscal 1996 was primarily a result of the substantial increase in net sales over the same period. The Company develops manufacturing processes for new products directly on active production lines during the research and development phase, avoiding the need for substantial capital investment in dedicated research equipment. The Company anticipates that research and development expenses will increase in absolute dollars in future periods, although as a percentage of net sales, research and development expenses may fluctuate.

     Selling, General and Administrative. Selling, general and administrative expenses were $4.2 million, or 5.8% of net sales, in fiscal 1995, $7.8 million, or 4.0% of net sales, in fiscal 1996 and $11.8 million, or 4.5% of net sales, in fiscal 1997. The fiscal 1996 and fiscal 1997 increase in selling, general and administrative expenses in absolute dollars primarily reflected increased headcount necessary to support higher production volume and unit shipments. The fiscal 1996 decline in selling, general and administrative expenses as a percentage of net sales primarily reflected the increase in net sales over the same period, partially offset by an increase in the selling, general and administrative expenses in absolute dollars. The Company anticipates that selling, general and administrative expenses will continue to increase in absolute dollars as headcount is increased to support anticipated higher levels of production volume, although as a percentage of net sales, selling general and administrative expenses may fluctuate from period to period.

     Recapitalization Expenses. The Company effected the Leveraged Recapitalization on November 30, 1995, and recorded a $4.3 million charge for related expenses for the quarter ended December 31, 1995.

     Interest Expense, Net. Interest expense, net was $6.9 million, or 9.4% of net sales, in fiscal 1995, $8.6 million, or 4.4% of net sales, in fiscal 1996 and $3.3 million, or 1.3% of net sales, in fiscal 1997. The fiscal 1996 increase in absolute dollars was primarily a result of higher average debt balances and interest rates, as compared to fiscal 1995. The fiscal 1997 decrease was primarily a result of interest earned on excess cash balances, lower average debt balances and a $2.4 million increase in capitalized interest. The Company anticipates interest expense, net will increase in absolute dollars as a result of higher average debt balances (a result of the completion of the sale of the Convertible Notes in January 1997), lower invested cash balances and lower capitalized interest as construction-in-progress balances decrease.

     Provision for Income Taxes. The Company recorded income tax provisions of $20,000, $2.6 million and $25.4 million in fiscal 1995, 1996 and 1997, respectively.

     Due to a loss in fiscal 1995, the Company required no federal income tax provision. The income tax provision recorded during fiscal 1995 was based upon state income taxes of Hitachi Metals allocated to the Company. During fiscal 1996, the Company assessed the recoverability of deferred tax assets and, based on expectations about operating results for the fiscal year ending March 31, 1997 and future years, determined it was more likely than not that the entire balance of deferred tax assets would be recovered. As the facts that supported the reduction of the valuation allowance related to the period immediately following the Leveraged Recapitalization, the Company reduced its fiscal 1996 income tax expense by approximately $6.9 million to reflect the tax benefit associated with recognition of deferred tax assets at December 31, 1995. The recognition of deferred tax assets and the utilization of $12.7 million of net operating loss carryforwards produced an effective tax rate of 5.2% for fiscal 1996.

     The fiscal 1997 tax rate of approximately 30% reflected statutory federal and state rates, reduced primarily by benefits realized from the establishment of a foreign sales corporation, utilization of state credits and implementation of other state tax planning strategies.

     Extraordinary debt extinguishment costs, net of income taxes. The Company repaid the balance of a senior bank term loan incurred in connection with the Leveraged Recapitalization on March 14, 1996, after completion of its initial public offering. As a result, the Company recorded a one-time non-cash charge of $1.1 million, net of income taxes, for the write-off of the portion of unamortized debt issue costs related to the senior bank term loan during fiscal 1996.

     Recent Pronouncements

     During February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" (SFAS No. 128) which establishes standards for computing and presenting earnings per share (EPS) more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. While the Company studies the impact of the pronouncement, it continues to calculate EPS based on Accounting Pronouncements Board Opinion No. 15, "Earnings per Share." SFAS No. 128 will be effective for the Company's 1998 fiscal year, including interim periods, with a restatement of all prior-period EPS data presented.

LIQUIDITY AND CAPITAL RESOURCES

     In fiscal 1995, the Company financed its cash requirements primarily through cash from operations. During fiscal 1996 and fiscal 1997 and the three months ended June 30, 1997, the Company financed its cash requirements through cash from financing activities and operations.

     The Company's operations provided net cash of $8.7 million, $50.4 million, $90.7 million and $30.9 million for fiscal 1995, 1996 and 1997 and for the three months ended June 30, 1997, respectively. Cash generated during fiscal 1997 reflected net income plus depreciation and amortization, an increase in total liabilities, and the utilization of deferred tax assets, partially offset by increases in inventories and receivables. Increased sales and improved margins contributed to the positive cash flow provided by operations in each of the past two fiscal years. Cash generated during the three months ended June 30, 1997 reflected net income plus depreciation and amortization, as well as an increase in accounts payable and current and long-term liabilities, partially offset by increases in receivables and inventories.

     For fiscal 1996 and fiscal 1997 and for the three months ended June 30, 1997, net cash used in investing activities was $35.5 million, $208.2 million and $37.8 million, respectively. The Company invested $39.6 million, $197.4 million and $39.8 million in property, plant and equipment during fiscal 1996 and fiscal 1997 and for the three months ended June 30, 1997, respectively.

     During fiscal 1996 and fiscal 1997 and for the three months ended June 30, 1997, net cash from financing activities was $20.0 million, $125.9 million and $4,000, respectively. Cash provided by financing activities for fiscal 1997 reflects the issuance of $230.0 million in Convertible Notes, and the related redemption of $59.0 million in Series A Preferred Stock, prepayment of the $47.0 million in Subordinated Notes, and repayment of $41.0 million in long-term borrowings, as well as the receipt of $11.7 million from the exercise of the underwriters' over-allotment option pursuant to the Company's initial public offering.

     As of June 30, 1997, the Company's principal sources of liquidity consisted of $46.4 million in cash, cash equivalents and short-term investments, and a $50.0 million unsecured revolving credit facility under which there were no borrowings. At June 30, 1997, the Company had indebtedness of $230.0 million in Convertible Notes, that require semi-annual interest payments beginning July 15, 1997. The Company expects to spend in excess of $200 million on capital expenditures directed toward expansion of production capacity over the next twelve months.

     The Company believes existing cash balances, cash generated from operations, and funds available under its credit facility will provide adequate cash to fund its operations for at least the next twelve months. The Company expects to have significant future obligations and expects that it may require additional capital to support continued expansion of the Company's manufacturing capacity and growth, if any. Additional sources of long-term liquidity could include cash generated from operations and debt and equity financings. There can be no assurance that the Company will be able to obtain alternative sources of financing on favorable terms, if at all, at such time or times as the Company may require such capital.

                                    BUSINESS

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

     HMT is an independent supplier of high-performance thin film disks for high-end, high-capacity hard disk drives, which in turn are used in high-end personal computers ("PCs"), network servers and workstations. The disks currently being shipped by the Company are primarily for disk drives with storage capacities ranging from 2.0 to 10.0 gigabytes (using two to 12 disks), and substantially all have coercivity levels of 2000 Oe or higher. The Company also supplies high-performance thin film disks for removable hard disk drives. Since March 1994, the Company has focused on addressing the needs of this high-end, high-capacity segment of the disk drive market. HMT believes that its recent operating results reflect its success in meeting these needs and that its future growth and success depend on its ability to continue to develop and market products that enable its customers to produce high-performance disk drives for high-end data storage applications. The Company provides a range of magnetic density points (coercivities), glide heights and disk thicknesses to match the design and performance requirements of each particular customer. The Company's principal customers currently include Maxtor, Samsung, Iomega, Western Digital, Micropolis and Quantum.

INDUSTRY BACKGROUND

     The Disk Drive Market

     Market demand for disks and disk drives has been growing steadily, stimulated by demand for new computers, upgrades to existing computers and the growing use of sophisticated network servers. The introduction of increasingly powerful microprocessors and more memory intensive software, combined with the development and growth of multimedia computing applications and Internet usage, have stimulated demand for PCs in both the home and business markets. According to International Data Corporation ("IDC"), worldwide shipments of PCs were 59 million units in 1995 and 69 million units in 1996, and are projected to reach approximately 117 million units in 2000. In addition, the PC server market, driven by the trend toward networking applications and the expansion of the Internet, is expected to grow substantially through the year 2000.

     The combined demand from the PC and PC server markets has resulted in strong growth in unit shipments of disk drives. According to IDC, worldwide shipments of hard disk drives were 105 million units in 1996 and are projected to be 132 million units in 1997 and 223 million units in 2000. According to Trend Focus, the worldwide market for hard disk drives was approximately $24 billion in 1996. Strong overall demand for disk drives has also stimulated the growth of the thin film disk market. According to Trend Focus, there were 340 million thin film disks produced in 1996 with an estimated market value of $4.0 billion. Trend Focus projects that the total market for thin film disks will reach 725 million units in 2000, with an estimated market value of $7.9 billion.

     The applications being developed for PCs require greater storage capacity and, as a result, have sharply increased the demand for high-capacity disk drives. Users purchasing newer PCs for business and home use are commonly attracted by the availability of greater processing power, larger databases, multimedia and other memory intensive applications and more sophisticated operating systems, such as Windows 95 or Windows NT. Increasing use of the Internet and on-line data, including image storage and retrieval, have further stimulated the demand for storage capacity. The disk drive industry has responded to this demand with significant technology and product advances. As a result, mean storage capacity per disk drive has increased from 213 megabytes ("MB") in 1993 to 690 MB in 1995 to 2.7 GB in 1997. Meanwhile, the average number of disks per drive has remained relatively constant at about 2.5 disks. While storage capacity has grown, the cost per MB has fallen from $1.26 in 1993 to $0.32 in 1995 and to $0.10 in 1997. Today's market continues to generate pressure for advances to facilitate these trends in computing, especially at the high-end. Thus, the Company believes that success in the disk drive market has depended and for the foreseeable future will depend on the ability of the disk drive manufacturer, together with its suppliers of critical components, such as thin film disks, to keep pace with these advances.

     Additionally, removable-media storage devices, including removable hard disk drives, have received increased attention in the data storage market. Removable hard disk drives utilize cartridges incorporating thin film disks and combine the high-capacity and rapid access of hard disk drives with the benefits of removability. These devices can be used peripherally to increase the storage capacity for PCs.

     Disk Drive Technology

     The basic elements of the disk drive, sized to fit various industry form factors, have remained essentially the same since hard disk drives were first introduced. The principal components of a hard disk drive are disks, heads, spindle and actuator mechanics and electronics. Each disk drive typically contains from one to ten disks that are attached to a spindle/motor assembly within a sealed enclosure. The electronics control the spinning of the disk, the positioning of the head and the writing and retrieval of data stored on the disk. The recording head is a small magnetic transducer that, when the disk is spinning, "flies" just above the disk surface. Data are written on circumferential tracks on the disk when the electronic channel sends current pulses to the head. The head converts these pulses to magnetic fields that cause the magnetic layer within the disk and under the recording head to become magnetized, oriented in the direction of the head's magnetic field. Reversing the current in the head reverses the direction of the magnetic field on the disk. During the read-back process, as the head scans over the disk, magnetic flux from the disk's magnetic layer is picked up by the head and induces an electrical current which is converted into voltage. The output signal voltage is then transformed into digital data by the read channel electronics. The following diagram illustrates the principal components of a typical hard disk drive:

[Diagram of typical hard disk drive with arrows indentifying key components: disks, spindle, recording head, and electronics.]

     Major improvements in disk drive performance have been based on technological advances in the principal components. In a typical disk drive today, the spindle/motor assembly rotates the disk at 5,200 to 10,000 revolutions per minute. The head reads and writes data onto the spinning disk while flying at a height of 0.7 to 1.7 microinches (0.018 to 0.04 micron) at data transfer rates of 70 to 130 megabits per second. The combination of modern head and disk technologies enables this drive to store data on 5,000 to 8,000 circumferential tracks per radial inch on the disk with 100,000 to 160,000 bits of data per inch along each track.

     Thin Film Disk Technology

     A thin film disk is composed of a substrate, generally aluminum, coated with thin films capable of storing information in the form of magnetic patterns. The manufacturing of thin film disks is a multi-step process using processes similar to those used for the production of silicon wafers for semiconductors. The manufacturing process involves the deposition of extremely thin, uniform layers of magnetic film onto a substrate using a sputtering process, by either a static or in-line system, similar to that used to coat silicon wafers. The basic process consists of many interrelated steps and requires an extremely clean environment. Minor deviations in the manufacturing process, minute impurities in materials used, particulate contamination or other problems can cause significant numbers of disks to be rejected, thereby causing significant yield loss.

     The most significant technological challenges facing disk manufacturers today are associated with market demand for increased storage capacity and durability. An effective implementation of thin film technology to meet these challenges must address various performance-related characteristics, including magnetics, glide height, durability and static friction ("stiction").

     - Magnetics. Coercivity, a measure of the magnetic strength of the disk, is expressed in Oersted ("Oe"). The coercivity of the disk is determined by the types of disk substrate and thin film materials used, substrate surface conditions before disk sputtering, and the conditions that exist during the sputtering process, including temperature, vacuum and possible sources of disk contamination. As areal density increases, higher coercivity is needed to permit sharper transitions between magnetized regions. This allows each bit of data to be stored in a smaller area, and therefore more data can be stored in the same disk area. Advanced drive designs currently require coercivities in the range of 2000 to 2400 Oe, compared to a range of 950 to 1200 Oe seven years ago. The Company believes that most high-end disk drive manufacturers will require coercivities of 2400 Oe and above by the end of 1997. HMT currently manufactures and sells disks in commercial quantities with coercivities ranging from 2000 to 2400 Oe, with more than 50% of the Company's revenues during the three months ended March 31, 1997 deriving from disks with coercivities of 2200 Oe and above. The Company is also currently producing small quantities of disks for use in customer development programs with coercivities of up to 3000 Oe.

     - Glide Height. The glide height of the disk is the measure of the height at which the head can fly over the disk without hitting anything and is a standard used in the specification of the disk. The actual flying height of the head in the disk drive is higher than the glide height to provide a margin for safety. Glide height depends on the smoothness and flatness of the disk surface. The lower the disk head flies above the disk surface, the more accurately the head can read the magnetic signal, allowing a smaller magnetized region to store each bit of data and thereby contributing to increases in areal density. While the current industry standard glide height is 1.5 microinches, the Company expects that glide heights will decrease to 1.0 microinch by the end of 1997. The Company currently manufactures and sells disks in commercial quantities with glide heights of 1.5 microinches to 1.0 microinch.

     - Durability Through Start/Stop Cycles. In most hard disk drives, the head and disk come into contact when the disk drive is turned off and the head rests directly on the inner diameter of the disk. To prevent wear on the disk, a protective overcoat is deposited over the magnetic layer of the disk. However, the thickness of this overcoat must be minimized because this layer increases the distance of the head from the magnetic layer, thereby reducing the strength of the magnetic signal reaching the head. Customer specifications typically require 60,000 start/stop cycles for desktop PCs.

     - Stiction. Stiction is the static friction that occurs when two smooth surfaces come into contact. In the case of hard disk drives, an extremely smooth disk surface enables lower glide heights and can enhance durability by reducing the friction which occurs when the head contacts the disk. However, if a disk is too smooth, stiction will cause the head to adhere to the disk surface when the drive is turned on and off, causing irreparable damage to the hard disk drive. Disk manufacturers minimize this problem primarily through texturizing the disk surface in a controlled manner.

     Disk manufacturers cannot simply address each performance characteristic discretely because the interplay among characteristics significantly impacts the overall performance of the disk. For example, a protective overcoat that yields a highly durable disk may well reduce the disk's potential storage capacity.

     Challenges Facing the Disk Drive Industry

     Despite technological advances in components, including thin film disks, and the prospects for continued data storage market growth, disk drive manufacturers face a demanding marketplace. A strong competitive position is best achieved through continual innovation. Improvements in product performance characteristics, designed to meet the growing demands for increased storage capacity, play an integral part in allowing the manufacturer to generate acceptable gross margins. However, in the highly competitive disk drive industry, other manufacturers have generally been able to develop comparable products within a relatively short time. The likelihood of rapidly decreasing profitability over the life cycle of any given product provides a strong incentive for manufacturers to innovate. This results in extremely short product cycles, currently estimated to be from nine to twelve months.

     Disk drive manufacturers participating in the high-end, high-capacity disk drive market segment can realize higher gross margins by successfully addressing the need for drives capable of supporting today's demand for high-performance, value-added computing products. In this segment, which supplies products incorporated into high-end PCs, network servers and workstations, users are less price sensitive than typical home PC consumers because they have a more compelling need for a value-added product. Because of the short product cycles and the significant technology improvements incorporated into each new generation of high performance disk drives, the need to be in the forefront of technological advances is particularly great for companies competing in this segment.

     Disk drive manufacturers can produce higher capacity products by putting more disks in a drive or coupling a number of drives together in an array. These approaches are limited by form factor constraints and technical complexity. These are also relatively high cost solutions since the drive manufacturer is adding more componentry. A more cost-effective solution is to develop a product that can store more data using the same number of components. Thus, disk drive manufacturers generally have relied on the development of new head technologies and of thin film disks with improved areal density characteristics to support generational advances in storage capacity and performance.

THE HMT APPROACH

     HMT focuses on providing value-added technological solutions that meet the demands of the high-end, high-capacity disk drive market. The Company develops, manufactures and sells technologically advanced products designed to provide improved performance, principally through achieving higher coercivities and lower glide heights. The Company seeks to be a supplier to disk drive manufacturers with a proven record for technological leadership because these customers have the greatest ability to fully exploit the value of technologically superior disks. By working with such high-end customers and their head vendors, HMT can influence leading edge disk drive designs and earn a strong position as a supplier of disks for these products.

STRATEGY

     The key elements of HMT's strategy are as follows:

     - Establish and Maintain Leadership in High-End Product Technology. The Company focuses its development resources principally on performance improvements for disks sold to the high-end, high-capacity segment of the disk drive industry. In order to improve product performance characteristics, including magnetics, glide height, durability and stiction, HMT is continually engaged in efforts to enhance its proprietary technologies and processes. For example, efforts in the alloy and process development area, focusing largely on non-precious metal alloys, are directed toward improving disk coercivity above the 3000 Oe level.

     - Develop Collaborative Relationships with Leading Head and Disk Drive Manufacturers. The Company works closely with head manufacturers developing new technologies, including TRI-PAD compatible and MR-head ready disks. This collaboration enables the parties to develop compatible products that can be effectively incorporated together into leading edge disk drives.

        HMT also seeks to establish strong relationships with its customers, enabling the Company to participate in establishing technological and design requirements for new products. The Company believes that close technical collaboration with its customers and their other suppliers during the design phase of new disk drives facilitates integration of the Company's products into new drives, improves the Company's ability to reach cost effective high volume manufacturing rapidly and enhances the likelihood that the Company will become a primary supplier of thin film disks for high-performance disk drive products.

     -  Develop Advanced Manufacturing Processes to Support Volume
        Production. HMT develops advanced manufacturing processes directly on state-of-the-art production equipment. Developing manufacturing processes for new products directly on active production lines during the research and development phase increases the likelihood that the Company can quickly and efficiently transition to high volume commercial production of new products. The ability to implement new processes quickly also helps the Company meet its customers' increasingly rapid time-to-market demands and advances its goal of having its products designed into its customers' disk drives.

     - Expand Manufacturing Capacity. The Company recently completed construction of a new 124,000 square foot production facility at its Fremont, California site. The administrative office areas and six production scale sputtering lines were brought into service by the end of the first quarter of fiscal 1998. The Company plans to install up to 10 additional production scale sputtering lines in this new facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates. The Company expects that added capacity will enable it to improve its ability to meet the demands of current customers and position it to take advantage of additional market opportunities.

     - Maintain Strict Quality Control of Manufacturing Process. HMT believes that its close attention to quality control results in a consistent product and high production yields and is key to its success. Attention to quality has the dual benefit of producing high-performance disks and lowering the Company's cost of production. In addition, product quality is an essential factor in the supplier certification process of disk drive manufacturers.

PRODUCTS

     The Company provides a range of magnetic density points (coercivities), glide heights and disk thicknesses. HMT currently manufactures and sells disks in commercial quantities with substantially all having coercivities levels of 2000 Oe or higher and glide heights of 1.5 microinches or less. The Company is also currently producing small quantities of disks for use in customer development programs with coercivities of up to 3000 Oe.

     The Company's product mix continually shifts as technological advances are implemented in anticipation of demand for disks with improved performance characteristics and the Company transitions production from less technologically sophisticated disks still in active use. For example, during the three months ended March 31, 1995, 1800 Oe and below products comprised 95.0% of total units shipped. In the three months ended March 31, 1997, substantially all products shipped were 2000 Oe and above, with more than 50% of the units shipped having coercivities of 2200 Oe and above.

     As of June 30, 1997, the Company's disks were used by seven disk drive manufacturers in 11 different 3 1/2-inch disk drive products. Currently, the Company's products are used in fixed disk drives that have capacities ranging from 2.0 GB to 10.0 GB with storage capacity per disk ranging from 750 MB to 1.5 GB and removable disk drives that have capacities of approximately 1.0 GB with storage capacity per disk of approximately 500 MB. The Company has the technological capability to produce disks to fit standard form factors of 5 1/4-inches and below, although it currently produces only 3 1/2-inch disks.

MANUFACTURING AND QUALITY

     HMT believes that its internally developed proprietary and patented manufacturing processes and state-of-the-art equipment, to which it has made proprietary modifications, combined with its extensive expertise, currently provide HMT with a technological advantage over competing independent thin film disk manufacturers. HMT's expertise, processes and equipment also allow it to develop new proprietary processes in response to customers' requirements for improved product performance and to integrate new technologies into the manufacturing process rapidly. The Company's production lines can be installed, modified or expanded on a cost efficient basis. The use of a modular strategy facilitates incremental capacity increases, efficient adaptation of manufacturing equipment for new product processes and achievement of high volume manufacturing capacity for new products on a timely basis.

     Manufacturing Process

     The Company's manufacturing process is briefly summarized as follows:

     Chamfer, Grind, Bake and Wash. The initial input to the production of a thin film disk is an aluminum blank that can be procured from a number of sources. To create specialized aluminum alloy substrates, HMT chamfers the inner and outer edges of the blank, and bakes the chamfered blank to bring out surface roughness. HMT then grinds the blank to achieve required gauge thickness and flatness, remove surface defects, and improve surface finish. HMT then washes the blank to remove particles. HMT currently produces these substrates through in-house manufacturing, but may from time to time purchase a portion of its requirements from independent vendors.

     Plate, Polish, Texture and Wash. Aluminum substrates are plated with electroless Nickel-Phosphorus alloy, a non-magnetic layer critical to corrosion resistance that strengthens the disk and improves durability. The Company currently performs most of its nickel plating in-house. Disks are then polished to produce a mirror smooth surface. Polishing enhances the nickel surface, reducing its roughness, while maintaining the overall flatness of the disk. The Company's texturizing process, a highly automated patented process, produces a controlled roughness on the disk's surface to improve its stiction characteristics. The final step in these front-end processes is washing to present a clean disk surface. Subsequent processes occur in class 10 clean rooms only.

     Sputter, Dip Lube and Kiss Buff. The sputter process uses equipment and a process, similar to that used in silicon wafer fabrication, in which layers of materials are deposited on the disk through a vacuum sputtering process. The chrome and magnetic layers determine the magnetic properties of the disk. The carbon layer is a protective overcoat. After sputtering, a microscopic layer of lubrication is applied to the disk's surface to improve durability and reduce surface friction. After lubrication, a surface finishing step is applied, commonly referred to as kiss buff or tape burnish.

     Glide/Certify. In the test and certification process each finished disk is electronically screened and certified as acceptable based on the customer's specifications. A robotically controlled tester electronically tests for glide performance. The tester then writes information onto the disk, reads it back and erases it, simulating performance in the customer's disk drive. Each disk is tested for parametrics, errors in the read/erase process and surface defects.

     The conversion of a specialized aluminum alloy substrate into a final product requires three to five days.

THE THIN FILM DISK PRODUCTION PROCESS


[Diagram--A flow draft summarizing the principal steps in the process flow and the corresponding disk layers created during the thin film disk production process.]



     Quality Assurance

     HMT has a dedicated quality assurance group. The Company believes that its quality assurance program allows it to realize superior product yields and consistently produce a quality product. Because a high quality product is critical to achieving strong operating results and high customer satisfaction, HMT's emphasis on this area will remain a top priority. The organization consists of four separate groups:

     - Application Engineering. The Application Engineering group is responsible for reviewing customer requirements and specifications by conducting specification reviews and soliciting customer and internal manufacturing feedback. Other functions include correlating and evaluating the results of HMT and customer testing, generating standards and performing source audits.

     - Supplier Quality Engineering. Because quality assurance is a critical aspect of the Company's strategy, the emphasis on quality must extend to the supplier level. The Supplier Quality
       Engineering group is responsible for ensuring incoming product quality through auditing suppliers, reviewing process data, establishing internal specifications and creating quality procedures and practices. The group also establishes material specifications, supplier benchmarking and standards for qualification of the supplier base.

     - Reliability and Process Engineering. The Reliability and Process Engineering group is responsible for performing ongoing reliability testing, process improvement testing and new product development testing. Specific functions involve statistical process control analysis, gauge repeatability and reproducibility studies, equipment calibration, process qualification improvements and in-process quality audits.

     - Customer Support. The Customer Support group acts as liaison between the customer and the Company's manufacturing organization. All customer concerns and issues are handled through the group. Other responsibilities include corrective action requests, non-conforming material reviews, return material authorizations and document control.

     Manufacturing Facilities and Capacity

     The Company's manufacturing facilities, distribution center and administrative offices are located in Fremont, California. The Company's Fremont facility received ISO 9001 certification in May 1996. As of June 30, 1997, the Company was operating 18 production scale sputtering lines seven days a week, 24 hours per day for production and development of products. A typical sputtering line consists of one sputtering machine and associated equipment, such as texturizers, lubricators, glide testers and certifiers. The Company recently completed construction of a 124,000 square foot production facility at its Fremont, California site, in which six of its sputtering lines are located. The Company plans to install up to 10 additional production scale sputtering lines in this facility. In addition, the Company completed an expansion of its facility in Eugene, Oregon during fiscal 1997, where it produces aluminum substrates and nickel-plated and polished substrates.

     Because the Company has been operating at close to full capacity, further growth in the Company's net sales will depend on the continued successful expansion by the Company of its manufacturing capacity. There can be no assurance that the Company will be able to successfully increase capacity and the failure to do so could have a material adverse effect of the Company's business, operating results and financial condition.

TECHNOLOGY

     The Company believes that there are a number of factors that are key to establishing and maintaining an advanced technology position. The Company is optimizing non-precious metal alloys, based on a cobalt/chromium/tantalum alloy, for future products with coercivities that can support foreseeable demand for increased storage capacity using relatively inexpensive materials. The Company also has extensive expertise in the deposition of these and other alloys onto disks. The Company uses state-of-the-art static sputtering machines in the development and production of disks. Static machines differ from in-line, pallet machines used by some other disk manufacturers in a number of important respects. Static sputtering machines process one stationary disk at a time, allowing for greater control of alloy deposition and minimizing spatial and temperature variation; use isolated process chambers, permitting the manufacturer to control and optimize each process step separately; and do not require a pallet, reducing the risk of contamination of the disk surface during processing. The Company has further enhanced the performance of sputtering equipment supplied by vendors through internally developed, proprietary and patented modifications.

     The Company believes its unique tribology approach, which minimizes detrimental interaction between the head and disk, is another area of strength. The method involves balancing the inter-relationship between texturizing, carbon overcoating and lubrication. The Company's patented graded zone texture process allows the Company to produce a rougher texture at the disk's inner diameter, while creating a smoother surface on the remainder of the disk. This process provides increased protection where the head most often comes into contact with the disk, while also minimizing the distance between the head and the disk magnetics in other regions of the disk where data is stored and read. A nitrogen-containing carbon overcoat offers superior wear resistance. Application of the Company's in-house blended lubricant results in disks that can withstand an extreme range of temperature and humidity conditions. These additional layers must be thick enough to achieve the desired protection of the disk and thin enough to minimize the distance between the head and the magnetic layer of the disk. The Company believes that its application of these technologies, with particular attention to the inter-relationship between the technologies and their combined effect on disk performance, have enabled it to develop competitive high-capacity disks.

     The Company also devotes considerable resources to developing disks for drives utilizing new head technology. Head technology, traditionally based on flying inductive heads that combine the read and write function within one head, is undergoing significant evolution. Two important new technologies, proximity recording and MR-heads, have emerged and over time are expected to replace traditional inductive technology. The Company believes that proximity recording, such as TRI-PAD or similar technology, which is an extension of current inductive technology that, by design, allows a portion of the head to have intermittent contact with the disk, will be an important technology for the next several years. MR-head technology segregates the read and write function to different elements of the head. By physically disconnecting the writing and readback processes each can be individually tuned for optimized performance. The Company expects that the superior performance offered by MR technology will make it the dominant head technology of the future. In order to take advantage of the technological potential of these new head technologies and enable the Company to play a role in setting design specifications for the disk drive product, HMT works directly with head manufacturers to develop compatible disks. The Company has demonstrated the ability to produce disks for the new head formats through the use of non-precious metal alloys, modified equipment and optimized processes.

     The Company believes that its materials science expertise and ongoing commitment to developing new technologies is critical to remaining competitive and achieving desired operating results. The Company expects its research and development effort to remain focused on alloy and process development, substrate finish and texture, overcoat development, and compatibility with advanced recording concepts. As it has done in the past, the Company intends to conduct many of its development programs directly on active production lines, facilitating transition to high volume commercial production and minimizing development expense. During the fiscal years 1995, 1996 and 1997 and the three months ended June 30, 1997, the Company incurred $3.1 million, $3.8 million, $5.8 million and $1.9 million, respectively, of research and development expenses. The Company believes that its future success depends on its ability to continue to enhance its existing products and to develop new products.

CUSTOMERS, SALES AND SUPPORT

     The Company sells its products directly to independent OEM disk drive manufacturers for incorporation primarily into hard disk drives which are marketed under the manufacturers' own labels. The following table sets forth the percentage of net sales attributable to sales to the Company's principal customers in fiscal 1995, fiscal 1996, fiscal 1997 and the three months ended June 30, 1997:

                                                    FISCAL
                                            ----------------------     THREE MONTHS ENDED
                                            1995     1996     1997       JUNE 30, 1997
                                            ----     ----     ----     ------------------
        Maxtor............................  73.7%    40.5%    40.7%            9.7%
        Samsung...........................   0.3      0.1     19.8            27.7
        Iomega............................    --      2.4     12.2            32.1
        Western Digital...................   5.9     35.8     11.9            18.7
        Micropolis........................  11.2      9.1      8.4             1.6

     The Company's other customers during fiscal 1997 included Quantum and Hewlett-Packard. Iomega utilizes the Company's disks in its removable media hard disk drives. Due to cessation of its high-end manufacturing operations, Quantum's high-end products are now being manufactured by Matsushita Kotobuki Electronics Industries ("MKE"), and the Company is currently shipping products to MKE. Due to the rapid and frequent development of new disk drive products, it is common in the industry for the relative mix of customers and products to change rapidly, even from quarter to quarter.

     The Company has generally sold its products to customers pursuant to purchase orders and similar short-term arrangements. In June 1996, the Company entered into a long-term supply agreement with Maxtor covering the supply of disks to Maxtor through June 2001. While this agreement contemplates a significant increase in the purchases of disks by Maxtor from current levels, it is subject to a number of conditions and qualifications; and there can be no assurance that Maxtor will in fact remain a significant customer during the term of the agreement.

     The Company believes that close technical collaboration with its customers and their other suppliers during the design phase of new disk drives facilitates integration of the Company's products into new disk drives, improves the Company's ability to rapidly reach cost effective high volume manufacturing and enhances the likelihood that the Company will become a primary supplier of thin film disks for new disk drive products. However, the design-in process is ongoing and recurs frequently, and the Company must compete for participation in each new product program, even those of existing customers.

     The Company's customer sales and service efforts are an integral part of maintaining strong customer relations. The sales and service organization processes requests from customers concerning product needs and acts to mobilize the Company's resources to fulfill customer requests.

     Although the Company has broadened its customer base, there are a relatively small number of disk drive manufacturers, and the Company expects that its dependence on a few customers will continue in the future. Additionally, there is the possibility that one or more of the Company's customers could develop or expand their ability to produce thin film disks internally and, as a result, could reduce the level of purchases or cease purchasing from the Company or could sell thin film disks in competition with the Company. There has also been a trend toward consolidation in the disk drive industry that the Company expects to continue. If any of the Company's customers or competitors were to combine and rationalize suppliers and competitive product lines, the Company's business, results of operations and financial condition could be materially adversely affected.

BACKLOG

     The Company's sales are generally made pursuant to purchase orders that are subject to cancellation, modification, quantity reductions or rescheduling without significant penalties. Customers typically provide the Company with forecasts of expected requirements for the next three to six months and submit purchase orders 60 to 90 days in advance of shipment dates. Because these purchase orders may be modified or rescheduled by customers on short notice and without penalty, the Company does not believe that its backlog as of any particular date should be considered indicative of sales for any future period.

COMPETITION

     Competitors in the thin film disk industry fall into three groups: U.S. non-captive manufacturers, Japan-based manufacturers and U.S. captive manufacturers. Historically each of these groups has supplied approximately one-third of the worldwide thin film disk unit output. The Company's primary U.S. non-captive competitors are Akashic, Komag and StorMedia. Japan-based competitors include Fuji, Mitsubishi, Showa Denko and Hoya. Certain of these companies have significantly greater financial, technical and marketing resources than the Company. In addition, U.S. captive manufacturers, which include certain computer manufacturers, as well as disk drive manufacturers such as Seagate, an affiliate of Maxtor and Western Digital, manufacture disks or plan to manufacture disks for their internal use as part of their vertical integration programs. These companies could increase their internal production and reduce or cease purchasing from independent disk suppliers such as the Company. In the event of an oversupply of disks, these customers are likely to utilize their internal capacity prior to purchasing disks from independent manufacturers such as the Company. Moreover, while captive manufacturers have, to date, sold only nominal quantities of thin film disks in the open market, there can be no assurance that such companies will not in the future do so in direct competition with the Company. Furthermore, there can be no assurance that other current and potential customers will not acquire or develop capacity to produce thin film disks for internal use, or that disk manufacturing capacity will not exceed demand. Any such changes could have a material adverse effect on the Company's business, operating results and financial condition. Announcement or implementation of any of the following by the Company's competitors could have a material adverse effect on the Company's business, operating results and financial condition: changes in pricing, product introductions, increases in production capacity, changes in product mix and technological innovation.

     The market for thin film disk products is highly competitive, and the Company expects competition to increase in the future. The Company believes that the principal competitive factors affecting this market include performance, quality, delivery capability and price. The Company believes that its products compete favorably in the high-end segment of the market that it serves, especially with respect to performance and quality. The thin film disk industry is characterized by short product life cycles, ranging from nine to twelve months. As a result, the Company must continually anticipate, and adapt its products to meet, demand for increased storage capacity. There can be no assurance that in the future the Company will be able to manufacture products on a timely basis with the quality and features necessary in order to remain competitive. In addition, the development of technologically innovative products requires substantial investments in research and development.

     The thin film disk industry is characterized by intense price competition. While the Company believes that consumers in the high-end, high-capacity segment of the market in which the Company operates are less sensitive to price, the Company has experienced pricing pressures in the past, and there can be no assurance that the Company will not experience increased price competition in the future. Pricing pressure has included, and may in the future include, demands for discounts, long-term supply commitments and extended payment terms. Any increase in price competition could have a material adverse effect on the Company's business, operating results and financial condition. The Company and certain of its competitors are currently engaged in substantial efforts to increase disk manufacturing capacity. To the extent that these efforts result in industry capacity in excess of levels of demand, the Company could experience increased levels of competition, which could have a material adverse effect on the Company's business, operating results and financial condition.

EMPLOYEES

     As of June 30, 1997, the Company had 1,624 full-time employees, with 1,430 in manufacturing, 57 in research and development, 70 in quality assurance and 67 in administration and marketing. The Company believes it generally has good relations with its employees. None of the Company's employees are represented by a labor union, and the Company has never experienced a work stoppage.

                                    GLOSSARY

AREAL DENSITY: The number of bits of data stored per unit of area.

BIT: The basic unit of storage of information in a computer system. Bits are represented by the presence or absence of changes in orientation of the magnetic domains along a track on the storage media.

BYTE: Equal to eight bits.

CHAMFER: The process of cutting the sharp edges from the inner and outer edges of an aluminum blank.

COERCIVITY: A measure of the magnetic strength of the disk which is expressed in Oersteds.

DISK SPUTTERING LINES: A sputtering system and related equipment such as plating, polishing, texturizing, lubrication and test equipment as well as related handling equipment.

GIGABYTE (GB): Equal to one billion bytes or one thousand megabytes.

GLIDE HEIGHT: The height at which the head can fly over the disk without hitting anything. The glide height is dependent on the smoothness and flatness of the disk.

HEAD OR DISK DRIVE HEAD: Small magnetic transducer that flies above the surface of the disk and performs the functions of reading and writing data on the disk.

INDUCTIVE WRITING AND READING HEADS: Refers to heads which use a single element for both the writing and reading process. In the writing process, a current induces an alternating magnetic field at the magnetic tips of the head. In the reading process, the same element senses the magnetic field from the written bits of data and thereby induces an electrical current.

MAGNETO-RESISTIVE (MR) HEADS: Recording heads that use an inductive thin film element to write data on to the media and read the data with a separate magneto-resistive element. The use of a separate but much more sensitive read element permits data to be recorded and, subsequently, read at much higher track densities than inductive thin film head technology.

MEGABYTE (MB): Equal to one million bytes.

MICROINCH: One millionth of an inch.

MICRON: One millionth of a meter.

NETWORK SERVER OR SERVER: A computer generally configured for the support of concurrent multi-user applications. The server is generally a storage repository of software and data.

OERSTED (OE): A unit of magnetic strength.

PROXIMITY RECORDING: Extension of traditional inductive writing/reading technology which improves performance by bringing transducer into direct contact with disk.

SPUTTERING: A complex vacuum deposition process used to deposit multiple thin film layers on a disk.

STICTION: The static friction that occurs when two smooth surfaces come into contact. A common example is a coin on a wet counter.

SUBSTRATES: The disk material (typically aluminum) onto which the thin layers of material are sputtered.

THIN FILMS: For magnetic disks, films with thickness measured in microinches (millionths of an inch).

THIN FILM DISK OR DISK: A disk incorporating a thin magnetic film capable of storing information in the form of magnetic patterns written and detected by a separate magnetic head within a disk drive.

TRIBOLOGY: Refers to the mechanical interaction between the recording head and the disk.

YIELD: A measure of manufacturing efficiency; the percent of acceptable product obtained from a specific manufacturing process(es).

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 1997 by the Selling Stockholders. The shares being offered by each Selling Stockholder shall be allocated 85% to the U.S. Offering and 15% to the International Offering (subject to rounding adjustments). The Underwriters' over-allotment options shall be allocated among the Company and the Selling Stockholders based on their pro rata portion of the shares to be sold in the Offerings. Percentage of beneficial ownership is based on 41,228,793 shares of Common Stock outstanding as of June 30, 1997 and the number of shares owned as of such date.

                                       SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE                       OWNED AFTER THE
                                          OFFERINGS(1)           SHARES         OFFERINGS(1)(2)
                                      ---------------------      BEING       ---------------------
                                        NUMBER      PERCENT    OFFERED(3)      NUMBER      PERCENT
                                      ----------    -------    ----------    ----------    -------
SELLING STOCKHOLDERS
Summit Ventures III, L.P.(4).........  6,778,429      16.4%     2,440,359     4,338,070      10.5%
Summit Ventures IV, L.P.(4)..........  6,778,429      16.4      2,440,359     4,338,070      10.5
Hitachi Metals, Ltd..................  5,146,744      12.5      1,648,489     3,498,255       8.3
Ronald L. Schauer(5).................  3,146,000       7.6      1,100,000     2,046,000       4.8
Summit Subordinated Debt Fund,
  L.P.(4)............................    909,881       2.2        327,518       582,363       1.4
Michael A. Russak(6).................    840,754       2.0        275,000       565,754       1.3
George J. Hall(7)....................    681,215       1.7        240,000       441,215       1.0
Ronald J. Buschur(8).................    889,986       2.2        235,000       654,986       1.6
Peter S. Norris(9)...................    560,769       1.4        100,000       460,769       1.1
Summit Investors II, L.P.(4).........    253,952         *         91,515       162,437         *
Crossroads SF Limited Partnership....    140,573         *         30,003       110,570         *
Crossroads Capital II Limited
  Partnership........................    106,890         *         28,535        78,355         *
Joseph E. Haefele(10)................    200,374         *         20,000       180,374         *
Bruce C. Edwards(11).................     46,500         *         12,000        34,500         *
Crossroads DPT Limited Partnership...     52,537         *         11,222        41,315         *

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Adjusted to reflect the sale of 1,000,000 shares by the Company in the Offerings.

 (3) Assumes no exercise of the Underwriters' over-allotment options. None of the shares being offered are subject to a repurchase right in favor of the Company.

 (4) Walter G. Kortschak, a director of the Company, is a general partner of the following entities: (i) Stamps, Woodsum & Co. III, the general partner of Summit Partners III, L.P. and Summit Partners SD, L.P., which are the general partners of Summit Ventures III, L.P. and Summit Subordinated Debt Fund, L.P., respectively; (ii) Stamps, Woodsum & Co. IV, the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P.; and (iii) Summit Investors II, L.P.

 (5) Consists of 3,146,000 shares held by Ronald L. Schauer and Marlys A. Schauer, as co-trustees of the Schauer Living Trust u/a/d 3/11/96 ("Schauer Living Trust"). All of the shares being offered hereby are held by the Schauer Living Trust. Includes 1,079,736 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 188,360 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Schauer is President, Chief Executive Officer and Chairman of the Board of the Company.

 (6) Includes 818,899 shares held by Michael A. Russak and Bonnie-Anne Russak, as co-trustees of the Russak Living Trust u/a/d 5/31/96 ("Russak Living Trust"). All of the shares being offered hereby are held by the Russak Living Trust. Includes 21,000 shares held by the Mary Lynn Russak 1996 Irrevocable Trust ("Mary Lynn Russak Trust") and 635 shares held by Dr. Russak's spouse. Mary Lynn Russak, the beneficiary of the Mary Lynn Russak Trust, is a daughter of Dr. Russak. Dr. Russak disclaims beneficial ownership of the shares held in the Mary Lynn Russak Trust. Includes 297,794 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 51,949 shares that are subject to a right of repurchase that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Dr. Russak is Vice President, Research and Development of the Company.

 (7) Consists of 653,715 shares held by George J. Hall and Dianna Lynn Hall, as co-trustees of the George J. Hall Family Trust u/a/d 11/26/92, amended 5/8/96 ("Hall Family Trust") and 27,500 shares held by the Anne T. Hall Foundation ("Hall Foundation"). All of the shares being offered hereby are held by the Hall Family Trust. Mr. Hall disclaims beneficial ownership of the shares held by him as trustee of the Hall Foundation. Includes 297,794 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 51,949 shares that are subject to a right of repurchase that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Hall is Vice President, Operations of the Company.

 (8) Includes 851,546 shares held by Ronald J. Buschur and Lisa A. Buschur, as co-trustees of the Buschur Living Trust u/a/d 3/11/96 ("Buschur Living Trust"), 19,220 shares held by the Ryan Buschur 1996 Irrevocable Trust u/a/d 2/9/96 ("Ryan Buschur Trust") and 19,220 shares held by the Lynsey Buschur 1996 Irrevocable Trust u/a/d 2/6/96 ("Lynsey Buschur Trust"). Subsequent to June 30, 1997, Mr. Buschur transferred 215,760 shares of the Company's Common Stock to the Buschur Living Trust. All of the shares being offered hereby are held by the Buschur Living Trust. Ryan Buschur, the beneficiary of the Ryan Buschur Trust, and Lynsey Buschur, the beneficiary of the Lynsey Buschur Trust, are the children of Mr. Buschur. Mr. Buschur disclaims beneficial ownership of the shares held by him as trustee of the Ryan Buschur Trust and the Lynsey Buschur Trust. Includes 297,794 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 51,949 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Buschur is Vice President, Quality Assurance of the Company.

 (9) Includes 240,857 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 29,214 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Mr. Norris is Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

(10) Includes 55,813 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 9,718 shares that are subject to a right of repurchase in favor of the Company that expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004. Includes 19,740 shares held by Mr. Haefele's spouse. Mr. Haefele was promoted to Vice President of Operations, Fremont of the Company in July 1997.

(11) Includes 13,563 shares held by Bruce C. Edwards and Susan E. Edwards, as co-trustees of the Bruce C. Edwards and Susan E. Edwards Living Trust u/a/d 6/26/91 ("Edwards Living Trust"). Subsequent to June 30, 1997, Mr. Edwards transferred 2,906 shares of the Company's Common Stock to the Edwards Living Trust. All of the shares being offered hereby are held by the Edwards Living Trust. Includes 30,031 shares that are subject to a right of repurchase in favor of the Company that expires ratably beginning January 1997 through January 2000. Mr. Edwards is a director of the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value, and 9,100,000 shares of Preferred Stock, $0.001 par value.

COMMON STOCK

     As of August 13, 1997, there were 41,334,565 shares of Common Stock outstanding held of record by approximately 226 stockholders. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive rights or other subscription rights. There are no redemption or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

WARRANTS

     In connection with the Leveraged Recapitalization, pursuant to a warrant purchase agreement dated November 30, 1995, the Company issued to certain senior lenders (the "Warrantholders") warrants to purchase an aggregate of 701,344 shares of Common Stock at a price of $0.0003 per share. The warrants terminate on November 30, 2002. Upon any reorganization or reclassification, consolidation or merger or any sale or other transfer of substantially all of its assets the warrants may be repurchased by the Company with the consent of the Warrantholders. In the event the Warrantholders do not consent to such repurchase, the warrants must be exercised prior to the consummation of such transaction and will be converted into the right to receive a comparable number of securities or property of the surviving corporation. The warrants include a net exercise provision, and the Warrantholders have the right to cause the Company to repurchase the warrants and any shares issued upon exercise thereof under certain circumstances. Upon payment of the outstanding balance of the senior bank term loan in March 1996, the Company redeemed warrants for 280,550 shares of Common Stock at the Warrantholders' cost ($0.02), leaving a balance of 420,794 shares subject to the remaining warrants. In addition, the Warrantholders have certain registration rights with respect to the shares of Common Stock issuable upon exercise of such warrants. In June 1997, one of the Warrantholders exercised its warrant and sold all of the underlying shares of Common Stock. As of June 30, 1997, a warrant to purchase an aggregate of 210,397 shares of Common Stock remained outstanding.

REGISTRATION RIGHTS

     Pursuant to an agreement between the Company and the holders (or their permitted transferees) of approximately 29,656,057 shares of Common Stock ("Holders"), the Holders are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended (the "Securities Act"). If the Company proposes to register its Common Stock, subject to certain exceptions, under the Securities Act, the Holders are entitled to notice of the registration and are entitled to include, at the Company's expense, such shares therein, provided that the managing underwriters have the right to limit the number of such shares included in the registration. In addition, certain of the Holders may require the Company at its expense on no more than two occasions within six months to file a registration statement under the Securities Act with respect to their shares of Common Stock. Such rights became exercisable in September 1996. Further, certain Holders may require the Company at its expense to register their shares on Form S-3 when such form becomes available to the Company, subject to certain conditions and limitations. Such right expires in March 2001.

     In connection with the issuance of the Convertible Notes, pursuant to the Registration Agreement for the benefit the holders of the Convertible Notes and the Common Stock issuable upon conversion thereof, the Company registered the resale of such securities pursuant to a shelf registration statement. The other registration rights described above do not give any other holders of securities of the Company (other than the Warrantholders) the right to participate in any such registration statement because such registration rights are inapplicable by their terms or, to the extent otherwise applicable, have been waived.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     The Company is governed by the provisions of Section 203 of the Delaware Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of the Company.

     The Company's Certificate of Incorporation and Bylaws also require that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of the stockholders of the Company may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer of the Company or by any person or persons holding shares representing at least 20% of the outstanding capital stock. The Company's Certificate of Incorporation also specifies that the authorized number of directors may be changed only by resolution of the Board of Directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is Boston EquiServe Limited Partnership. Its telephone number is (617) 575-2000.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "International Underwriting Agreement") among the Company, the Selling Stockholders and each of the underwriters named below (the "International Underwriters"), for whom Salomon Brothers International Limited, Alex. Brown & Sons International, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC, are acting as representatives (the "International Representatives"), the Company and the Selling Stockholders have agreed to sell to each of the International Underwriters and each of the International Underwriters has severally agreed to purchase from the Company and the Selling Stockholders the aggregate number of Shares set forth opposite its name in the table below (the "International Securities").

                                                                              NUMBER OF
                           INTERNATIONAL UNDERWRITERS                           SHARES
    ------------------------------------------------------------------------  ----------
    Salomon Brothers International Limited..................................     375,000
    Alex. Brown & Sons International........................................     375,000
    Hambrecht & Quist LLC...................................................     375,000
    Robertson, Stephens & Company LLC.......................................     375,000
                                                                              ----------
              Total.........................................................   1,500,000
                                                                              ==========

     The International Underwriting Agreement provides that the obligations of the International Underwriters to purchase the Shares listed above are subject to certain conditions set forth therein. The International Underwriters are committed to purchase all of the Shares offered by this Prospectus (other than those covered by the over-allotment options described below), if any are purchased. In the event of default by any International Underwriter, the International Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting International Underwriters may be increased or the International Underwriting Agreement may be terminated.

     The International Representatives have advised the Company and the Selling Stockholders that the International Underwriters propose initially to offer such Shares to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a discount not in excess of $0.36 per share. The International Underwriters may allow, and such dealers may reallow, a discount not in excess of $0.01 per share on sales to certain other dealers. After the Offerings, the public offering price and such discounts may be changed.

     The Company and the Selling Stockholders also have entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the U.S. Underwriters named therein, for whom Salomon Brothers Inc, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC, are acting as representatives (the "U.S. Representatives"), providing for the concurrent offer and sale of 9,775,000 of the Shares in the U.S. and Canada (including up to 1,275,000 shares subject to exercise of an underwriters' over-allotment option by the U.S. Underwriters).

     The closing with respect to the sale of the Shares pursuant to the International Underwriting Agreement is a condition to the closing with respect to the sale of the Shares pursuant to the U.S. Underwriting Agreement, and the closing with respect to the sale of Shares pursuant to the U.S. Underwriting Agreement is a condition to the closing with respect to the sale of the Shares pursuant to the International Underwriting Agreement. The initial public offering price and underwriting discounts per Share for the International Offering and the U.S. Offering will be identical.

     Each U.S. Underwriter has severally agreed that, as part of the distribution of the 8,500,000 Shares by the U.S. Underwriters, (i) it is not purchasing any Shares for the account of anyone other than a

United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any Prospectus relating to the U.S. Offering to any person outside of the United States or Canada, or to anyone other than a United States or Canadian Person and (iii) any dealer to whom it may sell any Shares will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any Shares outside of the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

     Each International Underwriter has severally agreed that, as part of the distribution of the 1,500,000 Shares by the International Underwriters, (i) it is not purchasing any Shares for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute this Prospectus to any person in the United States or Canada, or to any United States or Canadian Person and (iii) any dealer to whom it may sell any Shares will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any Shares in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

     The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. Underwriters and International Underwriters. "United States or Canadian Person" means any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, and any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of its source (other than a foreign branch of such entity) and includes any United States or Canadian branch of a person other than a United States or Canadian Person.

     Each U.S. Underwriter that will offer or sell shares of Common Stock in Canada as part of the distribution has severally agreed that such offers and sales will be made only pursuant to an exemption from the prospectus requirements in each jurisdiction in Canada in which such offers and sales are made.

     Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, sales may be made between the International Underwriters and the U.S. Underwriters of such number of Shares as may be mutually agreed. The price of any Shares so sold shall be the public offering price set forth on the cover page of this Prospectus, less an amount not greater than the concession to securities dealers set forth above. To the extent that there are sales between the International Underwriters and the U.S. Underwriters pursuant to the Agreement Between U.S. Underwriters and International Underwriters, the number of Shares initially available for sale by the International Underwriters or by the U.S. Underwriters may be more or less than the amount specified on the cover page of this Prospectus.

     Each International Underwriter has severally represented and agreed that
(i) it has not offered or sold and, prior to the expiration of six months from the closing of the International Offering, will not offer or sell any International Securities in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the International Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the International Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Company and the Selling Stockholders have granted to the International Underwriters and the U.S. Underwriters options to purchase up to an additional 225,000 and 1,275,000 Shares, respectively, at the price to public less the underwriting discount set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. Such options may be exercised at any time up to 30 days after the date of this Prospectus. To the extent such options are exercised, each of the International Underwriters and the U.S. Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the percentage it was obligated to purchase pursuant to the International Underwriting Agreement or the U.S. Underwriting Agreement, as applicable.

     The Company, the Selling Stockholders and all of the executive officers and directors of the Company have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction (except for the shares offered hereby) for a period of 90 days after the date of this Prospectus without the prior written consent of Salomon Brothers Inc, subject to certain limited exceptions. Salomon Brothers Inc currently does not intend to release any securities subject to such lock-up agreements, but may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to such lock-up agreements.

     The International Underwriting Agreement and the U.S. Underwriting Agreement provide that the Company and the Selling Stockholders will indemnify the several International Underwriters and U.S. Underwriters against certain liabilities under the Securities Act, or contribute to payments the International Underwriters and the U.S. Underwriters may be required to make in respect thereof.

     Certain of the Underwriters and their affiliates have been engaged from time to time, and may in the future be engaged, to perform investment banking and other advisory-related services to the Company and its affiliates, including certain of the Selling Stockholders, in the ordinary course of business. In connection with rendering such services in the past, such Underwriters and affiliates have received customary compensation, including reimbursement of related expenses.

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase shares of Common Stock in the open market to cover syndicate short positions or to stabilize the price of the Common Stock. Finally, the underwriting syndicate may reclaim selling concessions from syndicate members in the offering, if the syndicate repurchases previously distributed Common Stock in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Cooley Godward LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Prospectus, Cooley Godward LLP beneficially owns 93,000 shares of Common Stock, of which 60,062 shares are subject to the Company's right of repurchase. In addition, James C. Kitch, a partner of Cooley Godward LLP, is the Secretary of the Company.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated April 22, 1997, and are incorporated by reference herein in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006, and reports, proxy statements and other information concerning the Company can be inspected at said office.

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (together with all amendments and exhibits, the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed fees.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Incorporation of Certain Documents by
  Reference..........................    2
Prospectus Summary...................    3
Risk Factors.........................    6
Use of Proceeds......................   14
Dividend Policy......................   14
Price Range of Common Stock..........   14
Capitalization.......................   15
Selected Consolidated Financial
  Data...............................   16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   17
Business.............................   23
Glossary.............................   34
Selling Stockholders.................   35
Description of Capital Stock.........   37
Underwriting.........................   39
Legal Matters........................   41
Experts..............................   42
Additional Information...............   42

10,000,000 SHARES
HMT TECHNOLOGY
CORPORATION
COMMON STOCK
($.001 PAR VALUE)
LOGO
SALOMON BROTHERS
INTERNATIONAL LIMITED

ALEX. BROWN & SONS
        INTERNATIONAL

HAMBRECHT & QUIST
ROBERTSON, STEPHENS & COMPANY
PROSPECTUS

DATED AUGUST 13, 1997